UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the
Registrant
  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Pitney Bowes Inc.
(Name of Registrant as Specified In Its Charter)

(
Nam
e of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of the 2023

Annual Meeting and

Proxy Statement

Dear Fellow Stockholder:

We cordially invite you to attend our 2023 annual meeting of stockholders (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) scheduled to be held on May 9, 2023 at 9:00 a.m. Eastern Time in a virtual meeting format, via a live webcast.

The Annual Meeting will once again be conducted in a virtual format, which will provide stockholders the ability to participate irrespective of location. Included with this letter are the Notice of Meeting, a proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”) and a GOLD proxy card.

In 2022, Pitney Bowes made significant continued progress in its transformation. We grew equipment sales in SendTech, successfully reconfigured our Global Ecommerce network, added many new, key customer relationships across our businesses and grew revenue in Presort. In the domestic parcel component of Global Ecommerce, we saw positive momentum at the end of the year, driven by improved service levels, higher volumes and increased per parcel gross margin contribution. We believe that this progress positions us well for the future.

Additionally, we continued to see improvements in our client satisfaction scores as well as strength in our employee engagement scores at levels that we believe are consistent with high-performance companies. Throughout the year, we received multiple awards reflecting our quality as an employer, including being named by Forbes to its annual lists of America’s Best Large Employers, Best Employers for Women, Best Employers for Diversity, and earning a score of 100 on the Human Rights Campaign Foundation’s 2022 Corporate Equity Index, recognizing Pitney Bowes as a best place to work for LGBTQ+ equality. These are important achievements as we continue to seek the best talent throughout our industry.

We have also announced the recent appointments of Darrell Thomas, former Treasurer and interim CFO at Harley-Davidson, and Steven D. Brill, a former UPS senior executive, as independent directors of the Board and that directors Michael I. Roth, S. Douglas Hutcheson, and David L. Shedlarz will not stand for re-election at the Company’s 2023 Annual Meeting. We are excited to welcome Darrell and Steve to our Board – who possess deep leadership experience and expertise – and we are immensely grateful for Michael, Doug, and David for their leadership, service, and many contributions over the years.

Your vote is especially important this year because Hestia Capital Partners, LP (together with its affiliates and associates, “Hestia”) has notified us that it intends to nominate five candidates for election at the Annual Meeting. OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OUR BOARD’S RECOMMENDED NOMINEES (INCLUDING ALL EIGHT COMPANY NOMINEES AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY) BY USING THE ENCLOSED GOLD PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN OR VOTE ON ANY WHITE PROXY CARD, SENT TO YOU BY OR ON BEHALF OF HESTIA.

On behalf of everyone at Pitney Bowes, we are grateful for your continued trust and support. Thank you for being a Pitney Bowes stockholder.

Bob Dutkowsky

Non-Executive Chair of the Board

Stamford, Connecticut

March 14, 2023

If you have any questions or require any assistance, please contact our proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 561-6945

Stockholders Call Toll Free: (800) 662-5200

E-mail: PBI@investor.morrowsodali.com

Notice of Annual Meeting of Stockholders:

We are pleased to provide notice of the 2023 annual meeting of stockholders (including any adjournments, postponements or continuations thereof, the “Annual Meeting”) of Pitney Bowes Inc. (the “Company”), scheduled to be held virtually on Tuesday, May 9, 2023 at 9:00 a.m Eastern Time.

Time and Date:	Tuesday, May 9, 2023 at 9:00 a.m Eastern Time

Place:	Via live webcast by visiting www.cesonlineservices.com/pbi23_vm

Record Date:	The close of business on March 10, 2023

Items of Business:

As described in the accompanying proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), the holders of our Common Stock, will be asked to vote upon the following items of business at the Annual Meeting:

1.  Election of nine director nominees to our board of directors (the “Board”);

2.  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2023;

3.  Non-binding advisory vote to approve executive compensation; and

4.  Non-binding advisory vote on the frequency of future advisory votes to approve executive compensation.

Stockholders will also act on such other matters as may properly come before the Annual Meeting.

Voting:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed GOLD proxy card to vote by Internet at www.proxyvoting.com/PBI, or by completing and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are urged to submit an enclosed GOLD proxy card, even if their shares were sold after such date. More information on voting your GOLD proxy card and attending the Annual Meeting can be found in the accompanying Proxy Statement and the instructions on the GOLD proxy card.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF OUR BOARD’S RECOMMENDED NOMINEES (INCLUDING ALL EIGHT COMPANY NOMINEES AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY) UNDER PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” UNDER PROPOSAL 4 USING THE ENCLOSED GOLD PROXY CARD.

Attendance and Participation at the Meeting:

Stockholders as of the Record Date will be able to attend the virtual Annual Meeting by visiting the link above, where you will be able to listen to the meeting live, submit questions, and vote. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/pbi23_vm by 9:00 a.m. Eastern Time on May 8, 2023. More information on attending the Annual Meeting can be found in the accompanying Proxy Statement.

IMPORTANT

Hestia Capital Management LP (together with its affiliates and associates, “Hestia”) has provided notice to the Company of its intent to nominate five directors for election to the Board at the Annual Meeting. When determining the Board’s recommendations on the nominees and matters before the Annual Meeting, the Board has carefully considered the best interests of stockholders and the Company.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OUR BOARD’S RECOMMENDED NOMINEES (INCLUDING ALL EIGHT COMPANY NOMINEES AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY) BY USING THE ENCLOSED GOLD PROXY CARE AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN OR VOTE ON ANY WHITE PROXY CARD SENT TO YOU BY OR ON BEHALF OF HESTIA. If you have already signed any white proxy card provided by or on behalf of Hestia, you have every legal right to change your vote by completing, signing and dating the enclosed GOLD proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the enclosed GOLD proxy card to vote via the Internet. Only your latest dated proxy will count.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST HESTIA NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD.

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 561-6945

Stockholders Call Toll Free: (800) 662-5200

E-mail: PBI@investor.morrowsodali.com

We thank you for your continued support of our Company and look forward to your participation at our Annual Meeting.

By Order of the Board of Directors,

Daniel J. Goldstein

Executive Vice President, Chief Legal Officer & Corporate Secretary

March 14, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2022 are currently available for viewing online free of charge in the “Financial Reporting” subsection of Pitney Bowes’ Investor Relations website at https://www.investorrelations.pitneybowes.com/ or at www.proxyvoting.com/PBI.

In this Proxy Statement, we refer to Pitney Bowes, Inc. as “Pitney Bowes” the “Company,” “we,” and “us,” the Company’s Board of Directors as the “Board,” the Company’s Common Stock, par value $1.00 per share, as the “Common Stock,” and the Company’s 2023 Annual Meeting of Stockholders, including any adjournments, postponements, or continuations thereof, as the “Annual Meeting.”

PROXY SUMMARY

Proxy Summary

The Annual Meeting

Time and Date:	Tuesday, May 9, 2023 at 9:00 a.m Eastern Time

Place:	Via Live Webcast by visiting www.cesonlineservices.com/pbi23_vm

Record Date:	The close of business on March 10, 2023

Voting:

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to VOTE TODAY by following the instructions on the enclosed GOLD proxy card to vote by the Internet at www.proxyvoting.com/PBI or by completing and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Such stockholders are urged to submit an enclosed GOLD proxy card, even if their shares were sold after such date.

Attendance and Participation at the Meeting:

Stockholders as of the Record Date will be able to attend the virtual Annual Meeting by visiting the link above, where you will be able to listen to the meeting live, submit questions, and vote. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/pbi23_vm by 9:00 a.m. Eastern Time on May 8, 2023. More information on attending the Annual Meeting can be found in the accompanying Proxy Statement.

Agenda and Board Recommendations

	Proposal	Board Recommendation
1	Election of Directors	FOR the Company Nominees AND FOR the Recommended Hestia Nominee, Katie May

To elect nine directors to the Board, which constitutes the entire Board. Each of the director nominees is standing for election for a one-year term ending at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until his or her successor has been duly elected and qualified, or until such director’s death, resignation or removal.

2	Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accountants for 2023	FOR
To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3	Non-Binding Advisory Vote to Approve Executive Compensation	FOR

To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement. The Board has determined to hold this advisory vote on an annual basis. The next advisory vote is expected to take place at the 2024 Annual Meeting. The Board will review the results and take them into consideration when making future decisions regarding executive compensation.

4	Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	1 YEAR
To approve, on an advisory basis, that the advisory vote to approve executive compensation occurs every year.

PROXY SUMMARY

Board of Directors

Pitney Bowes is deeply committed to ensuring its Board of Directors is comprised of a strong, engaged, and diverse set of directors, with a balanced mix of experience, skills, leadership expertise, and independent perspectives to execute the Company’s strategy and enhance value for stockholders.

The Board believes that its current leadership structure – separate Chair and CEO, with robust duties and responsibilities for Non-Executive Chair – best serves the objective of effective Board oversight of management of the Company, while leveraging the experience of the Non-Executive Chair to lead the Board.

The Pitney Bowes Board believes that, in planning for Board succession, it is important to ensure Board composition that includes both experienced directors with extensive knowledge of the Company’s businesses, as well as newer directors who can refresh the Board’s collective experience and expertise as business needs require.

Board Refreshment | 2018 – 2023

Additions

•  Darrell Thomas, Former Treasurer and Interim CFO, Harley Davidson (Independent Director, 2023)

•  Steven D. Brill, Former UPS Senior Executive (Independent Director, 2023)

•  Sheila Stamps, Former Financial Services Executive and Former Commissioner & Audit Committee Chair for board of the NY State Insurance Fund (Independent Director, 2020)

•  Mary J. Steele Guilfoile, Chairman of MG Advisors, Inc. (Independent Director, 2018)

•  Robert M. Dutkowsky, Former CEO, Tech Data (Independent Director, 2018)

Departures

•  Michael I. Roth (2023)

•  S. Douglas Hutcheson (2023)

•  David L. Shedlarz (2023)

•  Anne Sutherland Fuchs (2022)

•  Roger Fradin (2019)

•  Eduardo R. Menascé (2019)

•  David B. Snow, Jr. (2019)

•  Linda G. Alvarado (2019)

+5 Additions

-8 Departures

4 of 5 Committee Chair Changes

PROXY SUMMARY

Independence

1 Non-Independent Director
87.5%
Independent
7 Independent Directors

Diversity

3 Non-Diverse Directors
62.5%
Diverse
5 Diverse* Directors

Tenure

> 10 years
2
~5.6 Years
Average Tenure
5-10 years
1
5
< 5 years

Age

1
< 60 years
> 65 years
65.5
Average Age
3
60-65 years

*Includes self-identified gender, ethnic, and LGBTQ+ diversity. All charts represent Continuing Directors only.

PROXY SUMMARY

Governance and Compensation Highlights

Key Corporate Governance Practices Enhancing the Board’s Independent Leadership, Accountability and Oversight

Thoughtful Board Composition
✔ Diverse and highly skilled Board with a range of viewpoints
✔ Women serving as four of the Board’s seven continuing independent directors
✔ Annual consideration of Board composition to ensure appropriate mix of Board tenure, skills and experience
✔ Commitment to Board refreshment, with five directors joining and eight directors leaving the Board since 2018 (including three leaving and two joining this year)

Independence
✔ Separate Chair and CEO, with robust duties and responsibilities for independent Chair
✔ All directors are independent other than the CEO
✔ Policy that no more than two directors should be employees of the Company
✔ Executive sessions at Board meetings

Stockholder Rights
✔ Majority voting in uncontested director elections
✔ Annual election of directors
✔ Majority vote standard for Charter amendments
✔ Majority vote standard for Bylaw amendments
✔ Directors can be removed with or without cause

Strong Corporate Governance Practices
✔ Meaningful stock ownership and retention guidelines for directors and CEO
✔ Policy prohibiting hedging and pledging of Company stock by directors and officers
✔ All directors attend 75% or more of Board meetings
✔ Responsive and active stockholder engagement with regular participation by directors
✔ Annual say-on-pay vote
✔ Comprehensive succession planning for CEO and key executive officers
✔ Focus on regular Board refreshment
✔ Annual Board assessments to align director skills with Company needs

PROXY SUMMARY

Executive Compensation Best Practices
✔ 90% of our CEO’s target total direct compensation and, on average 73% of target total direct compensation for the other NEOs, is variable, and is subject to financial performance metrics

✔ 100% of the annual incentive and long-term stock unit grants are based on pre-established financial objectives

✔ No employment agreements with our executive officers

✔ One-year minimum vesting period for all long-term incentive compensation awards, with accelerated vesting for certain qualifying termination events

✔ One-year minimum post-vesting retention period for all equity-based long-term incentive awards for executive officers

✔ No tax gross-ups on change of control (Change of Control) payments

✔ No crediting of extra years of prior service under our pension plans

✔ No perquisites other than limited financial counselling, an executive physical examination benefit, and spousal travel when accompanying an NEO for business purposes

✔ “Double-trigger” vesting provisions in our Change of Control arrangements

✔ A “clawback” policy that permits the Company to recover incentives from senior executives for gross misconduct or in the event of a significant restatement of financial results

✔ Prohibitions against pledging and hedging of our stock

✔ Executive stock ownership policy that aligns executives’ and directors’ interests with those of stockholders

✔ An annual stockholder advisory vote on executive compensation

✔ A direct line of communication between our stockholders and the Board

✔ Use of tally sheets to review each component of executive officer compensation

✔ Market comparison of executive compensation; against a peer group and survey data

✔ Use of an independent compensation consultant that advises the Committee directly on the Company’s compensation structure and actions and performs no other services for the Company

✔ Investor outreach regarding governance and executive compensation in spring and fall of each year

PROXY SUMMARY

Stockholder Outreach

QUESTIONS AND ANSWERS

Questions and Answers about the Annual Meeting

Why am I receiving this Proxy Statement? Who is soliciting proxies for the Annual Meeting with this Proxy Statement?

You are receiving this Proxy Statement and the enclosed GOLD proxy card because you were a holder of our Common Stock as of the Record Date, and the Board is soliciting your proxy to vote your shares of our Common Stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting.

Members of the Board, director nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting (each such person, a “Participant”). For more information on the Participants in the Board’s solicitation, please see “Additional Information Regarding Participants in the Solicitation” in Appendix A to this Proxy Statement.

Who is Hestia? How are they involved in the Annual Meeting?

On January 23, 2023, the Company received notice from Hestia Capital Partners, LP (together with its affiliates and associates, “Hestia”), an activist hedge fund, stating its intention to nominate five candidates for election to the Board at the Annual Meeting (the “Hestia Nominees”). You may receive proxy solicitation material from Hestia, including a white proxy card. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Hestia or any other statements that they may otherwise make.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OUR BOARD’S RECOMMENDED NOMINEES (INCLUDING ALL EIGHT COMPANY NOMINEES AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY) BY USING THE ENCLOSED GOLD PROXY CARD AND DISREGARD ANY MATERIALS, AND DO NOT SIGN, RETURN OR VOTE ON ANY WHITE PROXY CARD, SENT TO YOU BY OR ON BEHALF OF HESTIA.

While you may use Hestia’s white proxy card to vote for the Company’s nominees, we encourage you to instead vote “FOR” the Company’s recommended director nominees (including all eight Company Nominees and the one Recommended Hestia Nominee, Katie May), “FOR” each of Proposals 2 and 3 and “1 YEAR” under Proposal 4 on the universal GOLD proxy card by the internet or by completing, signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or by voting virtually at the Annual Meeting. Only the latest-dated proxy you submit will count.

How many seats on the Board are up for election at the Annual Meeting?

There are nine seats on the Board up for election at the Annual Meeting.

The Board currently has 11 members. Three current directors – S. Douglas Hutcheson, Michael I. Roth and David L. Shedlarz – are not standing for re-election at the Annual Meeting, reducing the number of incumbent directors up for election at the Annual Meeting to eight directors (the “Continuing Directors”). In connection with these departures from the Board, effective at the Annual Meeting, the Board has determined to reduce the size of the Board from 11 directors to nine directors, which will leave one vacancy on the Board. After evaluating the size of the Board, its recent refreshment efforts and the Hestia nominees, the Board determined that in addition to the eight Company Nominees, it would also recommend that the Recommended Hestia Nominee, Katie May, be elected to fill the one remaining vacancy. Following the Annual Meeting, the Board will have nine members.

What matters am I voting on? How does the Board recommend that I vote on these matters?

Proposal 1: Election of Directors

The Board is asking stockholders to elect nine directors to the Board, which constitutes the entire Board. Each of the director nominees is standing for election for a one-year term ending at the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until his or her successor has been duly elected and qualified, or until such director’s death, resignation or removal.

QUESTIONS AND ANSWERS

The Board is recommending for the election of eight of its 11 incumbent directors (the “Company Nominees”). For more information on the Company Nominees, please see “Proposal 1: Election of Directors – Company Nominees” on page 43 of the Proxy Statement. The Board is also recommending for the election of Katie May, one of the Hestia Nominees (the “Recommended Hestia Nominee”). You may vote for each of these nine director candidates on the enclosed universal GOLD proxy card.

The Board unanimously recommends that stockholders vote “FOR” all of the Board’s recommended director nominees (including all eight Company Nominees and the one Recommended Hestia Nominee).

The Board also recommends that you either do not vote on the remaining four Hestia Nominees opposed by the Company, or that you instead vote “WITHHOLD” on these nominees.

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accountants for 2023

Stockholders are being asked to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board unanimously recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for 2023.

Proposal 3: Non-binding Advisory Vote to Approve Executive Compensation

The Board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement. The Board has determined to hold this advisory vote on an annual basis. The next advisory vote is expected to take place at the 2024 Annual Meeting. The Board will review the results and take them into consideration when making future decisions regarding executive compensation.

The Board unanimously recommends that stockholders vote FOR the approval of executive compensation on an advisory basis.

Proposal 4: Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

The Board is asking stockholders to approve, on an advisory basis, that the advisory vote to approve executive compensation occurs every year.

The Board unanimously recommends that stockholders vote 1 YEAR to conduct future advisory votes to approve executive compensation every year.

How do I vote?

If you are a registered stockholder (that is, you hold shares in your name directly on the books of our transfer agent, Broadridge Corporate Issuer Solutions (“Broadridge”), and not through a bank, broker or other nominee) you may choose one of two methods to submit your proxy to have your shares voted in advance of the Annual Meeting:

•

Internet: You may submit your proxy online via the Internet by accessing the following website and following the instructions provided: www.proxyvoting.com/PBI. You may navigate to the online voting site by entering your 15-digit control number found on the enclosed GOLD proxy card. After receiving printed copies of the proxy materials, have your proxy card ready when you access the site and follow the prompts to record your vote. This vote will be counted immediately and there is no need to mail in any proxy card you may have received.

•	Mail: If you received your Annual Meeting material by mail, you also may choose to grant your proxy by completing, signing, dating and returning the enclosed GOLD proxy card.

If you are the beneficial owner of shares (that is, you held your shares in “street name” through an intermediary such as a broker, bank or other nominee) as of the Record Date, you will receive instructions from

QUESTIONS AND ANSWERS

your broker, bank or other nominee as to how to vote your shares or submit a proxy to have your shares voted. PLEASE USE THE VOTING FORMS AND INSTRUCTIONS PROVIDED BY YOUR BROKER, BANK OR OTHER NOMINEE. In most cases, you will be able to do this by mail or via the Internet. As discussed herein, your broker, bank or other nominee may not be able to vote your shares on any matters at the Annual Meeting unless you provide instructions on how to vote your shares. You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.

PLEASE NOTE THAT THIS YEAR, YOUR PROXY CARD LOOKS DIFFERENT. IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION, UNDER NEW REGULATIONS REQUIRING A “UNIVERSAL PROXY CARD” WHICH ARE DESCRIBED IN MORE DETAIL BELOW. THIS MEANS THE COMPANY’S PROXY CARD IS REQUIRED TO LIST HESTIA NOMINEES IN ADDITION TO THE COMPANY’S NOMINEES. PLEASE MARK YOUR CARD CAREFULLY AND ONLY VOTE “FOR” THE NOMINEES AND PROPOSALS AS RECOMMENDED BY YOUR BOARD: THE COMPANY’S EIGHT NOMINEES AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY. WE ENCOURAGE YOU TO VOTE BY INTERNET TO AVOID POTENTIAL CONFUSION WITH THE UNIVERSAL PROXY CARD. YOU SHOULD ONLY VOTE FOR NINE NOMINEES TOTAL.

Alternatively, you may vote at the virtual Annual Meeting. The Annual Meeting will be held online via a live webcast at www.cesonlineservices.com/pbi23_vm. You may only participate in the virtual meeting by registering in advance at www.cesonlineservices.com/pbi23_vm prior to the deadline of 9:00 a.m. Eastern Time on May 8, 2023. Please have your voting instruction form, proxy card or other communication containing your control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee to participate in the Annual Meeting. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares on the GOLD proxy card TODAY by Internet or mail to ensure that your votes are counted at the Annual Meeting.

What is a proxy? What shares are included on a proxy card?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Marc Lautenbach and Daniel Goldstein as the Company’s proxies for the Annual Meeting.

Each proxy or voting instruction card represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, some of your shares are registered directly in your name with the Company’s transfer agent, or some of your shares are held in street name through a broker, bank or other nominee. Please vote the shares on each GOLD proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.

Can I change my vote or revoke my proxy?

Yes. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•	Delivering written notice of revocation to the Corporate Secretary at 3001 Summer Street, Stamford, Connecticut 06926 that is received on or before 5:00 p.m. Eastern Time on May 8, 2023;
•	Delivering a properly executed proxy card bearing a later date than the proxy that you wish to revoke;
•	Submitting a later dated proxy over the Internet in accordance with the instructions on the proxy card; or
•	Voting your shares electronically during the Annual Meeting.

If your shares are held in street name, you should contact your broker, bank or other nominee to change your vote or revoke your proxy.

QUESTIONS AND ANSWERS

If you have previously submitted a white proxy card sent to you by Hestia, you may change your vote by completing, signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided, or by voting via the Internet by following the instructions on the GOLD proxy card. Please note that submitting a white proxy card sent to you by Hestia will revoke votes you have previously made via the Company’s GOLD proxy card.

What is the deadline for voting?

The deadline for voting by Internet is 11:59 p.m. Eastern Time on May 8, 2023. Votes cast by mail must be received no later than the start of the Annual Meeting. If you attend the virtual Annual Meeting, you may vote your shares electronically during the meeting.

Who is entitled to vote? How many shares are outstanding? How many votes do I have?

You are entitled to vote at the Annual Meeting if you owned shares of our Common Stock as of the close of business on the Record Date. On the Record Date, 175,315,880 shares of our Common Stock were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote. Cumulative voting is not permitted in the election of directors.

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals?

Proposal	Vote Required	Effect of Abstentions or Withhold Votes	Effect of Broker Non-Votes

Proposal 1: The election of nine director nominees to the Board.	Plurality of the votes properly cast, meaning that the nine nominees receiving the most votes “FOR” their election will be elected to our Board.	Withhold votes have no effect on the outcome of the election of directors.	Broker discretionary voting is not permitted, and broker non-votes have no effect on the outcome of this proposal.

Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accountants for 2023.	Majority of the votes cast on the question entitled to vote thereon.	An abstention has no effect on the outcome of the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3: Non-binding Advisory Vote to Approve Executive Compensation (commonly known as a “say-on -pay resolution”).	Majority of the votes cast on the question entitled to vote thereon.	An abstention has no effect on the outcome of the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

QUESTIONS AND ANSWERS

Proposal	Vote Required	Effect of Abstentions or Withhold Votes	Effect of Broker Non-Votes
Proposal 4: Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation.	Majority of the votes cast on the question entitled to vote thereon, provided that stockholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast.	An abstention has no effect on the outcome of the proposal.	Broker discretionary voting is not permitted, and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR BOARD’S RECOMMENDED NOMINEES (THE EIGHT COMPANY NOMINEES AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY) ON PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” UNDER PROPOSAL 4 USING THE ENCLOSED GOLD PROXY CARD.

How will shares be voted on the universal GOLD proxy card?

The shares represented by any GOLD proxy card that is properly completed, executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made on the card, whether it is returned by mail or Internet.

If you return a validly executed and dated GOLD proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of all nine director nominees recommended by our Board (including all eight Company Nominees and the one Recommended Hestia Nominee, Katie May) as set forth on the GOLD proxy card (Proposal 1); “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2023 (Proposal 2); “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay resolution”) (Proposal 3); and “1 YEAR” for the approval, on an advisory basis, that the advisory vote to approve executive compensation occurs every year (Proposal 4).

Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all GOLD proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed GOLD proxy card.

Will my shares be voted if I do nothing? What is a broker non-vote?

If you are a registered shareholder of record (i.e., you own your shares directly on the books of our transfer agent and not through a broker) and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange rules applicable to brokers determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you. If you are a street name holder and a broker provides you with competing proxy materials from Hestia (in addition to

QUESTIONS AND ANSWERS

the Company’s proxy materials), the broker may not vote your shares with respect to any of the proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions. This is referred to as a “broker non-vote.” In these cases, those shares will not be considered votes cast on the proposals to be considered at the Annual Meeting.

What if I receive more than one universal GOLD proxy card or set of proxy materials from the Company?

If your shares are held in more than one account, you will receive more than one universal GOLD proxy card, and in that case, you can and are urged to vote all of your shares by completing, signing, dating and returning all universal GOLD proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote via the Internet, please vote using each universal GOLD proxy card you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count. Please sign each proxy card exactly as your name or names appear on the proxy card. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

If Hestia proceeds with its previously announced proxy solicitation, the Company will likely conduct multiple mailings prior to the Annual Meeting to ensure stockholders have the Company’s latest proxy materials to vote. The Company will send you a new universal GOLD proxy card with each mailing, regardless of whether you have previously voted. We encourage you to vote every GOLD proxy card you receive. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by our Board, then you should only submit GOLD proxy cards.

What should I do if I receive a white proxy card from Hestia?

You may receive proxy solicitation materials from Hestia.

Our Board strongly urges you NOT to sign or return any white proxy card sent to you by Hestia. While you may vote for the Company’s Nominees on either the Company’s proxy card or Hestia’s proxy card, we still strongly encourage you to use the universal GOLD proxy card to vote your shares, regardless of how you intend to vote.

If you have previously submitted a proxy card sent to you by Hestia, you can revoke it and vote “FOR” the director nominees recommended by our Board by completing, signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided, or by following the instructions on the GOLD proxy card to vote via the Internet. Only the latest validly executed proxy that you submit will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described above. If you attend and validly vote at the Annual Meeting, your proxy will not be used.

Our Board unanimously recommends using the enclosed universal GOLD proxy card to vote “FOR” each of our Board’s recommended nominees (including all eight Company Nominees and the one Recommended Hestia Nominee). Our Board recommends that you DISREGARD any white proxy cards that you may receive.

QUESTIONS AND ANSWERS

What happens if Hestia withdraws or abandons its solicitation or fails to comply with the new rules and I already granted proxy authority in favor of Hestia?

Stockholders are encouraged to submit their votes on the universal GOLD proxy card. If Hestia withdraws or abandons its solicitation or fails to comply with the universal proxy rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted universal GOLD proxy card. If Hestia withdraws or abandons its solicitation or fails to comply with the universal proxy rules any votes cast in favor of Hestia’s nominees will be disregarded and not be counted, whether such vote is provided on the Company’s universal GOLD proxy card or on Hestia’s white proxy card.

What is a universal proxy? Will it be used in connection with the Annual Meeting?

The SEC recently adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “universal proxy rules,” requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. This means that all of the Company’s nominees and any dissident nominees will be listed on each proxy card that is sent to stockholders in connection with a contested meeting. Stockholders may vote for nominees from either or both of the Company’s slate and the dissident slate, but in any event may not vote for more nominees than there are seats available to be filled. Even though we are required to include the Hestia nominees on our universal GOLD proxy card, it does not mean that we recommend voting for them. Your Board is ONLY recommending that stockholders vote for the eight Company Nominees and the one Recommended Hestia Nominee, Katie May.

Because Hestia Capital Partners, LP (together with its affiliates, “Hestia”) has provided notice of its intent to nominate candidates for election to the Board at the Annual Meeting, this year’s director elections are considered contested, and a universal proxy card will be used. While you may vote for the Company’s nominees on either the Company’s proxy card or Hestia’s proxy card, we still strongly encourage you to use the universal GOLD proxy card to vote your shares, regardless of how you intend to vote.

What happens if I return a universal proxy card but give voting instructions for more than nine candidates?

An “over-vote” occurs when a stockholder submits more votes “FOR” director nominees than there are Board seats up for election. To the extent an over-vote (e.g., voting “FOR” with respect to more than nine nominees on Proposal 1) occurs on a record holder’s universal proxy card and it is not corrected, all of such record holder’s votes on Item 1 regarding nominees will be invalid and will not be counted. In addition, depending on the broker, bank, or other nominee through which you hold your shares, your votes on all other proposals before the Annual Meeting may also be invalid and not counted. We encourage you to vote by Internet to avoid an “over-vote.”

What happens if I return a universal proxy card but give voting instructions for fewer than nine candidates?

An “under-vote” occurs when a stockholder submits fewer votes “FOR” director nominees than there are director seats up for election. To the extent an under-vote (i.e., voting “FOR” with respect to fewer than nine nominees on Proposal 1) occurs on any stockholder’s universal proxy card, your shares will only be voted FOR those nominees you have so marked and “WITHHOLD” for the other nominees. We encourage you to vote by Internet to avoid an “under-vote.”

Who may attend the Annual Meeting?

The Annual Meeting will be held in a virtual-only format. You are entitled to participate in the Annual Meeting only if you were a holder of Common Stock as of the close of business on the Record Date, or your authorized representative or you hold a valid proxy for the Annual Meeting. Stockholders must pre-register in order to attend and vote by ballot at the Annual Meeting. Please see the section below “How do I participate in the Annual Meeting?” for instructions about how to pre-register. Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later are unable or decide not to attend the virtual Annual Meeting.

QUESTIONS AND ANSWERS

How do I participate in the Annual Meeting?

The Annual Meeting will be held online via a live webcast at www.cesonlineservices.com/pbi23_vm.You may only participate in the virtual meeting by registering in advance at www.cesonlineservices.com/pbi23_vm prior to the deadline of 9:00 a.m. Eastern Time on May 8, 2023. Please have your voting instruction form, proxy card or other communication containing your 15-digit control number available and follow the instructions to complete your registration request. If you are a beneficial holder, you must obtain a “legal proxy” from your broker, bank or other nominee to participate in the Annual Meeting. Upon completing registration, participants will receive further instructions via email, including unique links that will allow them to access the meeting.

Stockholders may log into the meeting platform beginning at 8:30 a.m. Eastern Time on May 9, 2023. We encourage you to log in prior to the meeting start time. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting.

Additional information and our proxy materials can also be found at www.proxyvoting.com/PBI. If you have any difficulty following the registration process, please email PBI@investor.morrowsodali.com or call (800) 662-5200.

May I submit questions during the Annual Meeting?

Yes. We expect that members of the Board and management, as well as representatives of our independent registered public accounting firm, PwC, will attend the virtual Annual Meeting and be available to answer stockholder questions. We will provide our stockholders the opportunity to ask questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on our investor relations website prior to the date of the Annual Meeting, and may include certain procedural requirements.

Why are you conducting a virtual-only Annual Meeting?

We are conducting the Annual Meeting in a virtual format, similar to the past several years, because it provides our stockholders with expanded access to the Annual Meeting regardless of physical location, and allows stockholders who would not otherwise be able to attend the Annual Meeting the opportunity to do so. Like our prior in-person and virtual annual meetings, we will provide our stockholders with ample opportunity to ask questions at the Annual Meeting.

What if I experience technical issues with the virtual meeting platform?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. We encourage you to access the virtual meeting prior to the start time.

If I can’t attend the Annual Meeting, can I vote later?

We encourage stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials, regardless of whether you think you will be able to attend the Annual Meeting. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

What constitutes a quorum?

You are entitled to vote at the Annual Meeting if you owned shares of our Common Stock as of the close of business on the Record Date. On the Record Date, 175,315,880 shares of our Common Stock were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote.

QUESTIONS AND ANSWERS

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Amended & Restated By-laws (our “By-laws”), a majority of the outstanding voting power of the shares of our Common Stock, present or represented by proxy, and entitled to vote at the Annual Meeting, constitutes a quorum. Where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for purpose of determining whether a quorum is present.

What happens if the Annual Meeting is adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Who will count the votes?

A representative of First Coast Results, Inc. will count the votes and serve as the independent inspector of election at the Annual Meeting.

Where can I find the results of the Annual Meeting?

We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website, https://www.investorrelations.pitneybowes.com/.

How do Dividend Reinvestment Plan participants or employees with shares in the 401(k) plans vote by proxy?

If you are a registered stockholder and participate in our Dividend Reinvestment Plan, or our employee 401(k) plans, your proxy includes the number of shares acquired through the Dividend Reinvestment Plan and/or credited to your 401(k) plan account.

Shares held in our 401(k) plans are voted by the plan trustee in accordance with voting instructions received from plan participants. The plans direct the trustee to vote shares for which no instructions are received in the same proportion (for, against or abstain) indicated by the voting instructions given by participants in the plans.

What if I have shares registered in my name, and also have shares in a brokerage account?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.

If you have any questions or need assistance voting, please contact the Company’s proxy solicitor, Morrow Sodali LLC. Stockholders may call toll-free at 1 (800) 662-5200 or send an email to PBI@investor.morrowsodali.com. Brokers and banks may call collect at 1 (203) 561-6945.

Has the Company received any other notices of director nominations for the Annual Meeting?

Yes, the Company received a notice of director nominations from Guy Phillips dated January 12, 2023, nominating himself to the Board for election at the Annual Meeting. The Board reviewed Mr. Phillips’s nomination notice and candidacy and determined not to nominate him for election at the Annual Meeting. Mr. Phillips indicated that he would not solicit proxies in support of his election to the Board.

QUESTIONS AND ANSWERS

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Delaware law does not provide stockholders any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

How do I request a paper copy of the proxy materials?

A copy of our proxy materials, as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, investorrelations@pb.com. The proxy materials are posted on our website at www.investorrelations.pitneybowes.com and are available from the SEC at its website, www.sec.gov.

Whom do I contact if I have questions about the Annual Meeting?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 561-6945

Stockholders Call Toll Free: (800) 662-5200

E-mail: PBI@investor.morrowsodali.com

BACKGROUND TO THE SOLICITATION

Background to the Solicitation

The summary below details significant contacts between the Company and Hestia beginning in November 2021 through the date of this Proxy Statement. During this period, the Company, under the leadership of the Board and management, has:

•	Engaged extensively with the Company’s stockholders, including Hestia;
•	Recently appointed two new directors, Steven D. Brill and Darrell Thomas;
•	Announced that Board Chair Michael I. Roth and directors S. Douglas Hutcheson and David L. Shedlarz will not stand for re-election at the Annual Meeting;
•

Invested in the build out of its domestic parcel network, with future investments planned for network optimization, transportation efficiencies and new service development, invested in and introduced new products and offerings in its SendTech business, as well as expanding network and investing in upgrading facilities in its Presort business; and

•

Continued its disciplined approach to capital allocation which has allowed the Company to pay out $3.6 billion to its debt and equity investors since 2013, while simultaneously investing $500 million more into the business than the Company received from divestments in this period.

On November 20, 2021, representatives of Hestia contacted the Pitney Bowes investor relations team to set up a conference call to discuss the Company and the recent quarterly results.

On November 23, 2021, Ned Zachar, Vice President of Investor Relations at Pitney Bowes, and Alex Brown, Senior Manager of Investor Relations at Pitney Bowes, held an introductory call, scheduled at Hestia’s request, with Kurt Wolf, Chief Investment Officer of Hestia, and Lee Miles, a senior analyst at Hestia, during which Mr. Zachar and Mr. Brown provided an overview of Pitney Bowes’ businesses.

Following that conversation, over the course of the next several months, Mr. Zachar and Mr. Brown held a number of virtual meetings and engaged in email correspondence with Hestia’s representatives. During this period, the Company gave Hestia the opportunity to provide its input on the Company and to ask questions of Company management, and the Company provided information requested by Hestia, including regarding the Company’s business units and performance.

On March 16, 2022, Marc Lautenbach, President and CEO of Pitney Bowes, Ana Chadwick, the Chief Financial Officer of Pitney Bowes, Mr. Zachar and Mr. Brown held a virtual meeting with Hestia’s representatives, during which Hestia’s representatives discussed its sum-of-the-parts valuation of the Company and the Global Ecommerce business.

Following that conversation, over the course of the next several months, members of Pitney Bowes’ investor relations team continued to hold virtual meetings with Hestia’s representatives concerning Pitney Bowes’ businesses and financial results.

On May 25, 2022, Mr. Miles, on behalf of Hestia, and representatives of certain other Company stockholders attended a tour of Pitney Bowes’ Atlanta facility, which was also attended by several representatives of Pitney Bowes, including Ms. Chadwick, Mr. Zachar, Mr. Brown, business representatives from the Company’s Global Ecommerce and Presort Services units, and external buy- and sell-side analysts.

On June 28, 2022, in a virtual meeting between Ms. Chadwick, the Company’s investor relations team and Hestia’s representatives, the representatives of Hestia shared their views regarding the fair market value of Pitney Bowes stock and confirmed their intent to send a letter to the Board outlining Hestia’s perspective on the Company’s value.

On July 1, 2022, in a subsequent virtual meeting between Mr. Wolf, on behalf of Hestia, and the Company’s investor relations team, Mr. Wolf outlined his thesis for value creation at Pitney Bowes and reiterated his intent to document this thesis in a letter to the Board.

BACKGROUND TO THE SOLICITATION

On July 6, 2022, Hestia sent a non-public letter to the Board which summarized its thesis for value enhancement at Pitney Bowes. The thesis centered on (i) the spin-off or sale of Global Ecommerce or certain business units within Global Ecommerce, (ii) authorizing a share repurchase program and (iii) the sale of the Pitney Bowes Bank.

On July 12, 2022, Company management, including Mr. Lautenbach, Ms. Chadwick and Dan Goldstein, the Chief Legal Officer and Corporate Secretary of Pitney Bowes, held a virtual meeting with Mr. Wolf to discuss the contents of Hestia’s July 6 letter, during which Company management requested the assumptions underlying Hestia’s valuation of the Company and its business units. Mr. Wolf declined to provide this information.

Following that conversation and over the course of the next several months, representatives from the Company, including Mr. Lautenbach, Mr. Zachar and Mr. Brown, continued to actively engage with representatives of Hestia, including Mr. Wolf and Mr. Miles, and discuss a range of topics related to the Company, including Hestia’s views on the Company and its performance and strategy, and Hestia’s intentions. This included hosting a tour of the Company’s Global Ecommerce facility in Los Angeles and dinners on September 27 and 28, 2022, which were attended by Mr. Wolf, on behalf of Hestia, along with several of the Company’s other debt and equity holders, and during which Pitney Bowes’ business and capital allocation strategy were discussed.

On October 11, 2022, Hestia sent another non-public letter to the Board stating that Hestia appreciated management’s engagement, and elaborating on certain concerns and suggesting that the Board publicly commit to exploring a divestiture of its Global Ecommerce businesses.

On November 1, 2022, Mr. Wolf emailed Mr. Lautenbach stating that Hestia was nearly a 5% stockholder and requesting a meeting with members of the Board.

On November 10, 2022, members of the Board and Company management, including Michael Roth, the Non-Executive Chairman of the Board, Anne Busquet, the Chairwoman of the Governance Committee of the Board, Linda Sanford, the Chairwoman of the Executive Compensation Committee of the Board, Mr. Lautenbach and Mr, Goldstein met virtually with Mr. Wolf and Mr. Miles, during which meeting Mr. Wolf shared a presentation that included an overview of Hestia, Hestia’s criticisms of the Company’s performance and Hestia’s proposed “solution,” i.e., the designation of new directors and the formation of a new strategy committee.

On November 11, 2022, Mr. Lautenbach held a call with Mr. Wolf to further discuss Hestia’s November 10 presentation.

After the call, Mr. Wolf sent to certain members of Company management and the Board, including Mr. Lautenbach, Mr. Roth, Ms. Busquet and Ms. Sanford a copy of the November 10 presentation and a draft term sheet outlining the key terms of Hestia’s proposed settlement. Such terms included, among others, (i) the appointment of three unnamed directors to the Board, (ii) the resignation of two directors from the Board and (iii) the formation of a four-person ‘Strategic Review Committee’ to be composed of two of Hestia’s nominees, one of which would serve as chair, and two existing directors.

On November 14, 2022, Mr. Roth, on behalf of the Board, sent an email to Mr. Wolf indicating that the Board was always open to evaluating opportunities for Board refreshment and planned to carefully evaluate Hestia’s proposal and requesting the names of Hestia’s three director candidates. Mr. Wolf responded on November 15, 2022 and indicated that two of Hestia’s proposed nominees would be Katie May and another individual, who was not ultimately included in Hestia’s slate (the “Withdrawn Hestia Candidate”).

On November 16, 2022, Mr. Roth, on behalf of the Board, wrote to Mr. Wolf to confirm that Ms. May and the Withdrawn Hestia Candidate were viable director candidates and informed him that the Board was prepared to begin the interview process for each of them as soon as Hestia provided their contact information. Mr. Roth also reiterated the Board’s intent to expeditiously reach a conclusion regarding Hestia’s proposal.

Later that morning, Mr. Wolf sent another draft of the term sheet to Mr. Roth (the “November 16 Term Sheet”). The November 16 Term Sheet was substantially similar to the term sheet sent on November 11; it reiterated that Ms. May and the Withdrawn Hestia Candidate were two of Hestia’s nominees and named Mr. Wolf as Hestia’s third nominee.

BACKGROUND TO THE SOLICITATION

On November 17, 2022, after reviewing the term sheet, Mr. Roth confirmed with Mr. Wolf that Pitney Bowes would invite all of Hestia’s proposed director candidates to interview as soon as practicable, with a view to determining the suitability of the proposed nominees, and reiterated the Company’s position that the Board should first evaluate Hestia’s proposed director candidates before formally responding to Hestia’s proposal.

On November 17, 2022, a representative of Olshan Frome Wolosky LLP, counsel to Hestia (“Olshan”), proposed Ken McBride as an additional director candidate for Pitney Bowes’ consideration.

On November 21, 2022, Hestia filed a Schedule 13D with the SEC disclosing that it had acquired a 6.9% stake in the Company.

During the week of November 20, 2022, Pitney Bowes shared its director candidate questionnaires with Hestia’s four candidates. Between November 21 and December 2, 2022, certain members of the Board, including Mr. Roth, Ms. Busquet, Ms. Sanford and Mr. Dutkowsky, interviewed Mr. Wolf, Ms. May, Mr. McBride and the Withdrawn Hestia Candidate.

On December 5, 2022, following its review and evaluation of the November 16 Term Sheet, the Board approved a counterproposal which included (i) expanding the size of the Board to 11 directors, (ii) adding Ms. May and the Withdrawn Hestia Candidate to the Board as independent directors, and (iii) amending the charter of the existing Finance Committee, which already charged the Finance Committee to consider and advise the Board on matters related to capital allocation and major corporate transactions, to – in line with the strategy committee proposed by Hestia – explicitly incorporate into the Finance Committee’s charter the Committee’s consideration of the intersection between the Company’s strategy and the implications of that for capital allocation and corporate transaction decision.

Later on December 5, 2022, a representative of Cravath, Swaine and Moore LLP, counsel to Pitney Bowes (“Cravath”), sent a revised term sheet to a representative of Olshan, with the Board-approved counterproposal. On a call with a representative of Cravath later that day, a representative of Olshan rejected the counterproposal, indicating that Hestia would only accept a settlement which included three of Hestia’s director candidates being appointed to the Board. Later that day, a representative of Olshan emailed a revised term sheet to Cravath, which was substantially similar to the November 16 Term Sheet, save that it accepted the Company’s proposal to amend the charter of the existing Finance Committee rather than create a new committee, as originally proposed by Hestia. The next day, Olshan reiterated this position to a representative of Cravath and a representative of J.P. Morgan Securities LLC (“J.P. Morgan”), financial advisor to Pitney Bowes.

On December 7, 2022, a representative of Cravath sent an email to a representative of Olshan confirming that the Board was not prepared to add Mr. Wolf to the Board, as the Board had concluded that he lacked the skill set, experience and track record necessary to positively impact the Company’s operations and create value for its stockholders, but was prepared to appoint Ms. May and the Withdrawn Hestia Candidate to the Board. The representative of Olshan indicated that Mr. McBride would be an acceptable alternative to Mr. Wolf as the third director candidate.

Later that day, a representative of Olshan confirmed that Hestia’s “best and final” offer would be a Board including Ms. May, the Withdrawn Hestia Candidate, and one of either Mr. Wolf or Mr. McBride.

Following these meetings, members of the Board determined that it was in the best interests of the Company to reject Hestia’s offer, primarily because the Board deemed Mr. Wolf and Mr. McBride to be unsuitable director candidates.

On December 9, 2022, representatives of Cravath and J.P. Morgan had a call with a representative of Olshan where they noted the Board’s concerns with Mr. Wolf and Mr. McBride as candidates and reiterated that Pitney Bowes remained open to a settlement with two directors proposed by Hestia.

On December 12, 2022, Hestia issued an open letter to the Company’s stockholders, in which it criticized the Company’s engagement with Hestia and its proposed director candidates and announced plans to nominate a majority slate of director candidates to the Board, including a proposed interim CEO. Also on the same day, Hestia filed an amended Schedule 13D with the SEC, disclosing a 7.2% stake in Pitney Bowes.

BACKGROUND TO THE SOLICITATION

On December 13, 2022, a representative of Olshan requested a copy of the representation agreement required by Pitney Bowes’ By-laws to be signed by any director candidate nominated by a stockholder, which was provided by a representative of Sidley Austin LLP, counsel to Pitney Bowes (“Sidley”).

On January 11, 2023, a representative of Sidley met with a representative from Olshan and explored potential settlement terms. During this meeting, the Olshan representative indicated that Hestia might be willing to settle for three mutually acceptable independent directors – excluding Mr. Wolf or any other person affiliated with Hestia.

On January 16, 2023, a representative of Sidley had a call with a representative from Olshan to follow up on their previous meeting. Among other things, the Olshan representative confirmed that the three mutually acceptable directors would not include Mr. Wolf or any other person affiliated with Hestia. The Olshan representative also confirmed that at least one incumbent director would have to depart the Board. He said that Hestia would not object to Mr. Lautenbach remaining CEO. In terms of director candidates, the Sidley representative indicated that Ms. May and the Withdrawn Hestia Candidate would continue to be acceptable to the Board, but that the Board would object to Mr. McBride because his appointment could be damaging for the Company. Later that day, the Olshan representative emailed the Sidley representative, explaining that the Withdrawn Hestia Candidate would not be available for a settlement unless the majority of the Board turns over.

On January 18 and 19, 2023, the representative of Sidley and the representative from Olshan had an email exchange, during which the Sidley representative promised to revert with feedback from the Board to Hestia’s proposal early or mid-week of the Week of January 23.

On January 23, 2023, Hestia delivered a nomination notice to Mr. Goldstein, informing Pitney Bowes of Hestia’s nomination of a majority slate of seven director candidates to the Board: Milena Alberti-Perez, Todd A. Everett, Carl J. Grassi, Ms. May, Mr. McBride, Lance E. Rosenzweig and Mr. Wolf (the “Hestia Nominees”). This was the first time that Hestia had made the names of Ms. Alberti-Perez, Mr. Everett, Mr. Grassi, and Mr. Rosenzweig known to Pitney Bowes. Later that morning, Hestia issued a press release announcing its nominations. Hestia also released a presentation outlining the background to its campaign and providing additional details on Hestia’s nominees.

Later that day, Pitney Bowes issued a press release stating, among other things, that, consistent with its fiduciary duties to stockholders and the Company’s governing documents, the Board would review Hestia’s nominations and highlighted the Company’s continuing interest in considering well-qualified candidates to join the Board and the Company’s offer to appoint two candidates proposed by Hestia to the Board in December.

Also on January 23, 2023, Hestia delivered a letter to the Board requesting that the Board take action such that the election of the Hestia Nominees would not be a considered a change in control under certain of the Company’s material contracts and agreements.

Later that day, the Sidley representative called the Olshan representative to deliver a counterproposal on behalf of the Board, pursuant to which the Board would agree to (i) appoint Ms. May plus two other mutually agreed-upon independent directors to the Board and (ii) one director would depart the Board. In exchange, the Board expected a standstill lasting through the 2024 annual meeting. Later that day, after consulting with Hestia, the Olshan representative reverted via email and indicated that Hestia would require no less than three of its nominees to be appointed to the Board and at least two incumbent directors to depart. He also stated that a two-year standstill would be out of question.

On January 24, 2023, Hestia delivered a books and records demand for stockholder list materials to the Company.

Also on January 24, 2023, Hestia filed an amended Schedule 13D with the SEC that included the details of Hestia’s Board nominations.

On January 31, 2023, Sidley sent a letter to Olshan in response to Hestia’s books and records demand, and subsequently provided the requested materials. On the same day, Sidley sent a letter to Olshan in response to Hestia’s letter regarding the change in control provisions under the Company’s material contracts, stating that the Board would consider approving the Hestia Nominees for the sole purpose of these change in control provisions.

BACKGROUND TO THE SOLICITATION

On February 9, 2023, a representative of Sidley held a call with a representative of Wilson Sonsini Goodrich & Rosati, counsel to Hestia (“Wilson Sonsini”), to discuss potential settlement terms. As authorized by the Board, the representative of Sidley offered a settlement that included (i) the appointment of three new directors to the Board: Ms. May and Mr. Everett (provided that his competition issues could be resolved) as well as one mutually agreed independent director; (ii) the resignation of two of Pitney Bowes’ existing directors; and (iii) a one-year standstill, to be extended in the event the Hestia nominees would be renominated for the 2024 annual meeting. The representative of Wilson Sonsini conveyed that Hestia, despite never having raised the point in previous discussions, would only accept a settlement that involved the resignation of both CEO Mr. Lautenbach and Chairman Mr. Roth.

On the same day, Sidley sent a letter to Olshan confirming that the Board had approved the Hestia Nominees for the sole purpose of the change in control provisions in certain of the Company’s debt instruments.

On February 14, 2023, Mr. Wolf emailed members of the Board, including Mr. Roth, Ms. Busquet and Ms. Sanford, with yet another “final offer,” which included the following: (i) three directors designated by Hestia would be immediately added to the Board (provided that Mr. Wolf would not be one of the directors added, if that be the Board’s preference); (ii) the Board would implement a mandatory retirement age for directors of 75 years of age, effective as of the 2024 Annual Meeting; (iii) Mr. Lautenbach would not be nominated at the Annual Meeting; (iv) no directors, other than the three Hestia nominees referenced above, would be added to the Board through 2024, unless accompanied by an equal number of retirements of currently serving directors, notwithstanding the demanded retirement of Mr. Lautenbach; (v) the Board would commit to replacing the CEO; (vi) the Board would immediately form a committee focused solely on CEO succession planning that would (a) include four independent directors with less than a decade of service, including two Hestia designees and two incumbent directors, (b) be co-chaired by a Hestia designee and an incumbent director, (c) be empowered to retain independent advisors to run a CEO search, and (d) act in an advisory role, while the Board would retain authority to select the next CEO; and (vii) that Hestia would agree to customary settlement terms, including a one-year standstill agreement.

On February 21, 2023, Mr. Roth and Ms. Busquet had a call with Mr. Wolf to discuss Hestia’s recent settlement proposal. As authorized by the Board, Mr. Roth rejected Hestia’s proposal and offered a settlement counterproposal that included: (i) a mandatory director retirement age of 75; (ii) the appointment of three new mutually agreed independent directors to the Board, with Hestia to consider candidates identified by an external search firm engaged by Pitney Bowes; (iii) two of Pitney Bowes’ existing directors would not stand for reelection at the Annual Meeting; and (iv) a one-year standstill, along with other customary terms. Mr. Wolf indicated on the call that this proposal would not be acceptable to Hestia and subsequently confirmed this in a subsequent email on February 22, 2023.

On March 2, 2023, the Company announced (i) the appointments of Steven D. Brill and Darrell Thomas to the Board, effective immediately, (ii) that Board Chair Michael I. Roth and directors S. Douglas Hutcheson and David L. Shedlarz would not stand for re-election at the Annual Meeting, and (iii) that Bob Dutkowsky would immediately assume the role of Non-Executive Chair of the Board.

Also on March 2, 2023, the Company filed its preliminary proxy statement with the SEC.

On March 6, 2023, the Company received a notice from Hestia withdrawing Hestia’s nominations of Messrs. Grassi and McBride.

On March 9, 2023, the Company filed a revised preliminary proxy statement with the SEC.

On March 14, 2023, the Company filed this definitive proxy statement with the SEC.

CERTAIN EFFECTS OF HESTIA’S SOLICITATION

Certain Effects of Hestia’s Solicitation

Hestia is seeking to replace five of the directors on our Board at the Annual Meeting. Certain of our material agreements and other legal instruments could be impacted if a “change in control” is deemed to occur if Hestia’s proxy solicitation is successful. Generally, a change in control would be deemed to occur under these material agreements and other legal instruments if current members of the Board cease to constitute at least a majority of the Board as a result of an actual or threatened proxy contest. Immediately following the Annual Meeting, our Board will be composed of nine members, meaning that a change in control could be deemed to occur under these material agreements and other legal instruments if five or more directors are replaced at the Annual Meeting.

The election of the Hestia nominees could be deemed to constitute a change in control under the Amended and Restated Pitney Bowes Inc. 2018 Stock Plan, dated as of May 7, 2018, as amended and restated on May 2, 2022, and under which we have made equity grants to employees, and the Senior Executive Severance Policy, as amended and restated on February 4, 2019. Such a change in control would constitute the first trigger of potential “double-trigger” provisions in these agreements. If any of our employees who is a party to these agreements were to also experience a qualifying termination of employment during the applicable change in control period, that employee would be entitled to enhanced severance benefits and/or accelerated vesting of equity awards.

In addition, the Company has two debt arrangements that also contain similar change in control provisions: (i) the 4.625% notes due 2024, issued March 13, 2014 under the Indenture dated February 14, 2005, by and between the Company and Citibank, N.A. (the “2005 Indenture”), the First Supplemental Indenture, dated October 23, 2007, by and between the Company, Citibank, N.A. and the Bank of New York Mellon (“the “First Supplemental Indenture”), and the Officers’ Certificate dated March 13, 2014 (collectively, the “2024 Notes”), and (ii) the 6.70% notes due 2043, issued March 7, 2013 under the 2005 Indenture, the First Supplemental Indenture and the Officers’ Certificate dated March 7, 2013 (collectively, the “2043 Notes”). The 2024 Notes and the 2043 Notes both contain a “double trigger” change in control provision whereby the first day on which a majority of the members of the Board are not “Continuing Directors” would constitute the first trigger. “Continuing Directors” for purposes of the 2024 Notes and the 2043 Notes means any member of the Board who was a member of the Board on the date of issuance of the 2024 Notes or the 2043 Notes, respectively, or was nominated, elected or appointed with the approval of a majority of the Continuing Directors. If a qualifying downgrade in the Company’s credit rating also occurs during the applicable change in control period, the Company must offer to repurchase all outstanding 2024 Notes and 2043 Notes at a price equal to 101% of the aggregate principal amount of such notes.

Furthermore, pursuant to the Credit Agreement dated as of November 1, 2019, by and among the Company, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A. (the “Credit Agreement”), the occurrence of a “change in control” or similar event under any agreement governing material indebtedness of the Company would constitute a “change in control” and an event of default under the Credit Agreement. As such, the occurrence of “change in control” for purposes of the 2024 Notes or 2043 Notes could result in the occurrence of an event of default under the Credit Agreement.

Due to the potential adverse consequences of such triggers to the Company and its stockholders, the Board has, consistent with its fiduciary duties, taken steps to minimize the effects of the aforementioned change in control provisions in the 2024 Notes and 2043 Notes (and consequently, the Credit Agreement) in the event that the Hestia nominees would comprise a majority of the Board following the conclusion of the Annual Meeting. Specifically, the Board has approved the Hestia nominees for the limited, singular purpose of the aforementioned material agreements and other legal instruments such that they would be considered “continuing directors” for the purposes of such material agreements and other legal instruments so as to avoid triggering the change in control provisions therein in the event the Hestia nominees constituted a majority of the Board following the Annual Meeting.

Additional information about the potential impact of a change in control can be found in the “Executive Compensation—Potential Payments upon Termination or Change in Control” section on page 90 of the Proxy Statement.

CORPORATE GOVERNANCE

Corporate Governance

We encourage stockholders to visit our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Board of Directors” for information concerning charters of the committees of the Board and “Our Company—Leadership & Governance—Corporate Governance” for information concerning governance practices, including the Governance Principles of the Board and the directors’  Code of Business Conduct and Ethics.

Our Business Practices Guidelines, which is the Code of Ethics for employees, including our Chief Executive Officer (CEO) and our named executive officers (“NEOs”), is also available at “Corporate Responsibility—Business Practices.” We intend to disclose any future amendments or waivers to certain provisions of the directors’ Code of Business Conduct and Ethics or the Business Practices Guidelines on our website within four business days following the date of such amendment or waiver.

Key Corporate Governance Practices Enhancing the Board’s Independent Leadership, Accountability and Oversight

Thoughtful Board Composition
✔ Diverse and highly skilled Board with a range of viewpoints
✔ Women serving as four of the Board’s seven continuing independent directors
✔ Annual consideration of Board composition to ensure appropriate mix of Board tenure, skills and experience
✔ Commitment to Board refreshment, with five directors joining and eight directors leaving the Board since 2018 (including three leaving and two joining this year)

Independence
✔ Separate Chair and CEO, with robust duties and responsibilities for independent Chair
✔ All directors are independent other than the CEO
✔ Policy that no more than two directors should be employees of the Company
✔ Executive sessions at Board meetings

Stockholder Rights
✔ Majority voting in uncontested director elections
✔ Annual election of directors
✔ Majority vote standard for Charter amendments
✔ Majority vote standard for Bylaw amendments
✔ Directors can be removed with or without cause

Strong Corporate Governance Practices
✔ Meaningful stock ownership and retention guidelines for directors and CEO
✔ Policy prohibiting hedging and pledging of Company stock by directors and officers
✔ All directors attend 75% or more of Board meetings
✔ Responsive and active stockholder engagement with regular participation by directors
✔ Annual say-on-pay vote
✔ Comprehensive succession planning for CEO and key executive officers
✔ Annual Board assessments to align director skills with Company needs

CORPORATE GOVERNANCE

Board of Directors

CORPORATE GOVERNANCE

Leadership Structure

On March 2, 2023, the Company announced that Robert M. Dutkowsky, an independent director, had assumed the role of Non-Executive Chair of the Board, effective immediately. Mr. Dutkowsky succeeds Board Chair Michael Roth, who has served the Company and its stockholders and provided effective leadership to the Board over many years. The Board thanks Mr. Roth for his service and extends to him its best wishes as he steps down from the Board.

The Board believes it should have the flexibility to establish a leadership structure that works best for the Company at a particular time, and it reviews that structure from time to time, including in the context of a change in leadership. The Board believes that its current leadership structure, with separate roles of Chair and CEO, best serves the objective of effective Board oversight of management at this time and allows our CEO to focus primarily on the operations and management of the Company, while leveraging the experience of the Non-Executive Chair to lead the Board. In addition to chairing the Board and the Executive Committee, as well as serving on other committees, the Chair also attends the meetings of the other committees of which he is not a member. The Chair has historically been actively involved as an advisor to the Chief Executive Officer through frequent conversations, bringing to bear his experiences from his service on other boards. Other members of the Board believe that Mr. Dutkowsky’s range of experiences as a public company CEO and his deep understanding of the Company’s business will provide significant benefit to the Company, the Board, and senior management as the Company transforms its business. Mr. Dutkowsky was chosen as Chair in part due to his extensive experience on other public company boards, including his leadership as Chairman of US Foods’ board of directors.

The Board has established well-defined responsibilities, qualifications and selection criteria with respect to the Chair role. This information is set forth in detail in the Governance Principles of the Board, which can be found on our website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.”

Management Succession Planning

Among the Board’s most important responsibilities is to oversee short and long-term succession planning and leadership development. As part of this process, the Governance Committee oversees long-term and short-term plans for CEO succession. The Board is responsible for evaluating the performance of the CEO and for the selection of successors to that position. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, the ability to motivate employees, and an ability to develop an effective working relationship with the Board. The Governance Principles of the Board of Directors, which are posted on the Company’s website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance,” include additional information about succession planning.

Periodically, but not less than annually, the Board considers management’s recommendations concerning succession planning for senior management roles other than the role of CEO. As part of this process, the Board reviews development plans to strengthen and supplement the skills and qualifications of internal succession candidates. In the past year alone, two individuals have been promoted internally to executive leadership roles (Andrew Gold to lead the Company’s Human Resources function and Shemin Nurmohamed to lead our SendTech business). In addition, Jason Dies was promoted from the President of the SendTech business to a Group Executive role, responsible for overseeing the SendTech and Presort Services business units as well as the functional groups of Human Resources, Information Technologies, Marketing and Communications. This move further aligns the businesses and functions to create even stronger impact across the entire organization.

Board Composition, Skills and Experience Review, and Board Succession Planning

The Governance Committee periodically updates and reviews the skills and types of experience that should be represented on the Board in light of the Company’s current business needs and future strategy. The committee then compares these desired skills and experiences to those of the current Board members to ensure that the identified skills and experiences are represented on the Board. Based upon its review, and on its discussion with the CEO, the committee may recommend to the Board that additional expertise is advisable. The committee would then develop for the Board’s consideration a skills and experience profile to be used in identifying additional Board candidates as appropriate.

CORPORATE GOVERNANCE

The Board, as well as each of its committees, is engaged in an intentional and ongoing process to evaluate both the needs of the Board through looking forward at the skills necessary for the Company as it continues to transform and through reviewing the individual contributions of each Board member and the way that the Board as a whole communicates and works together. As part of this process, the Board circulates to its members on an annual basis a performance assessment questionnaire. The results of the assessment are reviewed by the respective committees, with a view toward taking action to address issues presented. The Governance Committee assesses the contributions of each director annually and determines the skill set required for new members joining the Board. The Chair and Governance Committee chair also have individual conversations with members of the Board. In addition, the Board periodically retains an outside advisor to conduct an assessment of the Board. In the spring of 2022, as part of this governance process, the Board brought in such an advisor, who met with each member of the Board individually to discuss the skills of each member of the Board, the needs of the Board, and the functioning of the Board and governance generally as well as received written feedback from each member of the Board. The advisor then met with the full Board to review the learnings from this work.

The Board believes that, in planning for Board succession, it is also advisable to maintain a Board that includes both experienced directors with extensive knowledge of the Company’s businesses, as well as newer directors who can refresh the Board’s collective experience and expertise as business needs require. To achieve this goal, and instead of relying on a mandatory retirement age, the Board aims to have a mix of years of tenure on the Board between those who have served shorter term, medium term and longer term. Accordingly, the Governance Committee focuses on the range, median, and mean tenures of the Board to go along with other factors it considers in its Board turnover. The Governance Committee also considers factors such as Board size and the advisability of overlapping terms for Board members leaving or joining the Board. The Board values diversity and considers the diversity of its members as part of this assessment of both the current Board and of potential new Board members. The current Board reflects this intentional mix with a combination of long tenured directors who bring significant Company knowledge and expertise to the Board, Board members with a mid-range of tenure, and newer directors who bring fresh perspectives and insights.

This intentional Board planning has led to a number of changes to the Board composition over the past several years. This year, Steven D. Brill and Darrell Thomas have joined the Board. In 2020, Sheila A. Stamps joined the Board. In 2018, two directors joined the Board, Mary Guilfoile and Bob Dutkowsky. Five Board members have also left the Board in recent years. In addition to Board refreshment, the Board has also changed the chairs of three of its committees. In May 2019, Anne Busquet became the chair of the Governance Committee; Doug Hutcheson became the chair of the Finance Committee; and, Linda Sanford became the chair of the Executive Compensation Committee. Below are two charts that illustrate the Board’s refreshment and the range of tenures on the Board after the Annual Meeting, respectively.

Three incumbent directors will not stand for re-election this year: S. Douglas Hutcheson, Michael I. Roth, and David L. Shedlarz. The Board appreciates their leadership and strategic vision over the course of their respective tenures on the Board.

The Board has reviewed its size and determined that a Board of nine members is appropriate at this time. As a result the Board has reduced its size from 11 to nine directors effective at the Annual Meeting, including one director vacancy.

CORPORATE GOVERNANCE

Director Independence

The Board conducts an annual review of the independence of each director under the New York Stock Exchange listing standards and our own standards of independence, which are set forth in the Governance Principles of the Board available on our website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.” In making these determinations, the Board considers, among other things, whether any director or the director’s immediate family members have had any direct or indirect material relationship with Pitney Bowes or its management, including current or past employment with Pitney Bowes or its independent accountants.

Based upon its review, the Board has concluded that the following directors are independent: Steven D. Brill, Anne M. Busquet, Robert M. Dutkowsky, Mary J. Steele Guilfoile, S. Douglas Hutcheson, Michael I. Roth, Linda S. Sanford, David L. Shedlarz, Sheila A. Stamps and Darrell Thomas.

Marc B. Lautenbach is not independent because he is a Pitney Bowes executive officer.

Role of the Board of Directors in Risk Oversight

The Board is responsible for oversight of risk. Management is responsible for risk management, including identification and mitigation planning. The Company has an enterprise risk management program to identify, assess, monitor and address risks across the entire Company and its business operations. The description, assessments, mitigation plans and status for each enterprise risk are developed and monitored by management, including management “risk owners” and an oversight management risk committee.

Both the Audit Committee and the entire Board review on an ongoing basis the structure of the Company’s enterprise risk management program, including the overall process by which management identifies and manages risks. As part of this review, the Board regularly provides feedback to management on its view of ways to continually improve the program. Upon the recommendation of the Governance Committee, the Board assigns oversight responsibility for each of the enterprise-wide risks to either a specific committee of the Board, or to the full Board. The Board and each committee, with the exception of the Executive Committee, are responsible for oversight of one or more risks. The assignments are generally made based upon the type of enterprise risk and the linkage of the subject matter to the responsibilities of the committee as described in its charter or the nature of the enterprise risk warranting review by the full Board. For example, the Finance Committee oversees risks relating to liquidity, the Audit Committee oversees risks relating to internal controls, the Governance Committee oversees risks relating to ESG, and the Executive Compensation Committee oversees risks relating to the Company’s compensation programs. With respect to cybersecurity, management, (comprised of members from multiple disciplines in the Company, including Information Technology, Research and Development, Legal, Privacy, and Internal Audit) provides several detailed reviews of the Company’s cybersecurity efforts and management of that risk to both the full Board and Audit Committee. Under its charter, the Audit Committee has oversight of the enterprise risks relating to the Information Technology function generally, and cybersecurity in particular.

Each enterprise risk and its related mitigation plan is reviewed by either the Board or the designated Board committee on an annual basis. On an annual basis, the Board receives a report on the status of all enterprise risks and their related mitigation plans.

Management and the Board monitor the risks and determine, from time to time, whether new risks should be considered either due to changes in the external environment, changes in the Company’s business, or for other reasons. Management also determines whether previously identified risks should be combined with new or emerging risks. Management reviews with the Board its recommendations on how to adjust the specific enterprise risk for Board approval.

CORPORATE GOVERNANCE

Board Committees and Meeting Attendance

During 2022, each director attended at least 75% of the total number of Board meetings and meetings held by the Board committees on which he or she served. The Board met six times in 2022 for regularly scheduled Board meetings, and the independent directors regularly met in executive session at the conclusion of each of the Board meetings to review the topics discussed during the meeting. The directors also participated in additional ad hoc discussions on a variety of matters throughout the year. Each member of the Board serves on one or more of the five standing committees described below. As the need arises, the Board may establish ad hoc committees of the Board to consider specific issues. Mr. Lautenbach is a member of the Executive Committee.

The members of all other Board committees are independent directors pursuant to New York Stock Exchange independence standards. Each committee of the Board operates in accordance with a charter. The current members of each of the Board committees, and the number of meetings for each committee in 2022, are set forth in the chart below.

It is the longstanding practice and the policy of the Board that the directors attend the annual meeting of stockholders. All of our then-serving directors attended the May 2022 annual meeting of stockholders.

Name	Audit	Executive	Executive Compensation	Finance	Governance
Steven D. Brill			X		X
Anne M. Busquet		X	X		Chair
Robert M. Dutkowsky		Chair	X		X
Mary J. Steele Guilfoile	X			X
S. Douglas Hutcheson		X		Chair	X
Marc B. Lautenbach		X
Michael I. Roth	X	X		X
Linda S. Sanford	X	X	Chair
David L. Shedlarz	Chair	X		X
Sheila A. Stamps	X		X
Darrell Thomas	X			X
Number of meetings in 2022	6	0	7	4	5

Audit Committee

The Audit Committee monitors our financial reporting standards and practices and our internal financial controls to confirm compliance with the policies and objectives established by the Board and oversees our ethics and compliance programs. The Audit Committee appoints independent accountants to conduct the annual audits and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the Audit Committee or the independent accountants believe special emphasis should be directed. The Audit Committee reviews the annual financial statements and independent accountant’s report, invites the independent accountant’s recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the independent accountants and approves their fees. It also reviews our internal accounting controls and the scope and results of our internal auditing activities and submits reports and proposals on these matters to the Board. The Audit Committee is also responsible for overseeing the process by which management identifies and manages the Company’s risks. The Audit Committee meets in executive session with the independent accountants and internal auditor at each Audit Committee meeting.

The Audit Committee also has oversight over the information technology function, cybersecurity risks as well as compliance generally. The Audit Committee regularly discusses cybersecurity with leaders of the technology, information security, privacy and audit functions. The Audit Committee’s Charter is available on the Company’s website at https://www.pitneybowes.com/us/our-company/board-of-directors/audit-charter.html.

CORPORATE GOVERNANCE

The Board has determined that the following members of the Audit Committee are “audit committee financial experts,” as that term is defined by the SEC: Mary J. Steele Guilfoile, Michael I. Roth, David L. Shedlarz and Sheila A. Stamps. All Audit Committee members are independent as defined under the New York Stock Exchange and SEC standards for audit committee independence.

Executive Committee

The Executive Committee can act, to the extent permitted by applicable law and the Company’s Restated Certificate of Incorporation and its By-laws, on matters concerning management of the business which may arise between scheduled Board meetings and as described in the Executive Committee’s charter. The Executive Committee meets on an ad hoc basis when circumstances necessitate. The Executive Committee’s Charter is available on the Company’s website at https://www.pitneybowes.com/us/our-company/board-of-directors/executive-committee-charter.html.

Executive Compensation Committee

The Executive Compensation Committee is responsible for our executive compensation policies and programs. The Executive Compensation Committee chair frequently consults with, and the Executive Compensation Committee meets in executive session with, Pay Governance LLC, its independent compensation consultant. The Executive Compensation Committee recommends to all of the independent directors for final approval policies, programs and specific actions regarding the compensation of the CEO, and approves the same for all of our other executive officers. The Executive Compensation Committee also recommends the “Compensation Discussion and Analysis” for inclusion in our Proxy Statement, in accordance with the rules and regulations of the SEC and reviews and approves stock grants and other stock-based compensation awards. All Executive Compensation Committee members are independent as independence for compensation committee members is defined under the New York Stock Exchange and SEC standards. The Executive Compensation Committee’s Charter is available on the Company’s website at https://www.pitneybowes.com/us/our-company/board-of-directors/executive-compensation-charter.html.

Finance Committee

The Finance Committee reviews our financial condition and capital structure, and evaluates significant financial policies and activities, oversees our major retirement programs, advises management and recommends financial action to the Board. The Finance Committee’s duties include monitoring our current and projected financial condition, reviewing and recommending for Board approval quarterly dividends, share repurchases and other major investment decisions including financing, mergers and acquisitions, divestitures and overseeing the financial operations of our retirement plans. The Finance Committee recommends for approval by the Board the establishment of new retirement and post-retirement benefit plans and any amendments that materially affect cost, benefit coverages or liabilities of the plans. The Finance Committee’s Charter is available on the Company’s website at https://www.pitneybowes.com/us/our-company/board-of-directors/finance-charter.html.

Governance Committee

The Governance Committee generally oversees succession planning for the Board, recommends nominees for election to the Board, recommends membership in, functions of, and the chairs of the Board committees. The Governance Committee also reviews and recommends to the Board the amount and form of compensation to be paid to independent members of the Board, and oversees CEO and senior management succession planning. The Governance Principles of the Board, are posted on our website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.” The Governance Committee reviews and evaluates the effectiveness of Board administration and its governing documents, and reviews and monitors Company programs and policies relating to directors. The Governance Committee also reviews related-person transactions in accordance with Company policy. The Governance Committee’s Charter is available on the Company’s website at https://www.pitneybowes.com/us/our-company/board-of-directors/governance-committee-charter.html.

CORPORATE GOVERNANCE

The Governance Committee also identifies qualified candidates for nomination for election to the Board from a variety of sources, including other Board members, management and stockholders. In connection with this responsibility, the Governance Committee may retain a third-party search firm to assist its members in identifying and evaluating potential nominees to the Board. A discussion of the specific experience and qualifications the Governance Committee has identified for directors and nominees together with the Governance Committee’s approach to evaluating current and prospective directors may be found under “Director Qualifications” on page 39 of the Proxy Statement.

Stockholders wishing to recommend a candidate for consideration by the Governance Committee may do so by writing to: c/o Corporate Secretary, Pitney Bowes Inc., 3001 Summer Street, Stamford, CT 06926-0700. Recommendations submitted for consideration by the Governance Committee must contain the following information: (i) the name and address of the stockholder; (ii) the name and address of the person to be nominated; (iii) a representation that the stockholder is a holder of our stock entitled to vote at the meeting; (iv) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (v) information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (vi) the candidate’s written, signed consent to serve if elected.

If the Governance Committee believes that a potential candidate may be appropriate for recommendation to the Board, there is generally a mutual exploration process, during which the members of the Governance Committee seek to learn more about the candidate’s qualifications, background and interest in serving on the Board, and the candidate has the opportunity to learn more about the Company, the Board, and its governance practices. The final selection of the nominees is within the sole discretion of the Board.

Alternatively, as referenced on page 110 of this Proxy Statement, stockholders intending to nominate a candidate for election by the stockholders at the meeting must comply with the procedures in Article I, Section 5 of the Company’s By-laws. The By-laws are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.”

Environmental, Social and Governance

The Company has had a long-standing commitment to Environmental, Social and Governance (“ESG”) initiatives, and, in 2022 took additional steps to formalize its management and Board oversight thereof. Historically, the Board has overseen various aspects of ESG through discussions on the various components of ESG as part of its consideration of other risks and topics (for instance, as it reviewed talent, culture, and ethics and compliance). In 2022, the Board and management determined that it should also review the Company’s holistic efforts regarding ESG, as well as its individual components. Beginning in 2022, and going forward, both the Governance Committee and the Board as a whole added ESG to its annual cadence of areas for review. The Governance Committee amended its charter to formally add ESG oversight to its listed responsibilities.    In addition, the Board added ESG to the Enterprise Risk Management program.

Included within its oversight is the responsibility of delegating to different Board committees oversight of different aspects of the overall ESG program. The Board modelled this approach on the Audit Committee’s oversight of enterprise risk to include delegation to different committees oversight over specific risks.

The full range of the Company’s efforts with respect to ESG are detailed in the Company’s annual Corporate Responsibility Report. The report published in 2022 can be found at www.pitneybowes.com under the caption “Corporate Responsibility.” Below, is a chart summarizing some of the key metrics in these areas, as well as a more detailed discussion of our focus on the Environmental and Social aspects of ESG.

CORPORATE GOVERNANCE

Environmental

•  Global commitment to sustainable operations by achieving carbon neutrality by 2040 through efficient use of energy in Pitney Bowes sites and fleet, increased use of renewable energy, and offset of carbon emissions

•  A reduction in the environmental impact of Pitney Bowes products via sustainable life cycle of SendTech products, responsible packaging, and minimal impact of waste

Social

•  Longstanding work to combat social inequities by addressing opportunity gaps, supporting initiatives around early childhood education, literacy, STEM, summer learning and workforce preparedness programs with a particular focus on the needs of students in underserved communities

•  High employee engagement reflected in global high performing participation rates and total favorable scores above high performing companies in 4 of our 6 engagement metric areas, including diversity and inclusion

•  Recognized for our culture and commitment to diversity and inclusion:

○   Forbes and Statista List for America’s Best Employers (2022 and 2021)

○   Forbes List for Best Employers for Diversity (2022, 2021, and 2020), Best Employers for Women (2022, 2021, 2020, 2019, and 2018), and World’s Top Female Friendly Companies

○   Human Rights Campaign Foundation’s 2022 Corporate Equality Index for Best Place to Work for LGBTQ Equality (2022 and 2021)

○   2022 Bloomberg Gender Equality Index – 3 of the last 4 years

○   Great Places to Work Institute’s Asia’s Best Workplaces (2022 and 2021), India’s Best Companies to Work for (for the 9th time), and Brazil’s Best Companies to Work for 2022

Governance

•  Maintained Significant Board Diversity:

○   50% of independent directors are women

○   13% of independent directors are Black

○   Women chair 50% of the Board’s committees

•  Continued to refresh Board and plan for succession, with the following changes since 2018:

○   5 directors joined the Board

○   8 directors left or leaving the Board

○   The chairs of 4 Board committees changed

Environment

We have established a global commitment to achieve carbon neutrality in our operations by 2040 through efficient use of energy in our sites and fleet, increased use of renewable and alternative energy, and offset of carbon emissions. We also reaffirmed our commitment to reducing the environmental impact of our products via sustainable life cycle of SendTech products, responsible packaging, and minimal impact of waste. We are using these long-term objectives as a framework to formulate our near-term goals to steer our day-to-day operations and engagement with external stakeholders within our value chain and to pilot sustainability projects as we address the impacts of climate change. We disclose climate-related risks, our carbon emissions, science based targets for reducing GHG emissions, other data both through the Carbon Disclosure Project (CDP) and in our Corporate Responsibility Report. In 2022, we were recognized for this work through receiving the Climate Leadership Award for Goal Achievement from the Center for Climate Solutions.

Social

One of our most important assets is our workforce of approximately 11,000 employees, of which 81% are located in the United States. We also rely on a contingent hourly workforce to supplement our full-time workforce to meet fluctuating demand.

We seek to create a high-performance culture that will drive and sustain enhanced value for all our stakeholders. To attract, retain and engage the talent needed, we provide competitive compensation and strive to maintain a diverse, inclusive and safe workplace, with equitable opportunities for growth and development. Our compensation

CORPORATE GOVERNANCE

programs are designed to reward performance and contribution. We regularly assess the business environments and labor markets in the areas we operate to ensure our compensation programs reflect best practices and are market competitive. Depending on position and level, elements of our compensation packages include base salary or wages, variable compensation based on individual and company objectives and equity. We provide a competitive benefits package fostered on work/life balance, including medical, dental, life and disability insurance, and benefits that provide additional support for our employees’ mental, physical, financial and social well-being.

Diversity and Inclusion. Maintaining a diverse workforce and an inclusive environment is critical to our success and we view diversity and inclusion as a competitive differentiator that helps us attract, grow, engage and retain the best talent. We celebrate a rich mix of countries, cultures, ages, races, ethnicities, gender identities, sexual orientation, abilities, and perspectives that showcase our humanity, differentiate us as individuals and enhance our businesses. Our global workforce is comprised of over 43% women and 35% of our global managers are women. Our U.S. population is nearly 50% people of color and 36% of our U.S. managers are people of color.

We continue to increase diversity and inclusion awareness throughout our company through enhancements and improvements to our talent acquisition processes, cultural awareness training and the creation of allies and mentors to help advance diversity and inclusion in our workforce.

Employee Engagement and Development. We are committed to creating a culture where our employees feel supported and valued. We offer our employees many opportunities to advance their skills, learn new skills and achieve career goals through virtual and in-person development and training programs, professional development initiatives, experiential learning, mentoring and coaching programs and inclusion networks.

Through multiple platforms, we offer employees and candidates varied opportunities to find development opportunities and stay informed about key changes to our business. We also conduct an independent annual employee engagement survey with demonstrated high levels of employee participation. We benchmark our results against our previous year’s performance, as well as against an external database of high-performing organization, with a particular focus on our strategic enablers and implement changes where possible and financially prudent. Each year, we consider the feedback from employees, enhancing our relationship with them.

Health and Wellness. We are committed to providing a safe workplace that protects against and limits personal injury and environmental harm. Through regular evaluations of site safety performance, sharing of successes, and creating projects to engage employees in safety improvements, we identify risks, provide guidance and training, review and learn from accidents, and reduce injuries. We also report monthly to both local site management and senior leadership on safety metrics, trends, risks and regulatory activity. Through these efforts and employee engagement, we have experienced seen significant improvements in our total recordable cases and total recordable incident rates since 2019.

Safety. Since the inception of the COVID-19 pandemic, we implemented numerous protocols, policies and process changes in our warehouses and offices to ensure the health and safety of our employees, suppliers and the surrounding communities. All our offices and facilities are open to employees; however, we have adopted a flexible workplace strategy in our offices, allowing employees that can work remotely the opportunity to continue to do so. For those employees that report to an office or facility, we continue to place an emphasis on maintaining a high level of performance while ensuring a safe work environment.

Stockholder Engagement

It is our practice to contact many of our stockholders over the course of the year to seek their views on various governance topics and executive compensation matters. Our comprehensive stockholder engagement program is supplemented by our year-round investor relations outreach program that includes post-earnings communications, one-on-one conferences, individual meetings and general availability to respond to investor inquiries. We also periodically engage proxy advisory firms for their viewpoints.

CORPORATE GOVERNANCE

The multifaceted nature of this program allows us to maintain meaningful engagement with a broad audience, including large institutional investors, smaller to mid-size institutions, pension funds, advisory firms, and individual investors. In the spring and again in the fall of 2022, we reached out to stockholders representing approximately 50% of outstanding Company shares with the particular purpose of gaining their feedback on governance and compensation issues. We value the feedback we receive concerning the Board’s leadership structure, governance practices, the Company’s proxy statement, and emerging governance and executive compensation issues. With those stockholders who responded to our invitation in 2022, we discussed corporate governance practices, executive compensation policies, and our approach to the Board’s role in risk mitigation oversight, including its oversight of our cybersecurity efforts. We also discussed our approach to Board composition and tenure, the strategic modifier in compensation, and the Company’s approach to Environmental, Social and Governance (“ESG”) including climate change matters. Our investors generally have provided positive feedback on our approach to these various topics.

CORPORATE GOVERNANCE

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Non-Executive Chair of the Board via e-mail at boardchairman@pb.com, the Audit Committee chair via e-mail at audit.chair@pb.com or they may write to one or more directors, care of the Corporate Secretary, Pitney Bowes Inc., 3001 Summer Street, Stamford, CT 06926-0700.

The Board has instructed the Corporate Secretary to assist the Non-Executive Chair, Audit Committee chair and the Board in reviewing all electronic and written communications, as described above, as follows:

•	Customer, vendor or employee complaints or concerns are investigated by management and copies are forwarded to the Chair;
•

If any complaints or similar communications regarding accounting, internal accounting controls or auditing matters are received, they are forwarded by the Corporate Secretary to the General Auditor and to the Audit Committee chair for review and copies are also forwarded to the Chair. Any such matter will be investigated in accordance with the procedures established by the Audit Committee; and

•

Other communications raising matters that require investigation are shared with appropriate members of management in order to permit the gathering of information relevant to the directors’ review and are also forwarded to the director or directors to whom the communication was addressed.

Except as provided above, the Corporate Secretary forwards appropriate written communications, as applicable to the full Board, or to individual directors. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Proposal 1: Election of Directors

Director Qualifications

The Board believes that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented for the Board to oversee management on behalf of our stockholders. In addition, the Board believes that there are certain attributes that each director should possess, as described below. Therefore, the Board and the Governance Committee consider the qualifications of directors and nominees both individually and in the context of the overall composition of the Board.

The Board, with the assistance of the Governance Committee, is responsible for assembling appropriate experience and capabilities within its membership as a whole, including financial literacy and expertise needed for the Audit Committee as required by applicable law and the New York Stock Exchange listing standards. The Governance Committee is responsible for reviewing and revising, as needed, criteria for the selection of directors. It also reviews and updates, from time to time, the Board candidate profile used in the context of a director search, in light of the current and anticipated needs of the Company and the experience and talent then represented on the Board. The Governance Committee reviews the qualifications of director candidates in light of the criteria approved by the Board and recommends candidates to the Board for election by the stockholders at the annual stockholders meeting.

The Governance Committee also looks at the diversity of the Board, seeking to include individuals with a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as experience and geography, as well as race, gender, ethnicity and age.

The Board believes all directors should demonstrate integrity and ethics, business acumen, sound judgment, and the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any conflicts with our interests.

The Governance Committee has identified these skills as part of its periodic examination of the skills of the members of the Board to align with the evolving Company strategy:

•

Experience as a current or recent public company CEO to provide specific insight into developing, implementing and assessing our operating plan and business strategy and to bring expertise in operating a public company.

•	Experience in mailing/logistics/shipping to support our growth businesses.

•	Retail and e-tail experience to bring to our Global Ecommerce business.

•	Small and medium business experience to bring understanding to our significant base of small and medium business clients in our SendTech Solutions business.

•	Financial and capital markets experience for evaluation of financial statements and capital structure.

•	Experience in emerging technology, coupled with an in-depth understanding of our business and markets, to provide counsel and oversight with regard to our strategy.

•	Financial services experience for evaluation of financial opportunities and a deep understanding of the Pitney Bowes Bank and related services.

•	Product management/development experience to provide perspective on innovation.

•	Transformation experience to help us assess opportunities to reposition certain of our businesses.

•	International experience and experience with emerging markets to evaluate our global operations.

•	Other board experience at a publicly traded company to support the goals of transparency, accountability for management and the Board, and protection of stockholder interests.

PROPOSAL 1: ELECTION OF DIRECTORS

•	Diversity to bring different perspectives and experience to the Board.

•	Governance experience to bring oversight perspective and best practices to the Board.

•	CFO experience for evaluation of financial statements and capital structure.

•	M&A experience/acumen for evaluation of strategic opportunities and acquisition processes.

•	Capital allocation experience for insight and perspective into capital allocation opportunities and alternatives.

•	Audit/tax experience to bring financial oversight and risk management controls experience to the Board.

•	Technology and ecommerce to bring perspective in adoption of emerging technologies and growing business segments.

•	Shareholder/investor perspective to ensure responsiveness to investor concerns and constructive shareholder engagement.

The Governance Committee has evaluated which of these skills each independent director brings to the Board. For a discussion of the skills and experiences of the Board and Board Succession Planning, please see page 29 of the Proxy Statement.

PROPOSAL 1: ELECTION OF DIRECTORS

The table below details the various skills brought to our Board by each of our independent directors who are standing for election to the Board at the Annual Meeting:

Independent Directors	Steven D. Brill Retired President of Corporate Strategy at United Parcel Service	Anne Busquet Principal, AMB Advisors, LLC	Robert Dutkowsky Non-Executive Chairman of the Board, US Foods	Mary Steele Guilfoile Chairman, MG Advisors, Inc.	Linda Sanford Retired Senior Vice President, Enterprise Transformation at IBM	Sheila Stamps Former Financial Services Executive and Former Commissioner and Audit Committee Chair of the New York State Insurance Fund	Darrell Thomas Retired Vice President and Treasurer for Harley-Davidson, Inc.

EXPERIENCE AS A CURRENT OR RECENT PUBLIC COMPANY CEO			✔

MAILING / LOGISTICS / SHIPPING EXPERIENCE	✔	✔	✔	✔		✔

RETAIL AND E-TAIL EXPERIENCE	✔		✔	✔

SMB EXPERIENCE	✔	✔	✔			✔

FINANCIAL AND CAPITAL MARKETS EXPERIENCE		✔		✔		✔	✔

EXPERIENCE IN EMERGING TECHNOLOGY		✔	✔		✔

FINANCIAL SERVICES EXPERIENCE		✔	✔	✔		✔	✔

PRODUCT MANAGEMENT / DEVELOPMENT EXPERIENCE	✔	✔	✔	✔	✔

TRANSFORMATION EXPERIENCE	✔	✔	✔	✔	✔	✔	✔

INTERNATIONAL EXPERIENCE	✔	✔	✔	✔	✔	✔	✔

OTHER BOARD EXPERIENCE		✔	✔	✔	✔	✔	✔

GOVERNANCE EXPERIENCE		✔	✔	✔	✔	✔	✔

CFO EXPERIENCE				✔			✔

M&A EXPERIENCE / ACUMEN	✔	✔	✔	✔		✔	✔

CAPITAL ALLOCATION EXPERIENCE	✔		✔	✔		✔	✔

AUDIT / TAX EXPERIENCE		✔		✔	✔	✔	✔

TECHNOLOGY AND ECOMMERCE	✔	✔	✔		✔

SHAREHOLDER/INVESTOR PERSPECTIVE		✔		✔	✔	✔

DIVERSITY		✔		✔	✔	✔	✔

When evaluating and recommending new candidates, the Governance Committee assesses the effectiveness of its criteria and considers whether there are any skill gaps that should be addressed. The Governance Committee looks for candidates who offer a range of skills and experience to the Board rather than a single one, as the Board believes that a well-rounded individual would provide the most effective contributions to the Board.

Each director brings experience and skills that complement those of the other directors. The Board believes that all the directors nominated for election are highly qualified, and have the attributes, skills and experience required for service on the Board. Additional information about each director, including biographical information, appears on the following pages.

PROPOSAL 1: ELECTION OF DIRECTORS

Election of Directors

Directors are elected to terms of one year. The Board currently has 11 members. Three current directors – S. Douglas Hutcheson, Michael I. Roth and David L. Shedlarz – are not standing for re-election at the Annual Meeting, reducing the number of incumbent directors up for election at the Annual Meeting to eight directors. In connection with these departures from the Board, effective at the Annual Meeting, the Board has determined to reduce the size of the Board from 11 directors to nine directors, which will leave one vacancy on the Board. After evaluating the size of the Board, its recent refreshment efforts and the Hestia nominees, the Board determined that in addition to the eight Company Nominees, it would also recommend that the Recommended Hestia Nominee, Katie May, be elected to fill the one remaining vacancy. Following the Annual Meeting, the Board will have nine members.

Upon determining to fill an open Board position, the Board considers candidates submitted by outside independent recruiters, directors, members of management and others. Each of the Company Nominees for election at the Annual Meeting is a current Board member and was selected by the Board as a nominee in accordance with the recommendation of the Governance Committee. Each of the Company Nominees has consented to serve as a nominee, to serve, if elected, as a director until the 2024 Annual Meeting and until his or her successor is elected and has qualified (or until such director’s death, resignation or removal); and to being named as a nominee in this Proxy Statement. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the Board, unless the size of the Board is reduced.

Vote Required; Recommendation of the Board of Directors

In accordance with our By-laws, in a contested election, a plurality of the “votes cast” is required for the election of directors. This means that the nine director nominees receiving the highest number of votes will be elected to our Board. Broker discretionary voting is not permitted in the election of directors; broker non-votes will not be considered votes cast and therefore will have no effect on the outcome of the vote. Cumulative voting is not permitted in the election of directors.

Your vote is important because Hestia has nominated five director candidates for election to the Board. With the exception of Katie May, the Recommended Hestia Nominee, our Board does not recommend Hestia’s nominees and instead encourages all stockholders to vote for the Board’s recommended and highly-qualified nominees. Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding Hestia’s nominees and any other related information, please refer to Hestia’s proxy statement, which is accessible without cost at www.sec.gov.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE EIGHT COMPANY NOMINEES LISTED BELOW AND THE ONE RECOMMENDED HESTIA NOMINEE, KATIE MAY, ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company Nominees

Director since: 2023 Committees: Executive Compensation; Governance

Steven D. Brill

Retired President of Corporate Strategy at United Parcel Service, Inc. Mr. Brill retired from UPS in 2020 after 33 years, where he last served as the President Corporate Strategy, working on the long term direction of the enterprise to drive sustainable profitable growth. This role included developing strategic imperatives as well as organic and M&A strategies across global markets, business units and verticals. With over 33 years’ experience in logistics and eCommerce, Mr. Brill served in a variety of transformational leadership roles at UPS. Mr. Brill has served as a strategic advisor for the past two years, building upon his extensive experience in freight and logistics services.

Mr. Brill, age 57, has a long career working in logistics, operations, marketing, sales and strategy. He brings to the Board a deep expertise in the nuances of the shipping industry, with a focus on the rise of global e-commerce and cross-border operations.

Director since: 2007 Committees: Executive; Executive Compensation; Chair, Governance

Anne M. Busquet

Principal, AMB Advisors, LLC, an independent consulting firm, since 2006; former chief executive officer, IAC Local & Media Services, a division of IAC/Interactive Corp., an Internet commerce conglomerate, 2004 – 2006. (Also a director of Medical Transcription Billing Corp., InterContinental Hotels Group PLC until May 2021, and Elior Group. Formerly a director of Meetic S.A. and Blyth, Inc.)

Ms. Busquet, age 73, has experience as a senior public company executive, including as American Express Company Division President, leading global interactive services initiatives. As former chief executive officer of the Local and Media Services unit of InterActiveCorp, she has experience in electronic media, communications and marketing. In addition, Ms. Busquet brings to the Board her substantial operational experience, including in international markets, marketing channels, emerging technologies and services, and product development.

Director since: 2018 Committees: Board Non-Executive Chair; Chair, Executive; Executive Compensation; Governance

Robert M. (“Bob”) Dutkowsky

Non-Executive Chair of the Board, US Foods Holding Corp., a leading food service distributor in the United States since February 2022 and director since January 2017. He was executive chairman, Tech Data, June 2018 – June 2020 and served as its chief executive officer, October 2006 – July 2018. Mr. Dutkowsky serves on the board of the Moffitt Foundation, First Tee of Tampa Bay and is a member of the University of Tampa Board of Trustees. (Also a director of Raymond James Financial and The Hershey Company)

Mr. Dutkowsky, age 68, has broad global business, industry and operational experiences, as Mr. Dutkowsky is skilled at viewing the technology industry from a variety of perspectives. The experiences and skills Mr. Dutkowsky developed as a senior executive at one of the leading technology companies in the world and as the chair and CEO of other businesses, allow Mr. Dutkowsky to provide value related to management, operations, supply chain, and risk.

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2018 Committees: Audit; Finance

Mary J. Steele Guilfoile

Chair, MG Advisors, Inc., a privately owned financial services merger and acquisitions advisory and consulting firm since 2002. From 2000 – 2002, Ms. Guilfoile was executive vice president and corporate treasurer at JPMorgan Chase & Co. and also served as chief administrative officer of its investment bank. Ms. Guilfoile is a former partner, CFO and COO of The Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, from 1996 – 2000, which she joined after spending the decade prior in banking and financial services. Ms. Guilfoile, a licensed CPA, continues as a partner of The Beacon Group, LP, a private investment group. (Also a director of The Interpublic Group of Companies, Inc, C.H. Robinson Worldwide and DUFRY AG. Formerly a director of Valley National Bancorp and Hudson Ltd.)

Ms. Guilfoile, age 68, brings knowledge and expertise as a financial industry executive, her banking experience and her training as a certified public accountant. Ms. Guilfoile brings to the Board valuable experience and expertise in mergers and acquisitions, accounting, risk management and auditing.

Director since: 2012 Committees: Executive

Marc B. Lautenbach

President and Chief Executive Officer of Pitney Bowes Inc. since December 3, 2012. Formerly, managing partner, North America, Global Business Services, International Business Machines Corporation (IBM), a global technology services company, 2010 – 2012, and General Manager, IBM North America, 2005 – 2010. (Also a director of Campbell Soup Company)

Mr. Lautenbach, age 61, as a former senior operating executive at a global technology services company, possesses substantial operational experience, including in technology services, software solutions, application development, and infrastructure management, as well as marketing, sales and product development. Mr. Lautenbach has extensive experience working with a breadth of client segments, including in the small and medium sized business segment and public and enterprise markets. He also has significant international experience.

Director since: 2015 Committees: Audit; Executive; Chair, Executive Compensation

Linda S. Sanford

Retired Senior Vice President, Enterprise Transformation, International Business Machines Corporation (IBM), a global technology and services company since December 31, 2014. Prior to her leadership role as senior vice president, enterprise transformation, which she held from January 2003 – December 31, 2014, Ms. Sanford was senior vice president & group executive, IBM Storage Systems Group. Ms. Sanford joined IBM in 1975. (Also a director of RELX Group (until the end of her term in April 2022), Consolidated Edison, Inc. and The Interpublic Group of Companies, Inc.)

Ms. Sanford, age 70, has extensive experience as a senior executive in a public global technology company, and possesses a broad range of experience, including in technology, innovation and global operations. Ms. Sanford has significant expertise in business transformation, information technology infrastructure, and global process integration.

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2020 Committees: Audit; Executive Compensation

Sheila A. Stamps

Former Financial Services Executive and Former Commissioner and Audit Committee Chair for the board of the New York State Insurance Fund since 2018. Prior to that, Ms. Stamps held senior operating roles in both the private and public sector, including as director of fixed income and cash management for the New York State Common Retirement Fund, 2008 – 2011; managing director and group head, financial institutions at Bank of America, 2003 – 2004; and managing director asset backed securitization and management committee member at Bank One London, 1997 – 2003. (Also a director of Atlas Air Worldwide Holdings, Inc., MFA Financial, Inc. and IQVIA Holdings Inc. Formerly a director of CIT Group, Inc., and CIT Bank, N.A. and Forest Road Acquisition Corp, a special purpose acquisition company)

Ms. Stamps, age 65, has broad strategic and financial experience. Her operating experience includes commercial banking and capital markets, small and medium sized businesses, risk management, and international markets. From her diverse board roles, she also brings experience in logistics, e-commerce, regulatory and government affairs, business transformation, and corporate governance.

Director since: 2023 Committees: Audit; Finance

Darrell Thomas

Retired Vice President and Treasurer for Harley-Davidson, Inc., where he first started in June 2010. In this role, Mr. Thomas spearheaded Harley-Davidson’s disciplined capital allocation strategy, working closely with the Board of Directors on capital structure, capital planning, capital raising, and developing dividend and shareholder return policies. He was also responsible for leading and participating in key projects and committees including M&A, pension, finance, credit, commodity, and disclosure. During his tenure at Harley-Davidson, he also served in several other senior finance positions, including Interim Chief Financial Officer for Harley-Davidson and Chief Financial Officer for Harley-Davidson Financial Services, Inc., including oversight of Harley-Davidson’s own industrial loan company, Eaglemark Savings Bank. Prior to joining Harley-Davidson, Mr. Thomas was employed by PepsiCo, Inc., where he served as Vice President and Assistant Treasurer. Prior to joining PepsiCo, Mr. Thomas had a 19-year career in banking with Commerzbank Securities, Swiss Re New Markets, ABN Amro Bank, and Citicorp/Citibank where he held various capital markets and corporate finance roles. (Also a director of Scotia Holdings, Inc., Dorman Products, and British American Tobacco p.l.c.)

Mr. Thomas, age 62, brings to the Board years worth of experience in financial and regulatory affairs in the U.S. market. He possesses notable risk management experience, including currency, commodity, and pension exposures, and has experience implementing key technology projects that increased efficiencies, reduced costs, and reduced risks from his time at Harley Davidson. Additionally, his experience with Eaglemark Savings Bank at Harley-Davidson gives him unique insight and perspective applicable to oversight of the Pitney Bowes Bank.

PROPOSAL 1: ELECTION OF DIRECTORS

Departing Directors

As announced on March 2, 2023, the following directors will not stand for re-election to the Board at the Annual Meeting, and will step down from the Board immediately following the Annual Meeting. The Company appreciates the perspective and experience they have brought to the Board thanks them for their years of service.

Director since: 2012 Committees: Executive; Chair, Finance; Governance

S. Douglas Hutcheson

Executive Chairman, Kymeta Corporation, a privately held, world leading electronically steerable terminal manufacturer and provider of services for global connectivity since 2019. Mr. Hutcheson has served as a senior advisor of Technology, Media and Telecom for Searchlight Capital, a global private investment firm since 2015. Formerly chief executive officer of Laser, Inc., a privately held technology company (March 2014 – May 2017) and also former chief executive officer of Leap Wireless International, Inc., a provider of wireless services and devices through its subsidiary, Cricket Communications, Inc. (February 2005 – March 2014). (Also a director of InterDigital, Inc. Formerly a director of Leap Wireless International, Inc.)

Mr. Hutcheson, age 66, has brought to the Board significant operational and financial expertise as an experienced former chief executive officer of a wireless communications company. His broad business background includes strategic planning and product and business development and marketing. He has brought to the Board his valuable expertise in developing and executing successful wireless strategies, as more products and services are transitioned to the cloud. In addition, his experience as a public company chief executive has contributed to his knowledge of corporate governance and public company matters.

Director since: 1995 Committees: Audit; Executive; Finance

Michael I. Roth

Retired Executive Chairman, The Interpublic Group of Companies, Inc., a global marketing communications and marketing services company. Mr. Roth served as CEO of IPG from 2005 – 2020 and served as Executive Chairman of IPG from January – December 2021. (Also a director of Ryman Hospitality Properties, Inc. Formerly a director of The Interpublic Group of Companies, Inc.)

Mr. Roth, age 77, has broad experience as the chief executive officer of a public company and as a member of other public company boards of directors, as well as previous experience as a certified public accountant and attorney. In addition to his experience as chief executive officer of The Interpublic Group of Companies, his experience includes service as the chief executive officer of The MONY Group Inc. prior to its acquisition by AXA Financial, Inc. He has brought to the Board his deep financial expertise, and experience in business operations, capital markets, international markets, emerging technologies and services, marketing channels, corporate governance and executive compensation.

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2001 Committees: Chair, Audit; Executive; Finance

David L.Shedlarz

Retired Vice Chairman of Pfizer Inc., a pharmaceutical company. Formerly vice chairman of Pfizer Inc., 2005 – 2007; executive vice president and chief financial officer, 1999 – 2005, Pfizer Inc. (Also a director of Teladoc Health, Inc. Formerly a director of The Hershey Company. Formerly a director of Teachers Insurance and Annuity Association)

Mr. Shedlarz, age 74, has broad experience as a former senior executive of a public company, experience as a former chief financial officer and as a member of other public company boards of directors. He possesses financial expertise, knowledge of business operations and capital markets, international markets, emerging technologies and services, customer communications and marketing channels, human resources and executive compensation, regulatory and government affairs, product development, and corporate governance.

REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that is reviewed annually and was last amended in November 2016. The committee represents and assists the Board in overseeing the financial reporting process, the internal financial controls to comply with policies and procedures and the integrity of the Company’s financial statements. The Audit Committee also has oversight of the information technology function and the cybersecurity, privacy and internal controls risks. The committee is responsible for the appointment, compensation and retention of the independent accountants, pre-approving the services they will perform, selecting the lead engagement partner, and for reviewing the performance of the independent accountants and the Company’s internal audit function. The Board has determined that all five of the members of the committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. Four of the five members of the committee have the requisite experience to be designated as an Audit Committee financial expert as defined by the rules of the Securities and Exchange Commission (SEC) and a member of the committee is a technology expert.

In the performance of its responsibilities, the committee has reviewed and discussed the audited financial statements with management and the independent accountants. The committee has also discussed with the independent accountants the matters required to be discussed under the applicable rules of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Finally, the committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

In determining whether to recommend that stockholders ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as the Pitney Bowes independent accountants for 2023, management and the committee, as they have done in prior years, engaged in a review of PwC. In that review, the committee considers the current performance and continued independence of PwC, its geographic presence compared to that of Pitney Bowes, its industry knowledge, the quality of the audit and its services, the audit approach and supporting technology, any SEC actions and other legal issues as well as PCAOB inspection reports. The committee prohibits certain types of services that are otherwise permissible under SEC rules. Pitney Bowes management prepares an annual assessment that includes an analysis of (1) the above criteria for PwC and the other “Big Four” accounting firms; (2) cost/benefit discussion on rotating auditors; (3) the incumbent firm’s tenure; (4) an assessment of whether firms outside of the “Big Four” should be considered; and (5) a detailed analysis of the PwC fees. In addition, PwC reviews with the committee its analysis of its independence. Based on the results of the review this year, the committee concluded that PwC is independent and that it is in the best interests of Pitney Bowes and its investors to appoint PwC, who have been independent accountants of the Company since 1934, to serve as the Pitney Bowes independent registered accounting firm for 2023. As an additional independence safeguard, PwC rotates its lead engagement partner every five years.

Based upon the review of information received and discussions as described in this report, the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 17, 2023.

By the Audit Committee of the Board of Directors,

Mr. David L. Shedlarz, Chair

Ms. Mary J. Steele Guilfoile

Mr. Michael I. Roth

Ms. Linda S. Sanford

Ms. Sheila A. Stamps

Mr. Darrell Thomas

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2023

Proposal 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accountants for 2023

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accountants for Pitney Bowes for 2023. Although not required by law, this matter is being submitted to the stockholders for ratification, as a matter of good corporate governance. If this proposal is not ratified at the annual meeting by the affirmative vote of a majority of the votes cast, the Audit Committee intends to reconsider its appointment of PwC as our independent registered public accountants. PwC has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries. A representative from PwC is expected to attend the annual meeting and to be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered for the Company by PwC for the years ended December 31, 2022 and 2021, were (in millions):

	2022	2021
Audit fees	$6.1	$7.3
Audit-related fees	.8	1.9
Tax fees	.1	.1
All other fees	-	-
Total	$7.0	$9.3

Audit Fees: The Audit fees for the years ended December 31, 2022 and 2021 were for services rendered for the audits of the consolidated financial statements and internal control over financial reporting of the Company and selected subsidiaries, statutory audits, issuance of comfort letters, and consents. The statutory audits for certain overseas subsidiaries are no longer performed by PwC, accounting for the decrease in Audit fees.

Audit-Related Fees: The Audit-Related fees are for audit fees on divestitures and carve out audits, and SOC reports among others. The decrease in Audit-Related fees in is due to non-recurring work in connection with a transaction in 2021.

Tax Fees: The Tax fees for the years ended December 31, 2022 and 2021 were for services related to tax compliance, including the review of tax returns and claims for refunds.

The Audit Committee is responsible for fee negotiations with the independent auditor. The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by PwC. Specifically the committee’s policy requires pre-approval of the use of PwC for audit services as well as detailed, specific types of services within the following categories of audit-related and non-audit services: merger and acquisition due diligence and audit services; employee benefit plan audits; tax services; procedures required to meet certain regulatory requirements; assessment of and making recommendations for improvement in internal accounting controls and selected related advisory services. The Audit Committee delegates to its Chair the authority to address requests for pre-approval services between Audit Committee meetings, if it is deemed necessary to commence the service before the next scheduled meeting of the Audit Committee. Such pre-approval decisions are discussed at the next scheduled meeting. The committee will not approve any service prohibited by regulation or for services which, in their opinion, may impair PwC’s independence. In each case, the committee’s policy is to pre-approve a specific annual budget by category for such audit, audit-related and tax services which the Company anticipates obtaining

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2023

from PwC, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair.

Vote Required; Recommendation of the Board of Directors

Ratification of the appointment of the Pitney Bowes independent registered public accountants requires the affirmative vote of a majority of “votes cast.” Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for 2023.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 3: Non-Binding Advisory Vote to Approve Executive Compensation

In accordance with SEC rules, stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers (NEOs) as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders with the opportunity to express their views on our executive compensation for our NEOs for fiscal year ended December 31, 2022 as described in the “Compensation Discussion and Analysis” (CD&A) beginning on page 60 of this Proxy Statement, as well as the “2022 Summary Compensation Table” and other related compensation tables and narratives, on page 81 through 100 of this Proxy Statement. At the Company’s annual meeting of stockholders in 2022, stockholders voted in favor of the Company’s executive compensation by 90.3% of the votes cast.

The Executive Compensation Committee (Committee) and the Board believe that the compensation program described in the CD&A establishes effective incentives for the sustainable achievement of positive results without encouraging unnecessary or excessive risk-taking. Our executive compensation program is designed to appropriately align pay and performance incentives with stockholder interests and to enable the Company to attract and retain talented executives.

Over the course of the year, the Company and the Committee have reached out to a number of stockholders to solicit their views on the Company’s executive compensation structure. For additional information, please see “Stockholder Engagement” on page 36 of the Proxy Statement.

As discussed in the CD&A, the Committee has structured our executive compensation program based on the following central principles:

(1)	Compensation should be tied to performance and long-term stockholder return;
(2)	Performance-based compensation should be a greater part of total compensation for more senior positions;
(3)	Compensation should reflect leadership position and scope of responsibility;
(4)	Incentive compensation should reward both short-term and long-term performance;
(5)	Compensation levels should be competitive so we can both attract and retain talent; and
(6)	Executives should own meaningful amounts of Pitney Bowes stock to align their interests with Pitney Bowes stockholders.

We believe our executive compensation program demonstrates a strong link between pay and performance in its design and exhibits strong pay governance practices. The following chart illustrates that 90% of the CEO’s pay is at-risk and based on Company and/or stock performance.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Additionally, our compensation structure is strongly linked to Company and/or stock performance, as exemplified by the chart below illustrating CEO realized compensation for 2022, which is estimated to be 53% of the total target direct compensation value. For this purpose, realized compensation includes base pay, annual incentive pay, and the value of performance-based RSUs vested, CIUs earned, and options vested, as further explained below. This chart and the total target direct compensation and total realized compensation reported in this chart provide supplemental information regarding the compensation paid to the CEO and should not be viewed as a substitute for the 2022 Summary Compensation Table or the Pay Versus Performance disclosure that appears elsewhere in this Proxy Statement.

(1)  Target Compensation represents 2022 base salary, 2022 target annual incentive, and: (i) the prorated grant date target value of the RSU awards vested in 2023; (ii) the grant date target value of the 2020-2022 CIU award earned over the three year period ending in 2022 and vested in 2023; and (iii) the prorated grant date target value of the 2020 and 2021 option awards vested in 2023. To provide a comparison to “Realized Compensation,” Target Compensation excludes CIUs granted in 2022 as these would be realized, if at all, at the end of the three-year performance period in 2025.

(2)  Realized Compensation represents 2022 base salary, 2022 realized annual incentive earned in 2022, and: (i) the value realized, upon vesting of the 2020 and 2021 performance-based RSU awards (the 2022 adjusted income from continuing operations threshold objective was not attained, and therefore, the entire 2022 performance-based RSU award was forfeited); (ii) the value realized upon vesting of the 2020-2022 CIU award based on the final performance factor of 0.64; and (iii) the value realized upon the prorated vesting of the 2020 and 2021 option awards (which are estimated at a value of $0 as they are underwater as of December 31, 2022). The realized value of the vesting awards is estimated based on the December 30, 2022 closing stock price.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Executive Compensation Best Practices

✓ 90% of our CEO’s target total direct compensation and, on average 73% of target total direct compensation for the other NEOs, is variable, and is subject to financial performance metrics;
✓ 100% of the annual incentive and long-term stock unit grants are based on pre-established financial objectives;
✓ No employment agreements with our executive officers;

✓  One-year minimum vesting period for all long-term incentive compensation awards, with accelerated vesting for certain qualifying termination events. For further details, please refer to “Explanation of Benefits Payable upon Various Termination Events” on page 93 of the Proxy Statement;

✓ One-year minimum post-vesting retention period for all equity-based long-term incentive awards for executive officers;
✓ No tax gross-ups on change of control (Change of Control) payments;
✓ No crediting of extra years of prior service under our pension plans;
✓ No perquisites other than limited financial counseling, an executive physical examination benefit, and spousal travel when accompanying an NEO for business purposes;
✓ “Double-trigger” vesting provisions in our Change of Control arrangements;
✓ A “clawback” policy that permits the Company to recover incentives from senior executives for gross misconduct or in the event of a significant restatement of financial results;
✓ Prohibitions against pledging and hedging of our stock;
✓ Executive stock ownership policy that aligns executives’ and directors’ interests with those of stockholders;
✓ An annual stockholder advisory vote on executive compensation;
✓ A direct line of communication between our stockholders and the Board;
✓ Use of tally sheets to review each component of executive officer compensation;
✓ Market comparison of executive compensation; against a peer group and survey data;
✓ Use of an independent compensation consultant that advises the Committee directly on the Company’s compensation structure and actions and performs no other services for the Company; and
✓ Investor outreach regarding governance and executive compensation in spring and fall of each year.

As we have done in prior years, we reached out to investors whose stockholdings represent 50% of the outstanding Company shares in both the spring and fall of 2022 to give them an opportunity to share their views or questions concerning the matters covered in the Proxy Statement, including those relating to executive compensation and corporate governance generally. Over the past few years, the Committee has implemented features in the executive compensation program that directly related to comments received from the stockholders. For additional discussion, see page 65 of the Proxy Statement.

The CD&A, beginning on page 60 of this Proxy Statement, describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and the “2022 Summary Compensation Table” and other related compensation tables and narratives on pages 81 through 100 of the Proxy Statement provide detailed information on the compensation of our NEOs.

We also invite stockholders to read our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission on February 17, 2023, which describes our business and 2022 financial results in more detail.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to indicate their support for our NEO compensation by voting FOR this advisory resolution at the 2023 annual meeting of stockholders:

RESOLVED, that the stockholders of Pitney Bowes Inc. approve on a non-binding advisory basis the compensation of the Company’s NEOs disclosed in the CD&A, the 2022 Summary Compensation Table and the related compensation tables, notes and narratives in this Proxy Statement for the Company’s 2023 annual meeting of stockholders.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, our Board and the Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program. The next “say-on-pay” advisory vote is expected to occur at the 2024 Annual Meeting based on the recommended advisory vote on the frequency of future advisory votes on executive compensation.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the majority of the votes cast will constitute the stockholders’ non-binding approval with respect to our executive compensation program. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote FOR the approval of our executive compensation on an advisory basis.

PROPOSAL 4: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

Proposal 4: Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

Our Board is asking stockholders to approve, on an advisory basis, that the advisory vote to approve executive compensation occurs every year.

The vote on the frequency of the vote to approve executive compensation is an advisory vote and the results will not be binding on the Board or the Company. The Board will review the results and take them into consideration when making future decisions regarding executive compensation.

In addition to the advisory vote to approve executive compensation in Proposal 3 above, the Dodd-Frank Act also enables our stockholders to express their preference for having a “say-on-pay” vote every one, two or three years, or to abstain. This advisory (non-binding) “frequency” vote is required once every six years beginning with the 2011 annual meeting.

After careful consideration and in accordance with feedback received by our investor outreach, the Board has determined that holding an advisory vote to approve executive compensation every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes to approve executive compensation to occur every year.

While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote to approve executive compensation provides the Board with more direct and immediate feedback on our compensation program. However, stockholders should note that because the advisory vote to approve executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote to approve executive compensation by the time of the following year’s annual meeting of stockholders. For your information, when we last presented this proposal to stockholders in 2017, of those who voted, 85% voted for an annual frequency.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes to approve executive compensation, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years, or abstain. (Stockholders are not voting to approve or disapprove the Board’s recommendation.)

This advisory vote on the frequency of future advisory votes to approve executive compensation is non-binding on the Board. Notwithstanding the recommendation of the Board and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to the compensation program.

Vote Required; Recommendation of the Board of Directors

The vote on the frequency of future advisory votes to approve executive compensation is an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of the majority of votes cast will constitute the stockholders’ non-binding approval with respect to the frequency of future advisory votes on executive compensation, provided that stockholders will be deemed to have approved the alternative that receives the most votes, even if that alternative receives less than a majority of the votes cast. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The Board unanimously recommends that stockholders vote “1 YEAR” to conduct future advisory votes to approve executive compensation every year.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 regarding the number of shares of Common Stock that may be issued under our equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders	18,036,423	$9.91	17,217,552
Equity compensation plans not approved by security holders	—	—	—
Total	18,036,423(1)	$9.91(2)	17,217,552 (3)

(1) The valuation includes 10,027,048 shares issuable pursuant to outstanding stock options. It also includes 7,197,755 shares issuable pursuant to outstanding RSUs, and 811,620 shares issuable pursuant to outstanding PSUs.

(2) Excludes RSUs and PSUs that convert to shares of Common Stock for determination of Weighted Average Exercise Price.
(3) These securities are available in our reserve for awards made under the Amended and Restated 2018 Stock Plan.

Report of the Executive Compensation Committee

The Executive Compensation Committee (Committee) of the Board (1) has reviewed and discussed with management the section beginning on page 60 entitled “Compensation Discussion and Analysis” (CD&A) and (2) based on that review and discussion, the Committee has recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and this Proxy Statement.

By the Executive Compensation Committee of the Board of Directors,

Ms. Linda S. Sanford, Chair Mr. Steven D. Brill
Ms. Anne M. Busquet
Mr. Robert M. Dutkowsky
Ms. Sheila A. Stamps

INFORMATION ABOUT OUR 2022 NAMED EXECUTIVE OFFICERS

2022 Named Executive Officers (NEOs)

The Company had five named executive officers (NEOs) for its fiscal year ended December 31, 2022. Biographical and professional information on each of our NEOs can be found below.

President and CEO since 2012 Age: 61

Marc B. Lautenbach

President and Chief Executive Officer since December 2012. As President and CEO, Marc is responsible for overseeing and executing on Pitney Bowes’ strategy across all of its businesses and working with senior management and our Board to achieve operational and financial targets in order to drive value for stockholders. As a member of our Board, Marc brings valuable executive perspective and insight from within the Company to the boardroom and serves as a liaison between the Board and senior management.

Before Joining Pitney Bowes, Marc spent 27 years at IBM. Marc’s tenure at IBM included senior positions, leading the consulting and systems integration business in North America, sales in the Americas, and leading the small and medium business globally. In addition, Marc held senior executive positions in IBM Asia Pacific. Marc was also elected to the Campbell’s Soup Company Board of Directors in June 2014, where he currently serves as a director. He is also a member of Catalyst, Inc., a global non-profit that helps to accelerate progress for women through workplace inclusion. He also serves as a member of the board of Trustees at Denison University.

Marc graduated magna cum laude and Phi Beta Kappa at Denison University in 1983 and went on to receive an MBA from the Kellogg Graduate School of Management at Northwestern University in 1985.

Executive Vice President and CFO since 2021 Age: 51

Ana Maria Chadwick

Executive Vice President and Chief Financial Officer since January 2021. Ana is responsible for the financial operations of the company on a global basis, which includes the treasury, audit, investor relations, and tax functions.

Ana has more than 20 years of global experience as a finance and operational executive at GE Capital. Her responsibilities there included both operational and financial positions, along with strong transformational and financial services experience. Most recently, Ana was President and CEO of GE Capital Global Legacy Solutions. Previously, she was Controller of GE Capital Americas and Chief Financial Officer (CFO) at GE Capital Energy Financial Services. Ana has held several leadership positions of increasing responsibilities within General Electric Company, including five years as CFO and later Chief Operating Officer of Consumer Finance and Banking in Latin America. She also served as CFO of GE Consumer Finance Switzerland and Vice President of Financial Planning and Analysis at GE Consumer Finance, Americas.

Ana received her Bachelor of Arts degree in Economics from The American University in Washington, DC in 1993. She is a former member of both GE’s Hispanic Forum and Women’s Network. She serves on the board of LiveGirl, where she mentors and dedicates time to increase opportunities for underprivileged girls. She has also served on the board of directors of Dollar General since August 2022.

INFORMATION ABOUT OUR 2022 NAMED EXECUTIVE OFFICERS

Executive Vice President since 2017 Group Executive since 2023 Age: 53

Jason C. Dies

Executive Vice President since October 2017 and Group Executive since January 2023. Jason is responsible for managing the Sending Technology Solutions (SendTech) and Presort Services business units as well as the functional groups of Human Resources, Information Technologies, Marketing and Communications. Prior to his current role, Jason served as President of SendTech, where he created client value through a modernized product portfolio and new digital capabilities that revived and strengthened the core mailing business. Jason also directed the team to expand SendTech’s opportunities in growing markets, shifting resources and investment to develop the digital shipping business that saw more than 20 percent growth.

Before that, Jason led the company’s global production mail business for enterprise-level clients, including some of the world’s largest banks, insurers and telecom companies. Prior to joining Pitney Bowes in 2015, Jason was General Manager, Public Sector for IBM Global Technology Services, North America where he was responsible for IBM’s strategic IT outsourcing business for clients in the State & Local Government, Healthcare, and Education industries. During his 20 year career at IBM, Jason lived and held senior leadership positions in North America, Europe and Asia, and led teams across diverse business units including services, hardware, business process outsourcing and partner organizations.

Jason graduated from Cornell University with a Bachelor of Arts in Government, and holds a Masters of Arts in Political Science from the University of Pennsylvania. He serves on the Connecticut Board of The American Red Cross.

Executive Vice President and Chief Legal Officer since 2010 Corporate Secretary since 2016 Age: 61

Daniel J. Goldstein

Executive Vice President and Chief Legal Officer since October 2010 and Corporate Secretary since January 2016. He is responsible for a wide range of corporate functions including legal, intellectual property, governance, ethics, compliance, government and regulatory affairs, environment, and health & safety. Dan rejoined Pitney Bowes in 2010 after having served as Senior Vice President and General Counsel for GAF Materials Corporation, and International Specialty Products, ISP Minerals. These entities are in the manufacturing, chemicals and mining industries. He was the lead attorney for this group of commonly owned, privately held companies.

Before joining GAF, Dan held leadership roles in the Pitney Bowes legal organization. He joined Pitney Bowes in 1999 as Associate General Counsel and was appointed Vice President, Deputy General Counsel, in 2005, where he directed major commercial litigations, advised senior management and the Board of Directors on legal matters, and supervised commercial lawyers. Earlier in his career, Dan held legal management roles with the United States Securities and Exchange Commission’s Division of Enforcement in the Northeast Regional Office. As Branch Chief and Assistant Regional Director, he directed investigations and litigations related to securities law violations. Before that, he had been a Litigation Associate at the law firm of Debevoise & Plimpton and was Law Clerk to the Hon. Caleb M. Wright, a federal judge.

Dan received his B.A., summa cum laude, from the University of Pennsylvania and a B.S., summa cum laude, from the Wharton School of Finance. He received his J.D., magna cum laude, from the Harvard Law School.

INFORMATION ABOUT OUR 2022 NAMED EXECUTIVE OFFICERS

Executive Vice President since 2021 Chief Innovation Officer since 2019 Age: 51

Dr. James Fairweather

Executive Vice President since May 2021 and Chief Innovation Officer since May 2019. James is responsible for and leads our innovation strategy as we continue our digital transformation and move to growth markets. James was named Senior Vice President and Chief Innovation Officer in May 2019, and prior to that was Senior Vice President and Chief Technology Officer for Pitney Bowes Commerce Services. In that role, he lead the technology and cloud strategy for the Commerce Services business unit. He and his team have been responsible for the software development of Pitney Bowes Commerce Services including their industry leading cross-border and domestic technology solutions, and the integration of key acquisitions including Newgistics. He is also a Senior Fellow on the Technical Ladder at Pitney Bowes. From 2012 through 2017, he drove the firm’s strategic digital transformation and technology modernization including Experience Design, SaaS, Data Science and Analytics, API Management, and Product Security. During that time, James created training initiatives to bring digital competencies to 1200 Innovators, and implemented an API strategy and program that resulted in the development of over 500 APIs that drove significant incremental new organic revenue. In addition, the firm developed and deployed over 30 applications in Amazon’s cloud and developed a Big Data lake to support all lines of business and built a team of data scientists engaged in the development of analytics and machine learning algorithms using the lake. James led and sponsored the Experience Design organization and championed the development of Pitney Bowes industry-recognized Design System and adoption of Design Thinking practices.

Before joining Pitney Bowes, James was with Therics, Inc. a Princeton, NJ-based biotech startup focused on the commercialization of three-dimensional printing for the manufacture of pharmaceuticals and tissue scaffolds. James also spent many years as a designer, fabricator, and installer for the American kinetic sculptor George Rickey, whose work is part of the permanent collections of the National Gallery of Art in Washington, DC and the Museum of Modern Art in New York City.

James is a graduate of Rensselaer Polytechnic Institute, where he earned his PhD. His thesis presented a design methodology for piezoceramic driven active structures using a combination of impedance-based modeling techniques and finite element methods. He holds 21 United States Patents and is a member of the Board of Trustees of the Connecticut Science Center.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Investors should not apply these statements to other contexts.

Some of the amounts in the CD&A portion of this Proxy Statement are shown on a non-GAAP basis. For a reconciliation and additional detail on the calculation of the financial results reported in this Proxy Statement, including those described below, please refer to “Non-GAAP Measures” on page 101 of the Proxy Statement.

Executive Summary

Overview

This CD&A section explains our compensation philosophy, summarizes the material components of our compensation program and reviews compensation decisions made by the Executive Compensation Committee (Committee) and the independent Board members. The Committee, comprised of only independent directors, makes all compensation decisions regarding executive officers, including the Company’s NEOs, other than the Chief Executive Officer (CEO). The independent Board members, based on recommendations by the Committee, determine compensation actions impacting the CEO.

2022 Highlights

In 2022, Pitney Bowes made continued progress in its transformation. We grew equipment sales in SendTech, successfully reconfigured our Global Ecommerce network, added many new, key customer relationships across our businesses and grew revenue in Presort. In the domestic parcel component of Global Ecommerce, we saw positive momentum at the end of the year, driven by improved service levels, higher volumes and increased per parcel gross margin contribution. We believe that this progress positions us well for the future.

We continued to see improvements in our client satisfaction scores as well as strength in our employee engagement scores at levels that we believe are consistent with high-performance companies. Throughout the year, we received multiple awards reflecting our quality as an employer, including being named by Forbes to its annual lists of America’s Best Large Employers, Best Employers for Women, Best Employers for Diversity, and earning a score of 100 on the Human Rights Campaign Foundation’s 2022 Corporate Equity Index, recognizing Pitney Bowes as a best place to work for LGBTQ+ equality.

Full Year 2022 Financial Highlights1

•	Revenue of $3.5 billion, a decrease of four percent on a reported basis and flat on a comparable[2] basis

•	GAAP EPS was $0.21 in 2022 versus ($0.01) in 2021; Adjusted EPS was $0.15 in 2022 versus $0.32 in 2021

•	Net income was $36.94 million in 2022 compared to a net loss of $1.35 million in 2021; Adjusted EBIT was $179 million in 2022 compared to $203 million in 2021

•	GAAP cash from operating activities and Free Cash Flow were $176 million and $68 million, respectively

1 For a reconciliation and additional detail on the calculation of the financial results reported in this Proxy Statement, including those described below, please refer to “Non-GAAP Measures” on page 101 of the Proxy Statement.

2 Revenue on a comparable basis excludes three items, the impacts of foreign currency, the impact of the divestiture of the Borderfree business effective July 1, 2022, and the impact of a change in the presentation of revenue for certain services effective October 1, 2022, from a gross basis to net basis due to an adjustment in terms of one of our contracts with the United States Postal Service.

COMPENSATION DISCUSSION AND ANALYSIS

Full Year 2022 Business Highlights

Some of the key highlights from the year are summarized below. Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 17, 2023, describes our business and 2022 financial results in more detail. More detail on our efforts around Environmental, Social and Governance (ESG) can be found on pages 34 through 36 of this Proxy Statement.

Presort Highlights

•	Presort processed 16 billion pieces of mail and grew revenue by five percent

•	Three new markets entered: Las Vegas Mega Center; Orlando; and Salt Lake City

SendTech Highlights

•	Grew equipment sales by four percent on a constant currency basis and increased finance receivables by $44 million to $1.2 billion

•	20 percent-plus growth in identified Growth Initiatives

•	Introduced the Shipping 360 Platform and launched PitneyShip Pro, which helped drive shipping-related revenue growth of 22 percent year over year

Global Ecommerce Highlights

•	Processed Domestic Parcel volumes of 170 million, grew Domestic Parcel revenue 10 percent, and expanded unit margins by $0.34 versus prior year

•	Based on new client wins, our annualized Domestic Parcel volumes are now approximately 200 million and we expect to build further on that level for full year 2023

•	Substantial improvement in service levels which are now comparable to best of class providers

•	Maintained high service levels and continued contribution margin improvement during the holiday peak season

•	Launched next-gen portfolio of ecommerce logistics service platforms: Designed Delivery; Returns; Cross-Border and Fulfillment services

•	Network build-out completed with attendant automation

CEO 2022 Compensation

The independent members of our Board determined that Mr. Lautenbach’s base pay of $1,000,000, annual incentive target of 165%, and his long-term incentive target of $7,050,000 would remain unchanged for 2022. Mr. Lautenbach’s base salary has remained unchanged since 2018.

Over the past ten years, the majority of Mr. Lautenbach’s compensation has been based on long-term incentives, with a significant portion of that in the form of equity-based compensation, of which all post-tax vested shares remain held by Mr. Lautenbach. He has invested in the Company through the purchase of Company shares separate from the equity acquired through compensation. As a result, Mr. Lautenbach’s interests are directly aligned with those of our stockholders.

The CEO’s long-term incentive mix for 2022 consists of 60% Cash Incentive Units (CIUs) and 40% performance-based Restricted Stock Units (RSUs). The performance-based RSUs for the CEO’s 2022 grant were forfeited given actual 2022 adjusted income from continuing operations, excluding certain special events, did not meet the threshold target.

The target compensation package of our CEO reflects the Pitney Bowes performance-linked pay philosophy and is designed to be competitive when compared to market data. For additional information, please see the description of our competitive assessment of compensation beginning on page 76 of the Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Summary of 2022 CEO Pay Actions

2022 Annual Incentive

The CEO’s annual incentive paid decreased on a year-to-year basis and was substantially less than target. Even though the combination of performance with respect to the financial metrics and the application of the strategic modifier would have resulted in an annual incentive pool of 56.2% of target, management recommended, and the independent members of the Board approved, a downward adjustment to the formulaic pay-out of nine percentage points predominantly due to the impact of working capital timing at year-end. The adjustment reduced the annual incentive formulaic pay-out to 47.2% of target.

2022 RSU Grant

The Company did not attain the 2022 threshold objective for adjusted income from continuing operations resulting in the forfeiture of the CEO’s entire 2022 performance-based RSU award, which had a grant date fair value of $2,596,008.

2020-2022 CIU Award

Even though the combination of performance with respect to the financial metrics and the application of the total stockholder return (“TSR”) modifier would have resulted in a 0.71 per unit formulaic pay-out for the CEO’s 2020 – 2022 CIU award, the independent members of the Board approved a downward adjustment of .07 per unit predominantly due to the impact of working capital timing at year end. The adjustment reduced the 2020 – 2022 CIU formulaic pay-out to 0.64 per unit as compared to the target CIU unit value of 1.00.

The following chart illustrates that 90% of the CEO’s pay is at-risk and based on Company and/or stock performance.

COMPENSATION DISCUSSION AND ANALYSIS

CEO Target and Realized Compensation. Our compensation structure is strongly linked to Company and/or stock performance, as exemplified by the chart below illustrating CEO realized compensation for 2022, which is estimated to be 53% of the total target direct compensation value. For this purpose, realized compensation includes base pay, annual incentive pay, and the value of performance-based RSUs vested, CIUs earned, and options vested, as further explained below. This chart and the total target direct compensation and total realized compensation reported in this chart provide supplemental information regarding the compensation paid to the CEO and should not be viewed as a substitute for the 2022 Summary Compensation Table or the Pay Versus Performance disclosure that appears elsewhere in this Proxy Statement.

(1)  Target Compensation represents 2022 base salary, 2022 target annual incentive, and: (i) the prorated grant date target value of the RSU awards vested in 2023; (ii) the grant date target value of the 2020-2022 CIU award earned over the three year period ending in 2022 and vested in 2023; and (iii) the prorated grant date target value of the 2020 and 2021 option awards vested in 2023. To provide a comparison to “Realized Compensation,” Target Compensation excludes CIUs granted in 2022 as these would be realized, if at all, at the end of the three-year performance period in 2025.

(2)  Realized Compensation represents 2022 base salary, 2022 realized annual incentive earned in 2022, and: (i) the value realized, upon vesting of the 2020 and 2021 performance-based RSU awards (the 2022 adjusted income from continuing operations threshold objective was not attained, and therefore, the entire 2022 performance-based RSU award was forfeited); (ii) the value realized upon vesting of the 2020-2022 CIU award based on the final performance factor of 0.64; and (iii) the value realized upon the prorated vesting of the 2020 and 2021 option awards (which are estimated at a value of $0 as they are underwater as of December 31, 2022). The realized value of the vesting awards is estimated based on the December 30, 2022 closing stock price.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Structure

Compensation Philosophy

We structure our executive compensation program to link executive compensation to the performance of the Company as a whole. We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should receive a greater percentage of their compensation in the form of performance-based compensation. Compensation for our NEOs varies from year to year primarily based on achievement of enterprise-wide objectives and individual performance. We emphasize enterprise-wide performance to break down internal barriers that can arise in organizations that emphasize individual business unit performance. We believe our compensation structure encourages reasonable risk-taking but discourages excessive risk-taking.

Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain, and motivate our leaders. Over the course of each year, we solicit feedback from our major stockholders regarding our executive compensation program, and management speaks individually to stockholders who wish to provide input. At the Company’s annual meeting of stockholders in 2022, stockholders voted in favor of the Company’s executive compensation program by 90.3% of the votes cast. The Company did not make any changes to our executive compensation program for fiscal year ended December 31, 2022 directly as a result of the advisory vote.

Below is an overview of key aspects of our pay philosophy.

Overall Objectives	• Compensation levels should be competitive so we can both attract and retain talent;

• Compensation should reflect leadership position and scope of responsibility;

• Executive compensation should be linked to the performance of the Company as a whole; and

• Compensation should motivate our executives to deliver our short and long-term business objectives and strategy.

Pay Mix Principles	• Compensation should be tied to short-term performance and creation of long-term stockholder value and return;

• Performance-based compensation should be a significant portion of total compensation for executives with higher levels of responsibility and a greater ability to influence enterprise results; and

• Executives should own meaningful amounts of Pitney Bowes stock to align their interests with stockholders.

Pay for Performance	• Incentive compensation should reward both short-term and long-term performance;
• A significant portion of our compensation should be variable based on performance; and

• The annual and long-term incentive components should be linked to operational outcomes, financial results or stock price performance.

COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement — Executive Compensation

It is our practice to contact many of our stockholders over the course of the year to seek their views on various governance topics and executive compensation matters. For a full discussion of our Stockholder Engagement program generally, and the 2022 conversations, please see “Stockholder Engagement” on page 36 of the Proxy Statement.

Compensation Governance Best Practices

We believe our executive compensation program demonstrates a strong link between pay and performance in its design and exhibits strong governance pay practices. The following lists the principal pay for performance and governance practices adopted by the Board.

100% of annual incentive tied to pre-established financial metrics	No individual supplemental executive retirement plans

100% of the long-term incentive tied to pre-established financial metrics, growth in our share price, and relative TSR	No crediting extra years of service in our benefit plans

Double trigger vesting in our Change of Control provisions	No tax gross-up in Change of Control payments

Significant stock ownership guidelines for senior executives and directors	No hedging, pledging, or short-term speculative trading of Company stock

Market comparison of executive compensation against a peer group and survey data	No employment agreements with our executive officers

Independent compensation consultant performing no other services for the Company	No stock option repricing, reloads, or exchanges

Clawback provisions in the event of financial restatement	No transferability of restricted securities

Annual stockholder advisory vote on executive compensation	No dividends on unvested stock awards

Significant portion of CEO pay at-risk (90%)

Semi-annual stockholder outreach with an available line of direct communication with the Board

One-year minimum vesting period for all long-term incentive compensation awards, with accelerated vesting for certain qualifying termination events. For additional information, please see “Explanation of Benefits Payable upon Various Termination Events” on page 93 of the Proxy Statement

One-year minimum post-vesting retention period for all equity-based long-term incentive awards for executive officers

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Components

The Committee is responsible for determining the compensation for all NEOs, other than the CEO, and for recommending to the independent members of the Board each element of compensation for the CEO. The Committee considers recommendations from the CEO regarding the compensation of other NEOs. The independent Board members are responsible for determining the CEO’s compensation. No member of the management team, including the CEO, has a role in determining his or her own compensation.

For each NEO, the Committee utilizes as a guideline, the market median of the competitive data based on companies with our approximate revenue size from the Willis Towers Watson Regressed Compensation Report and the Radford Global Compensation Database. The Committee considers this information to evaluate base salary, target cash compensation (base salary plus annual incentive), and target direct compensation (base salary plus annual incentive plus long-term incentive) so they are competitive for each position. We describe these two reports in more detail under “Assessing Competitive Practice” beginning on page 76 of the Proxy Statement. We believe market pay data is one decision point in effective pay management. Generally, in addition to market data, pay decisions consider the value of the individual in the job to the organization and relative to other jobs and additional factors such as skills, performance, tenure, experience. As a result, pay for each executive could be positioned below, at, or above the market median(1). For 2022, the target total cash compensation and target total direct compensation for Mr. Lautenbach were 116% and 136%, respectively, of the market median(1) for CEOs. Mr. Lautenbach’s target total cash compensation and target total direct compensation were 106% and 119% of the peer group median pay for CEOs, respectively. For the other NEOs, the average target total cash compensation and target total direct compensation were 120% and 122%, respectively, of the market median(1). The Committee views the current compensation structure as necessary to attract, retain, and incentivize key talent due to the Company’s continuing business evolution, and external influences such as the continuing competitive hiring landscape.

(1)	Market median is the average of the median pay as reported in the Willis Towers Watson Regressed Compensation Report and the Radford Global Compensation Database.

COMPENSATION DISCUSSION AND ANALYSIS

The following table outlines the 2022 components of direct compensation for our NEOs and how they align with our compensation principles.

Pay Element	Key Characteristics	What it Rewards

Short-term Compensation

Base Salary	• Fixed cash compensation	• Performance of daily job duties

	• Increases influenced by an executive’s individual performance and/or competitiveness to the market	• Highly developed skills and abilities critical to the success of the Company

Annual Incentive

•  Performance-based cash compensation primarily measured on achievement of enterprise-wide metrics

•  Individual performance may be considered in establishing an executive’s annual incentive opportunity

• Achievement of pre-determined short-term objectives established generally shortly following the finalization of the Company’s budget for each year

Long-term Incentives

Cash Incentive Units	• Performance-based cash compensation measured on enterprise-wide metrics	• Achievement of pre-determined financial objectives:

• Established generally shortly following the finalization of the Company’s budget for each year within the three-year cycle for awards

• Modified by our TSR relative to the S&P 1000 Index

Performance-Based Restricted Stock Units	• Performance-based equity compensation measured on a threshold financial target	• Achievement of a pre-determined performance objective established at time of grant

• Company stock value

The Company divides performance-based compensation into annual and three-year performance components to incentivize management to strike an appropriate balance between the short and long-term performance of the Company. The 2022 annual and long-term incentive plans reflect this balance and worked as designed to reflect the Company’s performance.

We also provide other benefits for our NEOs. For additional information, please see “Other Indirect Compensation” on page 74 of the Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

2022 Compensation

Base Salary

Mr. Lautenbach’s base salary did not increase in 2022 and has not increased since 2018. Mr. Dies’ base salary also did not increase in 2022. Mr. Fairweather received a 9.75% increase in his base salary due to the increased competitiveness in the market. The remaining NEOs received 3% annual increases in line with our merit guidelines.

Annual Incentives

NEOs are eligible for annual incentives under the Key Employees Incentive Plan (KEIP) primarily for achieving enterprise-wide financial objectives established at the beginning of each year and which are designed to be challenging to achieve. Individual performance and its impact on financial, strategic, unit or individual objectives may be considered.

The annual incentive plan is based 100% on the Company’s financial performance, which we believe demonstrates our commitment to place rigor and objectivity in establishing and meeting our compensation goals. The following lists the financial objectives used under the annual incentive plan along with the reasoning of their effectiveness in measuring how well our business is performing on a short-term basis:

•

Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) – The Committee believes this is an appropriate measure because it excludes one-time and other unusual charges and benefits and more accurately reflects current underlying profitability and performance. Effective for 2022, the weighting for the Adjusted EBIT measure increased from 33.33% to 40% to better align with the Company’s focus on profitable revenue growth.

•

Adjusted Free Cash Flow (Adjusted FCF) – The ability to generate free cash flow on a short-term basis allows the Company to manage its current financial needs and discretionary uses. Although this measure is also utilized in our long-term CIU goal, given its criticality to our ongoing business operations, the Committee believes it is an appropriate measure for driving the Company’s short-term success as well. In recognition of the use of Adjusted FCF in both the annual and long-term incentive programs, the Committee continued its historical practice of supplementing the Adjusted FCF measures under the annual and long-term incentive programs with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability and stockholder returns. Given the increase in the Adjusted EBIT measure weighting for 2022, the Adjusted FCF measure weighting was reduced from 33.3% to 30%.

•

Revenue growth – The Committee believes this is an appropriate measure because it indicates whether our business is expanding, which is foundational to achieving our long-term strategic objectives. Given the increase in the Adjusted EBIT measure weighting for 2022, the Revenue Growth measure weighting was reduced from 33.3% to 30%.

Each of these metrics excludes the impact of certain special items, both positive and negative, which could mask the underlying trend or performance within a business. The adjustments for special items are explained further under “Non-GAAP Measures” on page 101 of the Proxy Statement. For further explanation on objective setting, please see “Determining Compensation – The Decision Process” on page 75 of the Proxy Statement. With regards to Adjusted FCF, expectations can differ from year to year, and in the case of the 2022 Adjusted FCF objective, it was set lower compared to 2021 performance largely due to the timing of working capital, primarily related to significant collections in 2021 related to 2020 peak volumes.

We apply a strategic modifier of up to 10 percentage points in determining final annual incentive pay-outs under the KEIP. The strategic modifier is based on the achievement of enterprise strategic goals. Strategic goals include Environmental, Social, and Governance (ESG) measures that are deemed to be important to the successful operation of the enterprise above and beyond financial goals. The strategic goals for 2022 were (i) Voice of the Client, measured as Net Promoter Score (NPS), collected through client surveys, and (ii) high performance culture, measured from an annual employee survey.

COMPENSATION DISCUSSION AND ANALYSIS

With respect to the Voice of the Client goal, the focus is to close a gap to the top quartile of the NPS benchmark. For the high performance culture goal, the focus is to measure progress through improvement in employee engagement survey dimensions as compared to high performing companies. The high performance culture goal includes the following dimensions: Diversity & Inclusion (D&I); Sustainable Engagement; Client Focus; Teamwork; and Innovation. These objectives are measured from an employee survey developed with the Company’s outside consultant, Willis Towers Watson. Effective for 2022, the Committee set a D&I measure as a threshold objective, which if not met, precludes the high performance culture portion of the strategic modifier from paying out. This increases the focus of D&I in our compensation design, which directly aligns with the importance of D&I to our Company strategy. For competitive reasons, we do not disclose the strategic modifier goals, but we believe they are challenging and require substantial performance.

We believe that these important strategic goals are the foundation for our future business success and essential for positive financial results.

Funding of the 2022 Annual Incentive Pool and Actual Pay-out

In 2022, the Company achieved between threshold and target for the Revenue Growth financial objective and for the Adjusted Free Cash Flow (Adjusted FCF) objective and did not achieve threshold for the Adjusted Earnings Before Interest and Taxes (Adjusted EBIT) objective. In addition, the Company made progress toward important strategic initiatives. The Committee, and independent Board members with respect to the CEO, awarded 46.9% for the achievement of the financial objectives.

The following table provides the financial objectives and results for 2022:

Financial Objectives(1)	Target Weighting	Threshold	95% of Target	Target	Maximum	Actual Result	Actual Pay-out as a % of Target

Adjusted Earnings Before Interest and Taxes(2)	40%	$164 million	$200 million	$212 million	$237 million	$154 million	0.0%

Adjusted Free Cash Flow(2)	30%	$44 million	$80 million	$92 million	$140 million	$85 million	29.2%

Revenue Growth(2)	30%	(0.9)%	1.3%	2.1%	5.1%	(0.45%)	17.7%

Financial Objectives							46.9%

(1)

We set financial objective targets at the beginning of 2022 relative to Company budget on a continuing operations basis excluding any nonrecurring items. Please see “Reconciliation of Reported Consolidated Results to Adjusted Measures” on page 102 of this Proxy Statement and “Treatment of Special Events” beginning on page 80 of this Proxy Statement. We believe that the 2022 financial objectives at each level (threshold, target and maximum) accurately balance the difficulty of attainment of the level with the related pay-out. Additionally, in response to continued supply chain challenges and global market volatility, in 2022 the Committee incorporated a curve with a more moderate slope within five percentage points of the target pay-out.

(2)

Adjusted EBIT, Adjusted FCF, and Revenue growth are non-GAAP measures. For a reconciliation and additional information, please see “Reconciliation of Reported Consolidated Results to Adjusted Measures” on page 102 of this Proxy Statement.

Next, the Committee assessed the predetermined goals for the 2022 strategic modifier, which included a focus on Voice of the Client and actions to build a high performance, client oriented culture throughout the organization. These strategic goals include Environmental, Social, and Governance (ESG) measures that are deemed to be important to the successful operation of the enterprise above and beyond financial goals.

The Committee, and independent Board members with respect to the CEO, added 9.3 percentage points for the strategic modifier. Our Net Promoter Score increased year over year with accelerated improvement as the year progressed. While exceeding high performing participation rates as defined by Willis Towers Watson, we saw ongoing strength in our engagement metric scores for 2022 with all engagement metric categories exceeding or far exceeding high performance marks. The newly established D&I threshold was exceeded enabling the high performance culture portion of the strategic modifier to pay-out.

COMPENSATION DISCUSSION AND ANALYSIS

Even though the combination of the financial metrics and the strategic modifier would have resulted in an annual incentive pay-out of 56.2% of target, management recommended, and the Committee and the independent members of the Board approved, a downward adjustment to the formulaic pay-out of nine percentage points predominantly due to the impact of working capital timing at year-end. The adjustment reduced the annual incentive formulaic pay-out to 47.2% of target for the NEOs for 2022. For detailed information, please see “Reconciliation of Reported Consolidated Results to Adjusted Measures” on page 102 of this Proxy Statement.

The following table compares the actual pay-outs in 2022 and 2021:

Annual Incentive	2022 Actual Pay-out Factor as a % of Target	2021 Actual Pay-out Factor as a % of Target	Total Multiplier Change 2022 vs. 2021

Financial Objectives	46.9%	54.7%

Strategic Modifier	9.3%	5.8%

Total Pay-out	56.2%	60.5%

Downward Adjustment	(9%)	N/A

Total Adjusted Pay-out	47.2%	60.5%	(13.3%)

Long-term Incentives

Long-term incentives are designed to link the NEOs’ rewards to the Company’s long-term financial performance and stock price. We also pay long-term incentives to be competitive in the markets in which we operate and to attract and retain high performing executives.

In February 2022, the NEOs received a long-term incentive (LTI) mix of 60% CIUs and 40% performance-based RSUs to align long-term incentives with long-term stockholder interests. For 2022, the LTI mix excluded Non-qualified Stock Options (NSOs) in consideration of equity dilution levels.

The 2022 equity based long-term incentive awards are subject to the Pitney Bowes Inc. Amended and Restated 2018 Stock Plan and the 2,000,000 maximum number of shares that may be made to a single participant in any one calendar year under such plan. For further details in 2022 grants, please see the “Grants of Plan Based Awards in 2022” table on page 83 of the Proxy Statement. Long-term incentive targets for the NEOs remained the same except for Mr. Dies, Mr. Goldstein, and Mr. Fairweather whose LTI targets increased to $1,380,000, 1,250,000, and $1,300,000 respectively, as a result of the increased complexity of their roles and increased competitiveness in the market, and for retentive purposes. For additional details on Mr. Lautenbach’s LTI, please see “CEO 2022 Compensation” on page 61 of the Proxy Statement.

Cash Incentive Units (CIUs)

CIUs are long-term cash awards granted annually with three-year performance and vesting cycles. NEOs are awarded CIUs with pay-outs based on achieving challenging enterprise-wide financial objectives established each year of the three-year cycle. The results are aggregated at the end of the three-year performance period. If the threshold level of performance for the enterprise-wide financial objectives are not met for a calendar year, one-third of the award value will be forfeited.

The enterprise-wide objectives set by the Committee include two equally weighted financial objectives: Adjusted Earnings Per Share (Adjusted EPS) and Adjusted FCF. We believe both of these financial factors are important indicators of the Company’s long-term viability and performance and thus are appropriate metrics upon which to base long-term incentive awards. For details on the objective setting process, please see “Determining Compensation – The Decision Process” on page 75 of the Proxy Statement.

•	Adjusted EPS is a measure of long-term profitability and it excludes one-time and unusual charges and benefits.
•

Adjusted FCF provides resources to reposition and pursue new growth opportunities. While this metric is also utilized in our short-term goal, given its criticality to our ongoing business operations, the Committee believes Adjusted FCF is an appropriate measure for driving the Company’s long-term success.

COMPENSATION DISCUSSION AND ANALYSIS

Each year, the Committee considers a range of factors in establishing objectives. With regards to Adjusted FCF, expectations can differ from year to year, and in the case of the 2022 Adjusted FCF objective, it was set lower compared to 2021 performance largely due to the timing of working capital, primarily related to significant collections in 2021 related to 2020 peak volumes. Financial targets may be revised for special items such as to adjust for discontinued operations. For additional information, please see “Reconciliation of Reported Consolidated Results to Adjusted Measures” on page 102 of this Proxy Statement and “Treatment of Special Events” beginning on page 80 of this Proxy Statement. Our long-term financial targets take into account budgeted levels of share repurchases. The Committee sets the objectives at levels designed to have an appropriate degree of difficulty and stretch for each grant.

For the 2022-2024 CIU grant, the Committee will modify the resulting earned unit value by up to +/- 25% based on our cumulative three-year TSR as ranked against the S&P 1000, linking pay-out to our relative TSR. The S&P 1000 index represents a broad cross section of industries and encompasses the current Pitney Bowes market cap. If TSR is negative for the cumulative three-year period, there will not be a positive application of the TSR modifier regardless of the Company rank against peers. Based on relative performance versus our peer group over the cumulative three-year period, the TSR modifier is applied as shown below:

PBI rank vs. Peer Group (percentile)	Modifier
> 75th %	+25%
> 70th to 75th %	+20%
> 65th to 70th %	+15%
> 60th to 65th %	+10%
> 55th to 60th %	+5%
> 45th to 55th %	+0%
> 40th to 45th %	–5%
> 35th to 40th %	–10%
> 30th to 35th %	–15%
25th to 30th %	–20%
Below 25th %	–25%

The number of units vesting at the end of the cycle can range from 0% to 200% of the initial number granted based on achievement of the Committee approved financial goals and application of the cumulative three-year TSR modifier. The Committee also can employ discretion in determining the vesting percentage to reflect more accurately the Company’s overall performance.

When the 2020 long-term incentive awards were issued, we replaced Performance Stock Units (PSUs) with CIUs. Under SEC disclosure rules, stock awards are required to be included in the Summary Compensation Table in the year granted, while CIU awards are included at the end of the performance period when they are actually earned. This means total compensation appears significantly higher for 2022 when compared to 2020 and 2021 because CIU awards are not included in the Summary Compensation Table until actually earned, and 2022 is the first year that CIU pay-outs are included in the Summary Compensation Table for NEOs other than Mr. Fairweather, who had a CIU pay-out in the 2021 Summary Compensation Table.

Performance-Based Restricted Stock Units

An annual grant of performance-based RSUs was made during the first quarter of the year. Performance-based RSUs both support the executives taking a long-term view on Company success and serve as a significant retention tool.

Performance-based RSUs generally vest in three equal installments over a three year period, with the requirement that the executive still be employed at the installment vesting date for that installment to vest. If the adjusted income from continuing operations threshold for the year granted is not achieved, the performance-based RSUs granted in that year are forfeited.

In order for the 2022 performance-based RSUs to vest, the Company had to achieve a threshold target of $16,083,000 adjusted income from continuing operations in 2022, excluding certain special events (see “Treatment of Special Events” beginning on page 80 of this Proxy Statement). Actual 2022 adjusted income from continuing

COMPENSATION DISCUSSION AND ANALYSIS

operations, excluding certain special events, was $13,170,000 which did not meet the threshold target, resulting in the forfeiture of the 2022 performance-based RSU grant for all NEOs.

Cash Incentive Units Objectives, Metrics and Funding for the Completed 2020-2022 Grant Cycle

The 2020-2022 CIU cycle utilizes annual financial targets (Adjusted EPS and Adjusted FCF) set at the beginning of each calendar year within the three-year cycle, results of which are aggregated at the end of the three-year performance period. For the 2020-2022 CIU cycles, the unit multiplier at target is 100%. The CIU multiplier range is based upon the achievement of the pre-determined financial objectives described above, each weighted at 50%. Additionally, final results are modified by a cumulative three-year TSR modifier of up to plus or minus 25% based on relative performance compared with proxy peers. The TSR modifier is applied as shown on page 71 of the Proxy Statement.

In 2022, the Company did not achieve threshold for the Adjusted EPS objective and achieved between threshold and target for the Adjusted FCF objective. Throughout the three-year period ending with 2022, the Company continued to invest in our long-term success. With the purpose of creating a streamlined and focused global technology Company, we have divested multiple businesses, and invested in our facilities, platforms, systems, products, brand, and talent to reduce the complexities of shipping and mailing for our clients, achieve operational excellence, and leverage economies of scale and experience. These investments and divestitures likely depressed results over the three-year term, but in the view of management and the Board, these actions were necessary as they better positioned the Company for longer term success.

The table below shows the financial targets, each weighted at 50%, and the levels of achievement relating to the 2020-2022 CIUs. Even though the combination of the financial metrics and the TSR modifier would have resulted in a 0.71 per unit pay-out for the NEOs’ 2020-2022 CIU awards, management recommended, and the Committee and the independent members of the Board approved, a downward adjustment of .07 per unit predominantly due to the impact of working capital timing at year end. The adjustment reduced the 2020-2022 CIU pay-out to 0.64 per unit as illustrated below.

For competitive reasons, we do not disclose forward-looking target goals for multi-year performance periods.

2020-2022 Adjusted Earnings Per Share (Adjusted EPS)(1)	Threshold	Target	Maximum	Actual Result	Metric Pay-out Value	TSR Modifier	Performance Multiplier

2020	$0.53	$0.65	$0.75	$0.35	0.00

2021	$0.15	$0.32	$0.42	$0.32	0.17

2022	$0.16	$0.32	$0.41	$0.15	0.00

2020-2022 Adjusted Free Cash Flow (Adjusted FCF)(1)	Threshold	Target	Maximum	Actual Result	Metric Pay-out Value	TSR Modifier	Performance Multiplier

2020	$177 million	$211 million	$244 million	$198 million	0.13

2021	$100 million	$135 million	$170 million	$119 million	0.12

2022	$44 million	$92 million	$140 million	$85 million	0.15

Total					0.57	25%	0.71

Downward Adjustment							(0.07)

Total Adjusted							0.64

(1)

Adjusted EPS and Adjusted FCF are non-GAAP measures. For a reconciliation and additional information, please see “Reconciliation of Reported Consolidated Results to Adjusted Measures” on page 102 of this Proxy Statement and “Treatment of Special Events” beginning on page 80 of this Proxy Statement. The 2021 and 2022 financial targets for the 2020-2022 CIUs are the same used for the completed years in the 2021-2023 CIUs and 2022-2024 CIU performance periods.

COMPENSATION DISCUSSION AND ANALYSIS

The following is an illustration of the 2020-2022 CIU pay-out.

2020-2022 Cash Incentive Unit Vesting Multiplier(1)

(1)	The sum of the metrics may not exactly equal the total due to rounding.

For additional detail on the calculation of the financial metrics described above, please see “Non-GAAP Measures” and corresponding table on page 101 of the Proxy Statement.

Based on the 2020-2022 CIU performance multiplier of 0.64 per unit, the table below displays the number of CIUs vested in February 2023 for the listed NEOs.

Executive	Target CIUs Awarded	Performance Multiplier	Units Vested

Marc B. Lautenbach	3,900,000	0.64	2,496,000

Ana Chadwick(1)	n/a	0.64	n/a

Jason Dies	780,000	0.64	499,200

Daniel Goldstein	450,000	0.64	288,000

James Fairweather	240,000	0.64	153,600

(1) Ms. Chadwick commenced employment with the Company in 2021 and, accordingly, did not receive a CIU award for the 2020-2022 CIU cycle.

The following table compares the actual pay-outs for cycles ending in 2022 and 2021:

Long-Term Incentive	2022 Actual Unit Multiplier Value (2020 – 2022 CIU cycle)	2021 Actual Unit Multiplier Value (2019 – 2021 Performance Stock Unit/CIU cycle)	Total Multiplier Change 2022 vs. 2021

Adjusted Earnings per Share	0.17	0.29

Adjusted Free Cash Flow	0.40	0.40

TSR Modifier Adjustment	0.14	-0.03

Total Multiplier/Pay-out Value	0.71	0.66

Downward Adjustment	(0.07)	N/A
Total Adjusted Multiplier/Pay-out Value	0.64	0.66	(0.02)

COMPENSATION DISCUSSION AND ANALYSIS

Other Indirect Compensation

Retirement Compensation

In the United States, retirement benefits include:

•

Qualified and nonqualified restoration 401(k) plans with Company matching contributions up to 4% of eligible compensation and 2% Company core contributions. Participants become eligible for the Company matching and Company core contributions after one year of employment with the Company.

•

Qualified and nonqualified restoration pension plans for employees hired prior to January 1, 2005. Accruals under these plans were frozen at the end of 2014. Mr. Goldstein and Mr. Fairweather are the only NEOs that qualify for this benefit.

Nonqualified plans are unfunded obligations of the Company subject to claims by our creditors. Nonqualified restoration plans (pension and 401(k)) are based on the same formulas as are used under the broad-based qualified plans and make up for benefits that would have been provided under the qualified plans except for limitations imposed by the Internal Revenue Code of 1986, as amended. Restoration plans are available to a select group of management or highly compensated employees, including the NEOs.

An individual account under the 401(k) Restoration Plan:

•	is adjusted on the basis of notional investment returns of publicly available mutual fund investments offered under the qualified 401(k) plan; and

•	does not receive any above-market earnings.

The Pension Restoration Plan applies the same standard actuarial rules as are applied under the qualified Pension Plan.

For additional information, please see the narrative accompanying the “Pension Benefits as of December 31, 2022” table on page 87 and the narrative accompanying the “Nonqualified Deferred Compensation for 2022” table beginning on page 88 of the Proxy Statement.

Other Benefits

Other benefits include:

•

Nonqualified Deferred Incentive Savings Plan (DISP) which provides certain executives the ability to voluntarily defer in a tax efficient manner pay-outs of annual cash incentives, long-term cash incentives, and base pay into a nonqualified deferred compensation plan.

•

Certain executives with performance or time-based RSUs and PSUs who are subject to the executive stock ownership policy, may elect to defer settlement of their awards until termination or retirement. Executives who choose deferral receive dividend equivalents after the award vests which are also deferred.

•	Limited perquisites, consisting of financial counseling (to assist with tax compliance, investments, legal and estate matters), executive physicals and spousal travel.

COMPENSATION DISCUSSION AND ANALYSIS

Process for Determining Named Executive Officer Compensation

Executive Compensation Committee

The Committee is responsible for reviewing the performance of and approving compensation awarded to our executive officers, other than the CEO. The independent Board members, with the input of the Committee, (i) set individual base pay, target compensation, and performance targets annually for the CEO, (ii) review his performance, and (iii) determine his compensation pay-outs by comparing and approving actual performance against the established objectives including the TSR modifier. In addition, the Committee, and the independent Board members with respect to the CEO, may exercise discretion in its sole determination. The Committee works closely with its independent consultant, Pay Governance, and management to examine various pay and performance matters throughout the year.

Independent Compensation Consultant

The Committee retains Pay Governance as its independent compensation consultant and considers advice and information provided by Pay Governance in determining the compensation paid to NEOs and in making its recommendation to the independent members of the Board for CEO pay. The consultant regularly attends the Committee meetings and advises on a range of matters, including peer group composition, plan design, and competitive pay practices. The consultant does not perform other services for the Company. We incurred $89,497 in Pay Governance fees for services performed for the Committee during 2022. The Committee considered the following six factors and determined there was no conflict in the engagement of Pay Governance and that Pay Governance is independent: (i) the provision of other services to the Company by Pay Governance; (ii) the amount of fees received from the Company by Pay Governance, as a percentage of the total revenue of Pay Governance; (iii) the policies and procedures of Pay Governance that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Pay Governance consultants with a member of the Committee; (v) any Company stock owned by the Pay Governance consultants; and (vi) any business or personal relationship of the Pay Governance consultants or Pay Governance with any of the Company’s executive officers.

The Committee annually reviews the performance of Pay Governance and has the sole authority to hire and terminate its consultant.

The Committee also reviews independence factors applicable to other consultants, including outside law firms and Willis Towers Watson, management’s compensation consultant.

Determining Compensation—The Decision Process

COMPENSATION DISCUSSION AND ANALYSIS

Generally, at the beginning of each year, our CEO, in consultation with senior management, recommends to the Committee financial objectives for the annual and long-term incentive plans based on the financial objectives set by the Board. Objectives were aligned with the 2022 Company budget. The Committee and the independent directors review the recommendations particularly with respect to the appropriateness and rigor of the objectives and approve the final annual and long-term objectives.

After reviewing and evaluating data, as more fully discussed in section “Assessing Competitive Practice” below, our CEO recommends compensation target levels for base pay, annual incentives, and long-term incentives, as well as total direct compensation in the aggregate for executive officers, including the NEOs other than the CEO. The Committee reviews management’s recommendations and determines the appropriate financial objectives, base salary and the target levels of annual and long-term incentive compensation. The Committee also recommends for approval by the independent Board members the base salary and annual and long-term incentive target levels for the CEO. Generally, at this time, the Committee also approves any changes to the compensation program for the coming year.

At the end of each year, each NEO completes a written self-assessment of his or her performance against his or her objectives. The CEO evaluates the performance of his executive officer direct reports and recommends incentive compensation actions, other than for himself, to the Committee. The Committee recommends to the independent Board members an individual performance assessment for the CEO. The Committee reviews the financial accomplishments of the Company, taking into account predetermined objectives for the preceding year, and determines actual base salary increases as well as annual and long-term incentive compensation for the NEOs and recommends for approval by the independent Board members the compensation for the CEO. The actual pay-out levels for annual incentive compensation are based upon the Company’s performance against the predetermined financial objectives and other criteria, as discussed under “Annual Incentives” beginning on page 68 of the Proxy Statement. With respect to long-term incentive compensation, the Committee determines pay-out levels based on pre-determined financial objectives, and to the extent applicable, a relative TSR modifier, as discussed in further detail under “Long-term Incentives” beginning on page 70 of the Proxy Statement.

To assist in this process, the Committee also reviews tally sheets prepared by Human Resources to evaluate the individual components and the total mix of current and historical compensation. These tally sheets aid the Committee in analyzing the individual compensation components as well as the compensation mix and weighting of the components within the total compensation package.

To evaluate whether each NEO’s compensation package is competitive with the marketplace, the Committee, and with respect to the CEO, the independent Board members, also review each executive’s total direct compensation against market data during the assessment process as more fully described in “Assessing Competitive Practice” below.

Assessing Competitive Practice

To evaluate whether our executive compensation is competitive in the marketplace, the Committee annually compares each executive’s total direct compensation (base salary, annual incentive and long-term incentives) against two independent reports, the Willis Towers Watson Regressed Compensation Report (Willis Towers Watson Report) and the Radford Global Compensation Database (Radford Database) with a view towards determining the optimal mix and level of compensation. The Committee then reviews the targets and actual pay-outs against publicly available data from our peer group to evaluate ongoing compensation opportunity and competitiveness. Finally, the Committee’s independent compensation consultant reviews the data presented to the Committee, before the Committee establishes the target total direct compensation structure. The Committee sets compensation targets assuming achievement of specific incentive award performance objectives at target.

The Willis Towers Watson data is regressed for corporate revenue of approximately $4.0 billion for corporate leaders and actual regressed revenue for business unit leaders for the business units they lead. The Willis Towers Watson Report is a sub-section of the US Compensation Data Bank General Industry Executive Database. The Radford Database is regressed for corporate revenue of approximately $3.0 - $5.0 billion for corporate leaders and bases its analysis on applicable revenue ranges as they pertain to various roles. The Radford Database is derived from global survey results across multiple industries. These reports assist the Committee in assessing the market

COMPENSATION DISCUSSION AND ANALYSIS

competitiveness of executive officer compensation against external market data. This market data provides important reference points for the Committee but is not the sole basis for determining appropriate compensation design, compensation targets, or individual pay levels. Use of comparative industry data and outside surveys only serves to indicate to the Committee whether those decisions are in line with our peer group and the industry in general. The Committee believes the comparative industry data used from the Willis Towers Watson Report, the Radford Database, and the peer group are consistent with our compensation philosophy. Compensation targets and individual pay levels may vary from the median for various reasons, including:

•	the value of the total rewards package;

•	program design and strategic considerations;

•	affordability;

•	changing competitive conditions;

•	program transition considerations;

•	the definition and scope of the executive’s role;

•	the executive’s individual contributions to the Company;

•	unique skill sets presented by the employee; and

•	succession or retention considerations.

In addition, the Committee asks Pay Governance to analyze the appropriateness of the Company’s short and long-term compensation program design. The Committee and the Board also consider the burn rate with respect to the equity awards when deciding how much of the total direct compensation package should be composed of equity-based awards.

Each year the Committee then reviews our relative performance, compensation targets and actual pay-outs against the relative performance and compensation of the peer group.

Peer Group

In 2021, as part of its annual process, the Committee reviewed the peer group and approved changes effective January 1, 2022 for the purposes of reviewing NEO peer median pay levels and conducting pay practice reviews. We do not have a single completely overlapping competitor due to the unique mix of our business, however, we use a peer group of companies similar in size and/or complexity to evaluate the competitiveness of our executive compensation. As part of the approved changes, due to the privatization of the following companies, the Committee eliminated them from the peer group:

•	Echo Global Logistics, Inc.

•	R.R. Donnelley & Sons Company

•	Stamps.com, Inc.

The Committee also added the following companies to provide greater industry focus. In particular, these new companies align with our continued growth in ecommerce, logistics/shipping and business to business services:

•	Avery Dennison Corporation

•	Cimpress plc

•	Etsy, Inc.

•	Overstock.com, Inc.

•	Ryder System, Inc.

•	Schneider National, Inc.

•	W.W. Grainger, Inc.

Our current peer group consists of companies with revenues between approximately $2 billion and $17 billion, and market capitalization between approximately $112 million and $64 billion. Fiserv, Inc. and Fidelity National Information Services, Inc. remain in our peer group despite the revenue size difference because the Committee considers them reasonable peers based on similar business models, transformational models, or competing talent pools.

The TSR modifier for the 2020-2022 CIU cycle pay-out utilized the peer companies in place at the time the award was granted.

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group as of December 31, 2022(1)

	12/31/2022 Revenue	12/31/2022 Market Capitalization	Total Stockholder Return
Company Name	($ millions)	($ millions)	1-Year	3-Year	5-Year
ACCO Brands Corporation	$2,019	$527	-29%	-12%	-12%
Avery Dennison Corporation	$9,197	$14,655	-15%	+13%	+11%
Bread Financial Holdings, Inc. (formerly Alliance Data Systems Corporation)	$2,383	$1,877	-42%	-24%	-27%
Cimpress plc	$2,888	$724	-61%	-40%	-25%
Deluxe Corporation	$2,245	$732	-44%	-27%	-24%
Diebold, Incorporated	$3,552	$112	-84%	-49%	-39%
Etsy, Inc.	$2,476	$15,055	-45%	+39%	+42%
Fidelity National Information Services, Inc.	$14,486	$40,261	-36%	-20%	-5%
Fiserv, Inc.	$17,363	$64,182	-3%	-4%	+9%
Hub Group, Inc.	$5,311	$2,641	-6%	+16%	+11%
NCR Corporation	$7,869	$3,217	-42%	-13%	-7%
Overstock.com, Inc.	$2,137	$886	-67%	+40%	-21%
Rockwell Automation Inc.	$7,760	$29,555	-25%	+10%	+8%
Ryder System, Inc.	$11,523	$4,199	+4%	+20%	+4%
Schneider National, Inc.	$6,618	$4,165	-12%	+7%	-1%
The Western Union Company	$4,668	$5,318	-18%	-16%	-2%
W.W. Grainger, Inc.	$14,785	$28,107	+9%	+20%	+21%
Xerox Holdings Corporation	$6,943	$2,272	-31%	-23%	-9%
25th Percentile	$2,579	$1,134	-44%	-22%	-19%
Median	$5,964	$3,691	-30%	-8%	-4%
75th Percentile	$8,865	$14,955	-13%	+15%	+9%

Pitney Bowes Inc.	$3,613	$661	-40%	+2%	-15%
PBI Percentile Rank	36%	10%	38%	56%	27%

Source: S&P Capital I.Q.

(1)

Peer group as of December 31, 2022 used for reviewing NEO peer median pay levels and conducting pay practice reviews. Also note, the calculation of the 2020-2022 TSR modifier excludes the newly added companies in effect as of January 1, 2021 and January 1, 2022 as well as Stamps.com Inc., Echo Global Logistics, Inc., and R.R. Donnelley & Sons Company given their privatization.

In 2022, the Committee reviewed the peer group in effect as of January 1, 2022 and approved the further addition of GXO Logistics, Inc. effective January 1, 2023. This change was made to provide greater focus on the logistics industry and services.

Pay Governance and the Committee designed our peer group so the Committee could analyze compensation packages, including compensation mix and other benefits, within the competitive market to attract and retain the talent and skill required to lead our business. This peer group consists of industrial, technology, and consumer discretionary companies. When evaluating the appropriateness of the peer group, the Committee considered factors such as revenue, market capitalization, and complexity of the business to strike a reasonable balance in terms of company size and an adequate number of peers. The Committee also considered any feedback received from stockholders.

OTHER POLICIES AND GUIDELINES

Other Policies and Guidelines

Clawback Policy

The Company’s executive compensation program includes a “clawback” feature, allowing the Board to adjust, recoup or require the forfeiture of any awards made or paid under the Stock Plan or the KEIP and applies to:

•

any executive officer, including NEOs, in the event of any financial restatement due to a misrepresentation of the financial statements of the Company. This applies to awards granted, vested, or payments made during the 36-month period prior to the financial restatement; or

•

any employee, including NEOs, whom the Board reasonably believes engaged in gross misconduct or breached any provisions in their Proprietary Interest Protection Agreement, which generally provides for confidentiality, and non-competition and non-solicitation of employees and customers for one year following termination of employment.

The Company will review and modify the clawback policy as necessary to reflect the final New York Stock Exchange listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

No Agreements with Executives

We have not entered into fixed term employment agreements with any of our NEOs, including the CEO. Therefore, such officers are “at will” employees.

No Pledging, Hedging and Other Short-Term Speculative Trading

We have policies prohibiting both the pledging and hedging of our stock. Neither the Board nor management-level employees may pledge or transfer for value Pitney Bowes securities, engage in short-term speculative (“in and out”) trading in Pitney Bowes securities, or participate in hedging and other derivative transactions, including short sales, “put” or “call” options, swaps, collars or similar derivative transactions, with respect to Pitney Bowes securities (other than transactions in employee stock options).

Executive Stock Ownership Policy

We maintain an executive stock ownership policy that encourages executives to think as owners and to hold substantial amounts of Company stock to closely align our key executives’ interests with the long-term interests of our stockholders.

The chart below illustrates the policy ownership requirements:

Title	Stock Ownership as a Multiple of Base Salary
Chief Executive Officer	5X
Other Executive Officers	2X
All Other Covered Executives	1X

Only shares owned outright, shares held in a trust, and shares owned under a deferred compensation arrangement are counted toward the ownership requirement. Unvested shares and unexercised NSOs do not count toward the requirement.

Executive officers are expected to reach these ownership levels within five years. Until they reach ownership levels, executive officers are required to retain all or a portion of the net after tax shares acquired upon vesting of equity awards. Effective in 2022, executive officers must retain 100% of shares acquired through the vesting of any equity based LTI awards for at least 12 months following vesting.

OTHER POLICIES AND GUIDELINES

Beginning with performance or time-based RSUs and PSU awards made in February 2015, executives who are required to own certain levels of Company stock under the executive stock ownership policy may elect to defer the settlement of their awards upon vesting until the executives terminate employment or retire. Executives who choose to defer in this manner receive dividend equivalents once the awards vest, which are also deferred as vested RSUs.

The Committee reviews executive stock ownership annually to make sure it is in line with the policy’s objectives.

Change of Control

We believe that the cash payments and benefit levels provided to our executives following a Change of Control transaction are consistent with current market practice for companies of our size. Our Change of Control arrangements are intended to encourage those executives most closely connected to a potential Change of Control to act more objectively, and therefore, in the best interests of our stockholders, despite such a transaction possibly resulting in the executives’ termination.

Our Change of Control protections also encourage executives to remain with the Company until the completion of the transaction to enable a successful transition. Payments of equity awards and Change of Control severance occur only when an employee is terminated without cause or when an employee voluntarily terminates for good reason (such as a reduction in position, pay or other constructive termination event) within two years following a Change of Control (a “double trigger” payment mechanism). The Change of Control, by itself, does not cause severance payments or accelerated vesting of equity awards.

The Company does not gross up our executives for any excise tax imposed on Change of Control payments.

A Change of Control is generally defined as (i) an acquisition of 30% or more of our Common Stock, or 30% or more of the combined voting power of our voting securities by an individual, entity or group, (ii) replacement of a majority of the Board other than as approved by the incumbent Board, (iii) as a result of a reorganization, merger, consolidation or sale, more than 50% of our Common Stock and voting power changes hands, or (iv) approval by stockholders of a liquidation or dissolution of the Company.

We believe our Change of Control arrangements support our overall compensation objectives because they are aligned with our goal of providing a compensation package sufficiently competitive to attract and retain talent and align with stockholder interests. With the double trigger payment mechanism applicable to both equity and cash awards and the lack of any gross-up, we believe the Change of Control arrangements reflect best practices from a corporate governance perspective.

Treatment of Special Events

In determining performance goals and evaluating performance results, the Committee may use its discretion and judgment to more closely align management’s rewards for business performance with their contributions to that performance while still holding management accountable for the overall results of the business. The Committee believes that the metrics for incentive compensation plans should be specific and objective. However, the Committee recognizes that during the measurement period, certain one-time or unusual events may distort, either positively or negatively, the Company’s financial performance. For the annual incentive, CIU, and RSU measures, financial results have been adjusted to exclude: gains, losses and costs related to acquisitions and dispositions, loss on debt extinguishment and other unusual or one-time items. In addition, Adjusted EBIT and Adjusted EPS also excludes the impact of restructuring. For additional detail, please refer to the “Reconciliation of Reported Consolidated Results to Adjusted Measures (Unaudited)” table on page 102 of the Proxy Statement.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Executive Compensation Tables and Related Narrative

The following 2022 Summary Compensation Table shows all compensation earned by or paid to Marc Lautenbach, Ana Chadwick, Jason Dies, Daniel Goldstein, and James Fairweather. The compensation shown below was paid for services performed during or with respect to 2022 and, to the extent required by SEC disclosure rules, 2021, and 2020. The 2022 Summary Compensation Table includes amounts earned and deferred during the periods covered under the DISP.

For additional information regarding grants made during 2022 to the NEOs, please see the “Grants of Plan-Based Awards in 2022” table on page 83 of the Proxy Statement.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($) (7)

Marc B. Lautenbach President and Chief Executive Officer	2022	1,000,000	-	2,596,008	-	3,274,800	-	153,152	7,023,960
	2021	1,003,846	-	1,346,417	1,409,999	998,250	-	155,427	4,913,938
	2020	1,005,769	-	1,172,612	1,300,000	1,108,350	-	126,629	4,713,361

Ana Chadwick Executive Vice President and Chief Financial Officer	2022	589,530	-	460,285	-	223,634	-	68,037	1,341,486
	2021	532,981	500,000	716,202	249,999	256,951	-	13,315	2,269,448

Jason Dies Executive Vice President and President, Sending Technology Solutions	2022	765,000	-	508,156	-	788,064	-	90,937	2,152,157
	2021	765,577	-	248,273	259,998	370,260	-	90,386	1,734,493
	2020	738,569	-	234,524	260,000	492,600	-	57,694	1,783,387

Daniel J. Goldstein Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	587,839	-	460,285	-	455,244	0	53,542	1,556,910
	2021	573,783	-	200,527	210,002	208,126	0	53,576	1,246,014
	2020	563,514	-	135,300	150,000	276,894	51,185	50,722	1,227,615

James Fairweather Executive Vice President and Chief Innovation Officer	2022	562,922	-	478,695	-	315,285	0	61,908	1,418,810
	2021	520,592	-	768,695	-	248,233	0	58,387	1,595,907

(1)	Ms. Chadwick and Mr. Fairweather were not NEOs prior to 2021.

(2)

This column includes the value of stock awarded to NEOs during 2022, 2021, and 2020 based upon its grant date fair value, as determined under SEC guidance and based upon the probable outcome of the applicable performance conditions on the grant date with respect to performance-based RSU awards. Performance-based RSUs were the only stock awards granted to the NEOs in 2022. Because the performance-based RSUs only have one pay-out level, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying performance condition. Details regarding the grants of performance-based RSUs can be found in the “Grants Of Plan-Based Awards In 2022” table, and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table. For additional information on performance-based and time-based Restricted Stock Units, please see “Compensation Discussion and Analysis” starting on page 60 of the Proxy Statement. The Company did not attain the 2022 threshold objective for adjusted income from continuing operations resulting in the forfeiture of the performance-based Restricted Stock Units granted in 2022.

(3)

This column includes the value of stock options awarded to NEOs during 2021 and 2020 based upon its grant date fair value, as determined under SEC guidance. NSOs were not granted to the NEOs in 2022. Details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table.

(4)

This column includes annual incentive compensation earned in the applicable year by the NEO. The 2022 awards were based on the achievement of financial objectives and continued employment through December 31, 2022.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

This column also includes CIU pay-outs earned over the three-year performance cycle ending in each year for applicable NEOs. CIU pay-outs are subject to the maximum that may be awarded to a single participant in any one calendar year.

The 2022 annual incentive and 2020-2022 CIU award pay-out amounts in this column are: annual incentive of $778,800 and CIU of $2,496,000 for Mr. Lautenbach; annual incentive of $223,634 for Ms. Chadwick; annual incentive of $288,864 and CIU of $499,200 for Mr. Dies; annual incentive of $167,244 and CIU of $288,000 for Mr. Goldstein; and an annual incentive of $161,685 and CIU of $153,600 for Mr. Fairweather. Because Ms. Chadwick commenced employment with the Company in 2021, she was not a participant in the 2020-2022 CIU performance cycle.

(5)

This column shows the change in the actuarial present value of the accumulated pension benefit for the participating NEOs in the applicable year. Mr. Goldstein and Mr. Fairweather are the only pension eligible NEOs and are fully vested in their pension benefit. Both the qualified Pension Plan and nonqualified Pension Restoration Plan were frozen to all participants on December 31, 2014. The change in pension value in 2022 was a decrease of $87,013 for Mr. Goldstein, and a decrease of $5,399 for Mr. Fairweather. For purposes of computing the amounts in the table above, negative values were reflected at $0.

(6)

Amounts shown for 2022 include all other compensation received by the NEOs that is not reported elsewhere. Our executives are eligible to receive an executive physical with reimbursement up to $2,400. Due to healthcare privacy reasons, we have assigned the same value to each of the NEOs regardless of whether the NEO used the benefit.

For Mr. Lautenbach, 2022 includes: Company match of $12,200 and 2% core contribution of $6,100 to the Pitney Bowes 401(k) Plan; Company match of $67,730 and 2% core contribution of $33,865 to the Pitney Bowes 401(k) Restoration Plan earned in 2022; financial counseling; the Company’s actual cost of spousal travel; and group basic life insurance premiums for coverage provided by the Company.

For Ms. Chadwick, 2022 includes: Company match of $12,200 and 2% core contribution of $6,100 to the Pitney Bowes 401(k) Plan; Company match of $21,633 and 2% core contribution of $10,816 to the Pitney Bowes 401(k) Restoration Plan earned in 2022; financial counseling; and group basic life insurance premiums for coverage provided by the Company.

For Mr. Dies, 2022 includes: Company match of $12,200 and 2% core contribution of $6,100 to the Pitney Bowes 401(k) Plan; Company match of $33,210 and 2% core contribution of $16,605 to the Pitney Bowes 401(k) Restoration Plan earned in 2022; financial counseling; the Company’s actual cost of spousal travel; and group basic life insurance premiums for coverage provided by the Company.

For Mr. Goldstein, 2022 includes: Company match of $12,200 and 2% core contribution of $6,100 to the Pitney Bowes 401(k) Plan; Company match of $14,800 and 2% core contribution of $9,806 to the Pitney Bowes 401(k) Restoration Plan earned in 2022; financial counseling; and group basic life insurance premiums for coverage provided by the Company.

For Mr. Fairweather, 2022 includes: Company match of $12,200 and 2% core contribution of $6,100 to the Pitney Bowes 401(k) Plan; Company match of $17,450 and 2% core contribution of $8,896 to the Pitney Bowes 401(k) Restoration Plan earned in 2022; financial counseling; and group basic life insurance premiums for coverage provided by the Company.

(7)

When the 2020 long term compensation awards were issued, we replaced PSUs with cash-settled CIUs. Under SEC disclosure rules, stock awards are required to be included in the Summary Compensation Table in the year granted, while CIU awards are included at the end of the performance period when actually earned. This means Total Compensation appears significantly higher for 2022 when compared to 2020 and 2021 because CIU awards are not included in the Summary Compensation Table until actually earned, and 2022 represented the first year that CIU payouts were included in the Summary Compensation Table for NEOs other than Mr. Fairweather, who had a CIU payout in the 2021 Summary Compensation Table. This difference results from different disclosure rules on timing for different kinds of awards, and not on their value, and should normalize over time.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

GRANTS OF PLAN-BASED AWARDS IN 2022

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (1) ($)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Marc B. Lautenbach
Annual Incentive (2)		247,500	1,650,000	2,640,000

Cash Incentive Units (3)	2/15/2022	209,385	4,230,000	8,460,000

Performance-based RSUs (4)	2/15/2022					574,338					2,596,008
Ana Chadwick
Annual Incentive (2)		71,070	473,800	758,080

Cash Incentive Units (3)	2/15/2022	37,125	750,000	1,500,000

Performance-based RSUs (4)	2/15/2022					101,833					460,285
Jason Dies
Annual Incentive (2)		91,800	612,000	979,200

Cash Incentive Units (3)	2/15/2022	40,986	828,000	1,656,000

Performance-based RSUs (4)	2/15/2022					112,424					508,156
Daniel J. Goldstein
Annual Incentive (2)		53,150	354,331	566,929

Cash Incentive Units (3)	2/15/2022	37,125	750,000	1,500,000

Performance-based RSUs (4)	2/15/2022					101,833					460,285
James Fairweather
Annual Incentive (2)		51,383	342,552	548,083

Cash Incentive Units (3)	2/15/2022	38,610	780,000	1,560,000

Performance-based RSUs (4)	2/15/2022					105,906					478,695

The Grants of Plan-Based Awards In 2022 table captures the potential threshold, target and maximum award pay-outs for annual incentive, CIUs, and performance-based RSUs.

(1)

The amounts in this column represent the grant date fair values of performance-based RSUs. The fair values are calculated in accordance with SEC guidance based on the probable outcome of the applicable performance condition on the grant date and reflect an adjustment for the exclusion of dividend equivalents during the vesting period. No time-based RSUs or NSOs were granted to NEOs in 2022.

(2)

Values in this row represent the threshold, target, and maximum pay-outs for the 2022 annual incentive award. The maximum pay-out a NEO could receive for annual incentive awards is 150% of target under the approved 2022 PBIP objectives plus the potential for up to 10 additional percentage points from the approved 2022 strategic modifier objectives. The maximum pay-out a NEO could receive for annual incentive awards under the KEIP in any fiscal year is $5,000,000. The Committee may apply negative discretion to reduce annual awards based on factors considered relevant by the Committee, including financial enterprise, business unit and/or individual performance.

(3)

Values in this row represent the threshold, target, and maximum pay-outs for the 2022-2024 CIU cycle. The maximum pay-out a NEO could receive for long-term incentive awards is 200% of target under the approved 2022 CIU objectives The maximum pay-out a NEO could receive for long-term incentive awards under the KEIP in any fiscal year is $15,000,000. The Committee may apply negative discretion to reduce long-term awards based on factors considered relevant by the Committee, including financial enterprise, business unit, and/or individual performance. The target value of each CIU is $1.00 per unit.

(4)

The number of shares subject to the performance-based RSUs was based on the 10-trading day average closing price of $4.91 prior to and including the February 15, 2022 grant date. This award was scheduled to vest on a pro-rata basis over a three-year period ending February 25, 2025. The performance metric tied to income from continuing operations was not achieved and these awards were accordingly forfeited.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table provides information on the current holdings of NSOs and stock awards by the NEOs. This table includes unexercised or unvested NSO awards, and unvested performance and time-based RSUs. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.(1) For additional information about the NSOs and stock awards, please see the description of equity incentive compensation under “Compensation Discussion and Analysis” on page 60 of the Proxy Statement.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Marc B. Lautenbach	2/8/2016	388,693	0	16.820	2/7/2026	-	-
	2/6/2017	550,000	0	13.160	2/5/2027	-	-
	2/5/2018	526,316	0	12.640	2/4/2028	-	-
	2/4/2020	858,086	429,043	3.980	2/3/2030	-	-
	2/4/2020	-	-	-	-	108,878	413,736
	3/3/2021	101,293	202,586	8.640	3/2/2031	-	-
	3/3/2021	-	-	-	-	105,975	402,705

Ana Chadwick	2/16/2021	-	-	-	-	37,537	142,641
	3/3/2021	17,960	35,919	8.640	3/2/2031	-	-
	3/3/2021	-	-	-	-	18,790	71,402

Jason Dies	2/8/2016	17,668	0	16.820	2/7/2026	-	-
	2/6/2017	54,688	0	13.160	2/5/2027	-	-
	2/5/2018	80,972	0	12.640	2/4/2028	-	-
	2/5/2019	100,503	0	6.600	2/4/2029	-	-
	2/4/2020	171,617	85,809	3.980	2/3/2030	-	-
	2/4/2020	-	-	-	-	21,776	82,749
	3/3/2021	18,678	37,356	8.640	3/2/2031	-	-
	3/3/2021	-	-	-	-	19,541	74,256

Daniel J. Goldstein	2/8/2016	47,703	0	16.820	2/7/2026	-	-
	2/6/2017	67,500	0	13.160	2/5/2027	-	-
	2/5/2018	54,656	0	12.640	2/4/2028	-	-
	2/5/2019	75,377	0	6.600	2/4/2029	-	-
	2/4/2020	99,010	49,505	3.980	2/3/2030	-	-
	2/4/2020	-	-	-	-	12,563	47,739
	3/3/2021	15,086	30,173	8.640	3/2/2031	-	-
	3/3/2021	-	-	-	-	15,783	59,975

James Fairweather	2/8/2016	17,668	0	16.820	2/7/2026	-	-
	2/6/2017	54,688	0	13.160	2/5/2027	-	-
	12/26/2018	75,000	0	5.990	12/25/2028	-	-
	2/4/2020	-	-	-	-	46,901	178,224
	3/3/2021	-	-	-	-	60,503	229,911

(1)	NSOs and Stock Awards Vesting Schedule

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Grant Date	Award Type	Vesting Schedule
2/4/2020	NSO	Three year vesting; one-third remains unvested; vests on February 14, 2023
2/4/2020	Performance-based RSU / Time-based RSU	Three year vesting; one-third remains unvested; vests on February 14, 2023
2/16/2021	Time-based RSU	Three year vesting; two-thirds remain unvested; one-third vests on February 16, 2023, and one-third vests on February 16, 2024
3/3/2021	NSO	Three year vesting; two-thirds remain unvested; one-third vests on March 14, 2023, and one-third vests on March 12, 2024
3/3/2021	Performance-based RSU / Time-based RSU	Three year vesting; two-thirds remain unvested; one-third vests on March 14, 2023, and one-third vests on March 12, 2024

(2)	These amounts were calculated based on the closing price of the Company’s Common Stock of $3.80 per share as of December 30, 2022, the last trading day of 2022.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

OPTION EXERCISES AND STOCK VESTED DURING 2022 FISCAL YEAR

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(2)

Marc B. Lautenbach	-	-	683,178	(3)	3,336,072
Ana Chadwick	-	-	28,164		138,519
Jason Dies	-	-	101,647		498,549
Daniel J. Goldstein	-	-	73,030	(4)	355,730
James Fairweather	-	-	147,160		488,638

(1)

Performance-based RSUs granted in 2019 and 2020 had a pro-rata vesting on February 8, 2022; performance-based RSUs granted in 2021 had a pro-rata vesting on March 8, 2022. Time-based special RSU granted in 2021 had a pro-rata vesting on February 16, 2022. PSUs granted in 2019 cliff vested on February 08, 2022. Figures reported include shares withheld to cover taxes.

(2)

These values were determined based on the average of the high and low trading price of $4.91 on the February 8, 2022 vesting date, $4.95 on the February 16, 2022 vesting date, and $4.855 on the March 8, 2022 vesting date.

(3)

The figures reported for Mr. Lautenbach also include 126,528 deferred shares from the 2019 RSU grant; 105,248 deferred shares from the 2020 RSU grant; 51,234 deferred shares from the 2021 RSU grant; and 377,001 deferred shares from the 2019 PSU grant; all of which are also reflected in the Nonqualified Deferred Compensation Table as 2022 contributions. The receipt of these has been deferred until six months following termination or retirement from the Company.

(4)

The figures reported for Mr. Goldstein also include 6,754 deferred shares from the 2019 RSU grant; 11,287 deferred shares from the 2020 RSU grant; and 43,745 deferred shares from the 2019 PSU grant; all of which are also reflected in the Nonqualified Deferred Compensation Table as 2022 contributions. The receipt of these has been deferred until six months following termination or retirement from the Company.

Pension Benefits

The qualified Pension Plan and nonqualified Pension Restoration Plan were frozen for all participants by December 31, 2014. There are no further accruals under the qualified Pension Plan or the nonqualified Pension Restoration Plan, except as required by law. For additional information, please see discussion under “Other Indirect Compensation” on page 74 of the Proxy Statement. Mr. Fairweather and Mr. Goldstein are the only pension-eligible NEOs and are fully vested in their pension benefits.

The following table provides information regarding the present value of accumulative pension benefits. It includes data regarding the Pitney Bowes Pension Plan and the Pension Restoration Plan. The Pitney Bowes Pension Plan is a broad-based tax-qualified plan under which employees hired prior to January 1, 2005 are generally eligible to retire with unreduced benefits at age 65. The Pension Restoration Plan is a nonqualified defined benefit plan, which provides benefits to employees who participate in the qualified Pension Plan with compensation greater than the applicable IRC compensation limit for the corresponding plan year, and to those employees who defer portions of their compensation under the DISP. The Pension Restoration Plan mirrors the formula in the qualified Pension Plan and does not provide above-market interest rates on deferred compensation.

The amounts reported in the table below equal the present value of the accumulated benefit on December 31, 2022 under the Pitney Bowes pension plans determined based on years of service and covered earnings (as described below). The present value has been calculated based on benefits payable commencing upon the executive attaining age 65, and in an amount consistent with the assumptions as described in Note 14 to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 17, 2023.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

PENSION BENEFITS TABLE AS OF DECEMBER 31, 2022(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)

Daniel J. Goldstein	Pitney Bowes Pension Plan	8.92	142,759	0
	Pitney Bowes Pension Restoration Plan	8.92	92,320	0

James Fairweather	Pitney Bowes Pension Plan	13.75	134,422	0
	Pitney Bowes Pension Restoration Plan	13.75	28,426	0

(1)	Mr. Goldstein and Mr. Fairweather are the only pension eligible NEOs and are fully vested in their pension benefit.

(2)

Material assumptions used to calculate the present value of accumulated benefits under the Pitney Bowes Pension Plan are detailed in note 14 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022. These lump sum values are expressed as the greater of the Pension Equity Account and the Present Value of the Age 65 Accrued benefit using the PPA 417(e) Unisex Mortality table.

The material terms of the Pitney Bowes Pension Plan and Pension Restoration Plan are as follows:

•	The Pitney Bowes Pension and Pension Restoration Plans apply only to U.S. employees hired prior to January 1, 2005 and were frozen for all participants effective December 31, 2014.

•	Normal retirement age is 65 with at least three years of service, while early retirement is allowed at age 55 with at least ten years of service.

•	The vesting period is three years.

•

Earnings include base salary, vacation, severance, before-tax plan contributions, annual incentives (paid and deferred), and certain bonuses. Earnings do not include CIU payments, NSOs, restricted stock, performance-based RSUs, time-based RSUs, PSUs, hiring bonuses, Company contributions to benefits, and expense reimbursements.

•	The formula to determine benefits is generally based on age, years of service, and final average of the five highest consecutive calendar year earnings.

•

The maximum benefit accrual under the Pitney Bowes Pension Restoration Plan is an amount equal to 16.5% multiplied by the participant’s final average earnings and further multiplied by the participant’s credited service.

•	Upon retirement, benefits are payable in a lump-sum or various annuity forms, including life annuity and 50% joint and survivor annuity.

•	The distribution alternatives under the Pitney Bowes Pension Restoration Plan are designed to comply with the requirements of IRC 409A of the Code.

•	No extra years of credited service are provided and no above-market earnings are credited under the plan.

Deferred Compensation

Information included in the following table includes contributions, earnings, withdrawals, and balances with respect to the Pitney Bowes 401(k) Restoration Plan, the DISP, and deferrals under the Pitney Bowes Executive Equity Deferral Plan.

The Pitney Bowes 401(k) Restoration Plan is a nonqualified deferred compensation plan restoring benefits that would have otherwise been made in the qualified 401(k) Plan but for IRC limitations. The DISP is a nonqualified deferred compensation plan where certain employees may defer their incentives and base salaries. The Pitney Bowes 401(k) Restoration Plan and DISP are unfunded plans established for a select group of management or highly compensated employees under ERISA. All payments

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

pursuant to the plans are made from the general assets of the Company and are subject to the Company’s creditors. The Company reserves the right to fund a grantor trust to assist in accumulating funds to pay the Company’s obligations under the plans. Any assets of the grantor trusts are subject to the claims of the Company’s creditors.

Under the Pitney Bowes Executive Equity Deferral Plan, executives who are required to own certain levels of Company stock under the executive stock ownership policy may elect to defer the settlement of performance or time-based RSUs and PSUs upon vesting until the executives terminate employment or retire. Executives who choose to defer in this manner receive dividend equivalents once the award vests, which are also deferred as RSUs. Deferred RSUs and PSUs are unfunded deferred compensation subject to the Company’s general creditors.

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2022

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/(Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Marc B. Lautenbach
401(k) Restoration Plan (1)	-	109,101	(161,150)	-	926,778
Deferred Incentive Savings Plan (2)	49,913	-	(107,756)	-	378,678
Deferred PSUs (3)	1,851,075	-	(1,211,228)	-	2,497,083
Deferred RSUs (3)	1,386,761	-	(2,191,329)	-	3,599,827
Dividend Equivalents (3)	331,814	-	(235,462)	-	635,477

Ana Chadwick
401(k) Restoration Plan (1)	-	-	-	-	-
Deferred Incentive Savings Plan (2)	5,139	-	(519)	-	4,620
Deferred PSUs (3)	-	-	-	-	-
Deferred RSUs (3)	-	-	-	-	-
Dividend Equivalents (3)	-	-	-	-	-

Jason Dies
401(k) Restoration Plan (1)	-	57,883	(26,464)	-	147,789
Deferred Incentive Savings Plan (2)	25,918	-	(42,355)	-	78,334
Deferred PSUs (3)	-	-	(6,260)	-	8,406
Deferred RSUs (3)	-	-	(7,700)	-	10,340
Dividend Equivalents (3)	1,103	-	(2,056)	-	3,819

Daniel J. Goldstein
401(k) Restoration Plan (1)	-	25,562	(65,362)	-	367,627
Deferred Incentive Savings Plan (2)	-	-	(82,489)	-	449,671
Deferred PSUs (3)	214,788	-	(137,119)	-	285,148
Deferred RSUs (3)	88,581	-	(192,293)	-	299,869
Dividend Equivalents (3)	32,023	-	(25,755)	-	65,289

James Fairweather
401(k) Restoration Plan (1)	-	26,189	(32,221)	-	160,783
Deferred Incentive Savings Plan (2)	-	-	(20,395)	-	115,371
Deferred PSUs (3)	-	-	-	-	-
Deferred RSUs (3)	-	-	(28,461)	-	38,217
Dividend Equivalents (3)	2,279	-	(4,482)	-	8,204

(1)

In the Registrant Contributions in Last FY ($) column amounts shown are Company contributions to the Pitney Bowes 401(k) Restoration Plan earned in 2021 and credited under the 401(k) Restoration Plan in 2022.

In the Aggregate Earnings/(Loss) in Last FY ($) column amounts shown are the respective earnings or losses in the Pitney Bowes 401(k) Restoration Plan. These earnings or losses are not included in the Summary Compensation Table.

In the Aggregate Balance at Last FYE ($) column, the aggregate balance for the 401(k) Restoration Plan includes amounts previously reported as compensation in the Summary Compensation Table as follows: $619,317 for Mr. Lautenbach; $75,361 for Mr. Dies; $219,994 for Mr. Goldstein; and $25,354 for Mr. Fairweather.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(2)	In the Executive Contributions in Last FY ($) column, amounts represent the portion of the annual incentives earned in 2021 and paid in 2022 and deferred under the DISP.

In the Aggregate Earnings/(Loss) in Last FY ($) column, amounts shown are the respective earnings or losses in the Pitney Bowes DISP. These earnings or losses are not included in the Summary Compensation Table.

In the Aggregate Balance at Last FYE ($) column, the aggregate balance for the DISP includes amounts previously reported as compensation in the Summary Compensation Table as follows: $343,159 for Mr. Lautenbach; $114,587 for Mr. Dies; and $210,000 for Mr. Goldstein.

(3)

In the Executive Contributions in Last FY column, the value of executive contributions is calculated by multiplying the number of deferred PSUs and RSUs that vested in 2022 by the average of the high and low trading price of a share of Common Stock on the vesting date, and deferred dividend equivalents by the closing price of a share of Common Stock on the dividend date.

In the Aggregate Earnings/(Loss) in Last FY ($) column amounts shown reflect increases and decreases in accordance with the Company stock price and the value of deferred units.

In the Aggregate Balance at Last FYE ($) column, the amounts shown are calculated by multiplying the total number of deferred PSUs, RSUs and dividend equivalents by the stock closing price of $3.80 on December 30, 2022, the last trading day of 2022. This column reflects the following units: 657,127 PSUs, 947,323 RSUs and 167,231 dividend equivalents for Mr. Lautenbach; 2,212 PSUs, 2,721 RSUs and 1,005 dividend equivalents for Mr. Dies; 75,039 PSUs, 78,913 RSUs, and 17,181 dividend equivalents for Mr. Goldstein; and 10,057 RSUs and 2,159 dividend equivalents for Mr. Fairweather. Ms. Chadwick has no deferred PSUs or RSUs.

The material terms of the Pitney Bowes 401(k) Restoration Plan are as follows:

•	The goal of this plan is generally to restore benefits that would have been provided under the qualified 401(k) Plan but for certain IRC limitations placed on tax-qualified 401(k) plans.
•	The vesting period is three years.
•	For purposes of determining benefits under the 401(k) Restoration Plan, earnings are defined in the same manner as the qualified 401(k) Plan.
•

Participants need to contribute the allowable maximum pre-tax contributions to the 401(k) Plan to be eligible for any Company match in the 401(k) Restoration Plan. Once the pre-tax maximum is contributed by the participant into the qualified 401(k) Plan, the Company will match the same percentage of eligible compensation that the Participant defers under the 401(k) Plan and the DISP up to a maximum 4% of eligible compensation.

•

To the extent the participant has eligible earnings in excess of the IRC compensation limitation, the 2% core contribution is made into the 401(k) Restoration Plan. For additional information, please see discussion under “Other Indirect Compensation” on page 74 of the Proxy Statement.

•	All eligible NEOs are fully vested in their accounts with the exception of Ms. Chadwick, who will be fully vested after three years of service.
•	No above-market earnings are credited under the plan.
•	Distributions from the 401(k) Restoration Plan are made based on elections submitted by NEOs and are compliant with IRC 409A.

The material terms of the DISP are as follows:

•	The DISP allows “highly-compensated employees” to defer up to 100% of annual incentives and long-term cash incentives. Base salary deferral is permissible only for certain key employees.
•	No above-market earnings are credited under the plan.
•	Distributions from the DISP are made based on elections submitted by NEOs and are compliant with IRC 409A.

Investment options for both the Pitney Bowes 401(k) Restoration Plan and the DISP are comparable to those offered under the qualified Pitney Bowes 401(k) Plan including a variety of publicly available bond funds, money market funds, equity funds, and blended funds.

The material terms of the Pitney Bowes Executive Equity Deferral Plan:

•

Certain executives with performance or time-based RSUs and PSUs who are subject to the executive stock ownership policy may voluntarily elect to defer settlement of the awards until termination or retirement.

•	Executives who choose deferral receive dividend equivalents after the award vests which are also deferred.
•	Distributions from the Executive Equity Deferral Plan are made based on elections submitted by NEOs and are compliant with IRC 409A.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Potential Payments upon Termination or Change of Control

The following table reflects the amount of compensation that would become payable to each of the NEOs under existing arrangements if the hypothetical termination of employment events described had occurred on December 31, 2022, given the NEO’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date.

For purposes of valuing NSOs in the “Post-Termination Payments” tables, we assume that upon a Change of Control, all vested outstanding NSOs will be cashed out using the difference between the NSO exercise price and $3.80, the closing price of our Common Stock as of December 30, 2022, the last trading day of 2022.

All payments are payable by the Company in a lump sum unless otherwise noted. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported in the tables below. Factors that could affect these amounts include the timing during the year of any such event, our Company’s stock price and the executive’s age.

In the event of termination of employment, the NEOs are entitled to receive the vested portion of their deferred compensation account. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investment funds that are tracked until the valuation date as provided under the plan, and therefore amounts received by the NEOs will differ from those shown in the “Nonqualified Deferred Compensation for 2022” table on page 88. For information on available types of distributions under the plans, please see the narrative accompanying the “Nonqualified Deferred Compensation for 2022” table on page 88 of the Proxy Statement.

The benefits described in the following table are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable NSOs, and benefits generally available to salaried employees, such as distributions under the Company’s 401(k) Plan, subsidized retiree medical benefits, disability benefits, and accrued vacation pay. In addition, in connection with any actual termination of employment, the Committee, or in the case of Mr. Lautenbach, the independent Board members, may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described in the tables below, as appropriate. Additional information regarding the consequences of retiree status is discussed in the following “Estimated Post-Termination Payments and Benefits” table and the footnotes in discussion related to the table.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

ESTIMATED POST-TERMINATION PAYMENTS AND BENEFITS (1)

Name	Type of Payment or Benefit	Retirement Eligible ($)	Involuntary Not for Cause Termination ($)	Change of Control with Termination (CIC) ($) (2)	Death and Disability ($)

Marc B. Lautenbach	Severance	-	38,462 - 3,975,000	5,300,000	-
	Annual Incentive	778,800	0 - 778,800	1,650,000	778,800
	Stock Options Accelerated (3)	0	0 - 0	0	0
	Restricted Stock Units Accelerated (4)	816,441	0 - 816,441	2,998,926	2,998,926
	Cash Incentive Units (5)
	2020-2022 cycle	2,496,000	0 - 2,496,000	3,900,000	2,496,000
	2021-2023 cycle	3,087,900	0 - 3,087,900	4,230,000	2,058,600
	2022-2024 cycle	0	0 - 0	4,230,000	860,100
	Financial Counseling (6)	-	0 - 21,225	-	-
	Medical & other benefits (7)	-	-	74,872	-
	Total (9)	7,179,141	38,462 - 11,175,366	22,383,798	9,192,426

Ana Chadwick	Severance	-	22,779 - 1,599,075	2,132,100	-
	Annual Incentive	-	0 - 223,634	473,800	223,634
	Stock Options Accelerated (3)	-	0 - 0	0	0
	Restricted Stock Units Accelerated (4)	-	0 - 71,402	458,367	458,367
	Special RSUs Accelerated (4)	-	0 - 142,641	142,641	142,641
	Cash Incentive Units (5)
	2021-2023 cycle	-	0 - 365,000	750,000	365,000
	2022-2024 cycle		0 - 0	750,000	152,500
	Financial Counseling (6)	-	0 - 21,225	-	-
	Medical & other benefits (7)	-	-	83,198	-
	Total (9)	-	22,779 - 2,422,976	4,790,106	1,342,142

Jason Dies	Severance	-	29,423 - 2,065,500	2,754,000	-
	Annual Incentive	-	0 - 288,864	612,000	288,864
	Stock Options Accelerated (3)	-	0 - 0	0	0
	Restricted Stock Units Accelerated (4)	-	0 - 157,005	584,216	584,216
	Cash Incentive Units (5)
	2020-2022 cycle	-	0 - 499,200	780,000	499,200
	2021-2023 cycle	-	0 - 379,600	780,000	379,600
	2022-2024 cycle		0 - 0	828,000	168,360
	Financial Counseling (6)	-	0 - 21,225	-	-
	Medical & other benefits (7)	-	-	90,141	-
	Total (9)	-	29,423 - 3,411,394	6,428,357	1,920,240

Daniel J. Goldstein	Severance	-	22,714 - 1,417,322	1,889,763	-
	Annual Incentive	167,244	0 - 167,244	354,331	167,244
	Stock Options Accelerated (3)	0	0 - 0	0	0
	Restricted Stock Units Accelerated (4)	107,715	0 - 107,715	494,680	494,680
	Cash Incentive Units (5)
	2020-2022 cycle	288,000	0 - 288,000	450,000	288,000
	2021-2023 cycle	459,900	0 - 459,900	630,000	306,600
	2022-2024 cycle	0	0 - 0	750,000	152,500
	Financial Counseling (6)	-	0 - 21,225	-	-
	Medical & other benefits (7)	-	-	51,837	-
	Incremental Pension Benefit (8)	-	0 - 0	29,302	-
	Total (9)	1,022,859	22,714 - 2,461,406	4,649,913	1,409,024

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Name	Type of Payment or Benefit	Retirement Eligible ($)	Involuntary Not for Cause Termination ($)	Change of Control with Termination (CIC) ($) (2)	Death and Disability ($)

James Fairweather	Severance	-	21,958 - 1,370,208	1,826,944	-
	Annual Incentive	-	0 - 161,685	342,552	161,685
	Stock Options Accelerated (3)	-	-	-	-
	Restricted Stock Units Accelerated (4)	-	0 - 408,135	810,578	810,578
	Cash Incentive Units (5)
	2020-2022 cycle		0 - 153,600	240,000	153,600
	2021-2023 cycle		0 - 167,900	345,000	167,900
	2022-2024 cycle		0 - 0	780,000	158,600
	Financial Counseling (6)	-	0 - 21,225	-	-
	Medical & other benefits (7)	-	-	77,816	-
	Incremental Pension Benefit (8)	-	0 - 0	15,830	-
	Total (9)	-	21,958 - 2,282,753	4,438,720	1,452,363

(1)

All data is shown assuming termination on December 31, 2022. All amounts are further explained in the section entitled “Explanation of Benefits Payable upon Various Termination Events” on page 93 of the Proxy statement.

(2)

The Company does not apply a tax gross-up on any Change of Control payments. In paying Change of Control Severance benefits, the Company utilizes a “best net” approach. Under this approach, a determination is made as to whether paying the full Change of Control benefits or the value of a payment that is capped at the 280G limit provides the NEO with the higher net after-tax benefit. The amounts reported in the table above do not reflect the application of any reduction in compensation pursuant to this approach.

(3)

In cases of retirement, options outstanding for at least one year will immediately vest and remain exercisable for the balance of the option term. In cases of involuntary not for cause termination, options outstanding for at least 12 months will continue to vest and remain exercisable for 24 months following termination of employment contingent upon signing a waiver and release. In cases of retirement or involuntary not for cause termination, options outstanding for less than 12 months forfeit. In cases of Change of Control, death, and disability, all outstanding options will immediately vest and remain exercisable for the balance of the option term.

(4)

Performance-based and time-based RSUs are valued at the closing price on December 30, 2022, the last trading day of 2022, and vesting rules are applied as described in section entitled “Explanation of Benefits Payable upon Various Termination Events” on page 93 of this Proxy statement.

Amounts in the Change of Control with Termination (CIC) and Death and Disability columns are inclusive of the performance-based RSUs granted in 2022 in the following amounts, but which were subsequently forfeited due to the failure to achieve the IFCO performance threshold: $2,182,484 for Mr. Lautenbach; $386,965 for Ms. Chadwick; $427,211 for Mr. Dies; $386,965 for Mr. Goldstein; and $402,443 for Mr. Fairweather.

(5)

Mr. Lautenbach, Mr. Dies, Mr. Goldstein, and Mr. Fairweather received CIU awards in 2020, 2021, and 2022. Ms. Chadwick received CIU awards in 2021 and 2022. For retirement, involuntary termination, and death and disability purposes: CIUs for the 2020-2022 cycle are valued at 0.64 per unit (inclusive of TSR modifier) based upon actual achievement of performance metrics, and CIUs for the 2021-2023 cycle are being accrued at 0.73 per unit (inclusive of TSR modifier), and the CIUs for the 2022-2024 cycle are being accrued at 0.61 per unit (inclusive of TSR modifier). For Change of Control purposes, CIUs are valued at target. For more information, please see explanation under “Explanation of Benefits Payable upon Various Termination Events” on page 93 of this Proxy statement.

(6)	Amount shown is the incremental cost to the Company of providing financial counseling through the severance period using the 2022 financial rate of $14,150.

(7)

Amount shown is the present value of the Company’s incremental cost to continue medical and other health and welfare plans for two years, plus the Company’s cost for outplacement services calculated at 12 percent of base salary up to a maximum of $50,000.

(8)

Mr. Goldstein and Mr. Fairweather are the only pension eligible NEOs, and are fully vested in their pension benefit. Amounts shown in the case of a Change of Control with termination and Involuntary Not for Cause Termination is the increase in lump-sum actuarial equivalent of the pension age and service and earnings credits for the associated severance period. The incremental pension benefit under Involuntary Not for Cause Termination was a decrease of $2,737 for Mr. Goldstein and a decrease of $11,201 for Mr. Fairweather. For purposes of computing amounts in the table above, negative values were reflected at $0.

(9)

Ranges under the Involuntary Not for Cause Termination column represent variance between the named executive officer’s basic severance plan and conditional severance payment as explained in “Involuntary/Not for Cause Termination – Severance Pay Plan” on page 93 of the Proxy statement. Ranges also include applicability of retiree treatment where relevant.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Explanation of Benefits Payable upon Various Termination Events

Resignation

A voluntary termination would not provide any compensation, benefits or special treatment under equity plans for any of the NEOs.

Early and Normal Retirement

The U.S. Pitney Bowes Pension Plan allows for early retirement at age 55 with at least ten years of service, and normal retirement at age 65 with at least three years of service.

The long-term incentive program defines retirement as at least age 60 with five or more years of service. For those who have not reached 60 years of age, early retirement is defined as at least age 55 with ten or more years of service.

NEOs meeting the requirements for retirement are entitled to a prorated annual incentive award in addition to the following upon termination:

NEOs at least 60 years of age with five or more years of service:

•

PSUs and CIUs awarded in 2021 or later, which are outstanding for at least 12 months prior to separation, fully vest at the end of the performance period. Awards outstanding for less than 12 months are forfeited. PSUs and CIUs awarded prior to 2021 were not eligible for this retirement treatment.

•

NSOs, performance-based and time-based RSUs awarded in 2021 or later, which are outstanding for at least 12 months prior to separation, fully vest. NSOs remain exercisable for the duration of the term. Awards outstanding for less than 12 months are forfeited.

NEOs at least 55 years of age with ten or more years of service:

•

Prorated PSUs and CIUs based on full months of active service during the performance period vest at the end of the performance period. However, for NEOs at least 60 years of age with one or more CIU grants outstanding for at least 12 months, CIUs granted in or after 2021, which have been outstanding 12 months or longer fully vest, while those outstanding less than 12 months are forfeited;

•

NSOs, performance-based and time-based RSUs outstanding for at least 12 months fully vest and NSOs remain exercisable for the duration of the term. Awards outstanding less than 12 months are forfeited.

Involuntary/Not for Cause Termination – Severance Pay Plan

We maintain a severance pay plan that provides for separation pay to full-time employees based in the United States whose employment is terminated under certain business circumstances. The Pitney Bowes Severance Pay Plan provides a continuation of compensation upon a termination by the Company due to a full or partial shutdown of a business, a facility or department; certain sales of all or part of the Company’s business; the elimination of the employee’s job; or other circumstances deemed appropriate by the Company in its discretion as summarized below. Where an employee is involuntarily terminated after becoming eligible for early retirement, the employee is eligible for benefits afforded early retirees or involuntarily terminated employees, whichever is greater.

The Severance Pay Plan provides for a minimum of two-weeks of salary continuation (Base Severance) and for one week of salary continuation benefits per year of service and a half week of salary continuation for each completed half year of service, inclusive of Base Severance. Salary continuation benefits in excess of two weeks of salary require a signed agreement containing a waiver and release (Conditional Severance). The Company’s practice is generally to pay additional severance based on factors such as years of service and level within the Company. NEOs may be eligible for up to 78 weeks of the sum of base pay and current target annual incentive, inclusive of severance payable under the Severance Pay Plan. The maximum severance benefit under the Severance Pay Plan is two years of salary continuation.

In the event a participant terminates employment under the terms of a written severance agreement but is not otherwise retirement eligible:

•

Under the applicable award agreements, PSUs outstanding for at least 12 months are prorated based on service during the three-year performance cycle, vested and paid at the end of each three-year cycle

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

•	For NEOs, NSOs and performance-based and time-based RSUs outstanding for at least 12 months will continue to vest up to 24 months following termination and will expire at the end of this period
•	Under the KEIP, CIUs outstanding for at least 12 months will be prorated based on service during the three-year performance cycle, vested and paid at the end of each three-year cycle.

In the event of a sale, spin-off or outsourcing of a business unit:

•

Under the applicable award agreements, time-based RSUs will vest in full, performance-based RSUs will vest upon meeting the applicable performance goal, and PSUs will vest on a prorated basis based on service during the performance cycle with the number of units vesting determined and converted into stock at the end of the three-year cycle.

•	Under the KEIP, CIUs will be prorated based on service during the performance cycle.

The Board has the discretion to accelerate vesting of restricted stock, performance-based RSUs, time-based RSUs, PSUs, and CIUs that would otherwise be forfeited.

We may offer additional severance benefits to employees, including NEOs, upon termination of employment, conditioned upon signing a waiver and release. Additional severance could include the following payments:

•	A prorated annual incentive award to the date of termination of employment;
•	Financial counseling through the severance period; and
•	Outplacement services.

Termination for Cause

Termination for cause would not provide any additional compensation, severance, benefits or special treatment under equity plans to any of the NEOs. “Cause” as defined under the Severance Pay Plan means with respect to the Company, embezzlement, malfeasance, commission of a felony, the non-performance of one’s job or duties as determined by the Company in its sole discretion and acts of moral turpitude.

Death

The NEO’s beneficiary would be entitled to the following upon the executive’s death:

•	A prorated annual incentive award;
•	PSUs and CIUs are prorated through the date of death and vest at the end of the performance period;
•	All NSOs will vest upon death. The NEO’s beneficiary can exercise NSOs during the remaining term of the grant; and
•	Any unvested performance-based and time-based RSUs will vest.

Disability

Disability vesting occurs after the completion of two years of long-term disability or on the date of termination of employment due to disability, whichever is earlier. The NEOs would be entitled to the following upon termination for disability:

•	A prorated annual incentive award;
•	PSUs and CIUs are prorated through the date of disability and vest at the end of the performance period; and
•	All NSOs, performance-based and time-based RSUs will vest upon disability vesting date (two years after the onset of LTD). NSOs can be exercised during the remaining term of the grant.

Change of Control Arrangements

Set forth below is a summary of our Change of Control arrangements as provided in the Senior Executive Severance Policy applicable to senior executives, including NEOs, and the Company’s Stock Plan.

A Change of Control is generally defined as:

•	certain acquisitions of 30% or more of our Common Stock or 30% or more of the combined voting power of our voting securities by an individual, entity or group;

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

•	the replacement of a majority of the Board other than by approval of the incumbent Board;
•	the consummation of certain reorganizations, mergers, or consolidations where greater than 50% of our Common Stock and voting power changes hands; or
•	the approval by stockholders of the liquidation or dissolution of the Company.

In the event of a Change of Control, followed by a termination from employment without cause or for good reason (defined as certain diminutions in position, authority, duties, responsibilities, compensation or benefits, annual incentive opportunity or relocations, or a successor’s failure to assume the Senior Executive Severance Policy) within two years of a Change of Control, or a Change of Control preceded within 60 days by a termination of employment at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or otherwise in connection with or in anticipation of a Change of Control, NEOs will receive the following severance benefits (assumes termination date of December 31, 2022):

•	Two times the NEO’s annual base salary plus two times the target annual incentive, generally payable in a lump sum;

•

Health and welfare benefits for the executive and his or her dependents at active employee rates will be provided for a two-year period; and outplacement services of not more than the lesser of $50,000 and 12% of the executive’s salary;

•

An amount equal to the difference between (1) the lump sum actuarial equivalent of the benefit under the Pension Plan and the Pension Restoration Plan which the executive would receive if his or her employment continued during the two-year period following the Change of Control, assuming the executive is fully vested in his or her benefit under the Pension Plan as of the termination date, and (2) the lump sum actuarial equivalent of the executive’s actual benefit (paid and payable), if any, under the Pension Plan and the Pension Restoration Plan as of the termination date;

•

PSUs to the extent they are outstanding, are vested and converted into either Common Stock or cash, based on target performance, on a NEO’s termination upon a change of control. If the NEO is not terminated upon a change of control or the acquirer does not assume the Company’s Stock Plan or awards, PSUs will vest upon the Change of Control and are converted into either Common Stock or cash based on target performance at the earlier of the NEO’s termination of employment within two years of the change of control or the end of the award’s three-year performance cycle;

•

Performance-based and time-based RSUs and NSOs are vested on a NEO’s termination upon a Change of Control with performance-based and time-based RSUs being converted into Common Stock or cash (based on target performance with respect to performance-based RSUs), and NSOs remain exercisable for the balance of the award term. If a NEO is not terminated upon a Change of Control or the acquirer does not assume the Company’s Stock Plan or awards, (1) performance-based and time-based RSUs vest upon a Change of Control and will be converted into Common Stock or cash upon the earlier of the NEO’s termination of employment within two years of the Change of Control or the normal award vesting dates; (2) NSOs will either be cashed out upon the change of control or will vest and become exercisable upon the earlier of the NEOs termination of employment within two years of the Change of Control or the normal vesting dates for the balance of the term;

•

The Company does not apply a tax gross-up on any Change of Control payments. In paying Change of Control severance benefits the Company utilizes a “best net” approach. Under this approach a determination is made as to whether paying the full Change of Control benefits or the value of a payment that is capped at the 280G limit provides the NEO with the higher net after-tax benefit.

In addition, under the KEIP, in the event of a Change of Control;

•

A prorated target incentive award for the calendar year of the Change of Control. If the NEO is not terminated upon a Change of Control, they will be paid a target incentive award for the calendar year of the Change of Control and will be paid on the date on which annual incentive awards would otherwise have been paid absent a Change of Control;

•

CIUs will be valued at target, as established for each outstanding performance cycle, and paid on the date on which such cycle would otherwise be paid absent a Change of Control, except if a participant suffers a termination of employment on account of a Change of Control, they will be paid no later than 15 days after the termination date.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

CEO Pay Ratio

Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with the requirements set forth in Item 402(u) of Regulation S-K based on our payroll and employment records and the methodology described below.

Since we identified the median employee in 2020, the Company has not had substantial changes in our workforce, such as employee population size fluctuations, significant acquisitions or divestitures, nor have we had considerable changes in our pay programs that we reasonably believe would result in a substantial change to this pay ratio disclosure.

In 2020, we reviewed our employee population and used annual base salary as of October 1, 2020 as our consistently applied compensation measure across our global employee population excluding our CEO. For the majority of our employee population, base salary is the primary or sole compensation component and provides an accurate depiction of total earnings for the purpose of identifying our median employee.

The Company’s median employee’s circumstances have not materially changed relative to 2020. Therefore, we believe the previously identified median employee remains appropriate for 2022.

Mr. Lautenbach’s 2022 annual total compensation was $7,023,960 as reflected in the 2022 Summary Compensation Table in this Proxy Statement. The 2022 annual total compensation for our median employee was $53,750. Accordingly, Mr. Lautenbach’s annual total compensation was 131 times that of our median employee in 2022.

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Pay
Versus Performance
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” (CAP) to our NEOs, as calculated in accordance with SEC disclosure rules:

2022 PAY VERSUS PERFORMANCE TABLE
					Based On (4) Value of Initial Fixed $100 Investment
Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (3)	Total Shareholder Return	New Peer Group Total Shareholder Return	Old Peer Group Total Shareholder Return	Net Income (in thousands)	Adjusted Earnings Before Interest and Taxes (in thousands) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)
2022	$7,023,960	$777,215	$1,617,341	$678,613	$107	$88	n/a	$36,940	$153,780
2021	$4,913,938	$6,871,285	$1,599,173	$1,747,398	$177	$111	$97	$(1,351)	$173,689
2020	$4,713,361	$11,196,599	$1,401,141	$1,478,019	$161	$109	$101	$(180,376)	$213,584

(1)	Marc B. Lautenbach has served as the Principal Executive O fficer (“PEO”) for the entirety of 2022, 2021, and 2020, and our other NEOs for the applicable years were as follows:

-	2022: Ana Chadwick, Jason Dies, Daniel Goldstein, and James Fairweather

-	2021: Ana Chadwick, Jason Dies, Gregg Zegras, James Fairweather, and Joseph Catapano

-	2020: Jason Dies, Gregg Zegras, Daniel Goldstein, Joseph Catapano, and Stanley J. Sutula III

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Lautenbach and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs reported for the applicable year other than Mr. Lautenbach for such years.

When the 2020 long term compensation awards were issued, we replaced PSUs with cash-settled CIUs. Under SEC disclosure rules, stock awards are required to be included in the Summary Compensation Table in the year granted, while CIU awards are included at the end of the performance period when actually earned. This means Total Compensation appears significantly higher for 2022 when compared to 2020 and 2021 because CIU awards are not included in the Summary Compensation Table until actually earned, and 2022 represented the first year that CIU payouts were included in the Summary Compensation Table for NEOs other than Mr. Fairweather, who had a CIU payout in the 2021 Summary Compensation Table. This difference results from different disclosure rules on timing for different kinds of awards, and not on their value, and should normalize over time.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Lautenbach and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, this column represents the annual change in the value of a $100 investment in Pitney Bowes Inc. and the indicated peer group from December 31, 2019 to the end of the indicated fiscal year, assuming the reinvestment of dividends.

Historical stock price performance is not necessarily indicative of future stock price performance. Total return for the peer group is based on market capitalization, weighted for each year.
In 2021, as part of its annual process, the Committee reviewed the peer group and approved changes effective January 1, 2022 for the purposes of receiving NEO peer median pay levels and conducting pay practice reviews, as described in the Compensation Discussion and Analysis starting on page 60 of the Proxy Statement. Our new peer group, as reported in our annual reports on Form
10-K
for the years ended December 31, 2022 and December 31, 2021, is comprised of: ACCO Brands Corporation; Avery Dennison Corporation; Bread Financial Holdings, Inc.; Cimpress plc; Deluxe Corporation; Diebold Nixdorf, Incorporated; Etsy, Inc.; Fidelity National Information Services, Inc.; Fiserv, Inc.; Hub Group, Inc.; NCR Corporation; Overstock.com, Inc.; Rockwell Automation, Inc.; Ryder System, Inc.; Schneider National, Inc.; The Western Union Company; W.W. Grainger, Inc.; and Xerox Holdings Corporation.
Our old peer group, as was reported in our annual report on Form
10-K
for the year ended December 31, 2020, was comprised of: ACCO Brands Corporation; Alliance Data Systems Corporation; Deluxe Corporation; Diebold Nixdorf, Incorporated; Echo Global Logistics, Inc. (included through November 22, 2021 when it was taken private); Fidelity National Information Services, Inc.; Fiserv, Inc.; Hub Group, Inc.; NCR Corporation; R.R. Donnelley & Sons Company; Rockwell Automation, Inc.; Stamps.com Inc. (included through October 4, 2021 when it was taken private); The Western Union Company; and Xerox Holdings Corporation.

9
7

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(5)
Adjusted EBIT
is a
non-GAAP
measure. For a reconciliation and additional information, please see “Reconciliation of Reported Consolidated Results to Adjusted Measures” on page 102 of the Proxy Statement. Adjusted EBIT is the Company selected measure due to the Company’s strategic focus on profitable revenue growth. The Company selected measure may change from year to year.

Reconciliation of Compensation Actually Paid
A
djustments:

CAP Adjustments
Year	Summary Compensation Table Total ($) (a)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($) (b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (c)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($) (e)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($) (f)	Plus Fair Value Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (g)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (h)	Minus Fair Value as of Prior Fiscal Year- End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (i)	Equals Compensation Actually Paid ($)
	Marc B. Lautenbach
2022	7,023,960	-	-	2,596,008	0	(1,841,909)	-	(1,808,828)	-	777,215
2021	4,913,938	-	-	2,756,416	2,009,924	(482,057)	-	3,185,896	-	6,871,285
2020	4,713,361	-	-	2,472,612	5,932,984	2,986,107	-	36,759	-	11,196,599
	Other NEOs (Average) (j)
2022	1,617,341	0	0	476,855	0	(273,879)	-	(187,994)	-	678,613
2021	1,599,173	135	0	576,457	423,039	14,360	-	287,418	-	1,747,398
2020	1,401,141	16,893	0	387,271	465,698	237,677	-	2,054	224,387	1,478,019

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(b)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(c)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(d)	Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(e)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested option awards and stock awards granted during such fiscal year, using year-end
stock price, and otherwise computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, using year-end
stock price, and otherwise computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(g)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, using the average of the high and low stock price on the vesting date for RSUs and PSUs, and otherwise computed in accordance with the methodology used for financial reporting purposes.

(i)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, using year-end
stock price, and otherwise computed in accordance with the methodology used for financial reporting purposes.

9
8

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(j)	See footnote 1 above for the NEOs included in the average for each year.
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
Below is a list of performance measures, which in the Company’s assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Please see the CD&A for further information regarding how each of these measures is used in the Company’s executive compensation program.

•	Adjusted EBIT
•	Adjusted EPS
•	Adjusted FCF
•	Revenue Growth
•	Stock Price
Relationship Between Pay and Performance
We
believe the compensation actually paid in each of the years reported above and over the three-year cumulative period are reflective of the Committee’s emphasis on
“pay-for-performance”
as the compensation actually paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under the annual incentive pool, including our Adjusted EBIT performance. The CD&A describes in greater detail the Committee’s emphasis on
“pay-for-performance”
and how our executive compensation program is designed to link executive compensation with the achievement of our financial objectives as well as stockholder value creation.
The following graphs illustrate the relationship between pay and performance.
Pay vs. TSR

9
9

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Pay vs. Adjusted EBIT

Pay vs. Net Income

*Note: Refer to the 2020 Annual Report regarding Goodwill Impairment Charge.

NON-GAAP MEASURES

Non-GAAP Measures

The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP); however, in setting and measuring compensation targets, we use certain non-GAAP measures, such as adjusted Revenue Growth, Adjusted Income from Continuing Operations, Adjusted Earnings Before Interest and Taxes (Adjusted EBIT), Adjusted Earnings Per Share (Adjusted EPS) and Adjusted Free Cash Flow (Adjusted FCF).

Adjusted Income from Continuing Operations, Adjusted EBIT, and Adjusted EPS exclude the impact of items like gains, losses, and costs related to acquisitions and dispositions, loss on debt extinguishment and other unusual or one-time items. In addition, Adjusted EBIT and Adjusted EPS also excludes the impact of restructuring. Such items are often inconsistent in amount and frequency and as such, we believe the non-GAAP measures provide investors greater insight into the underlying operating trends of the business.

Revenue growth is presented on a constant currency basis to exclude the impact of changes in foreign currency exchange rates since the prior period under comparison. Constant currency is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate for the comparable period. In addition, revenue growth has been adjusted to exclude the impact of dispositions that occurred during the year. We believe this comparison provides investors a better understanding of the underlying revenue performance.

Free Cash Flow adjusts cash flows from operations calculated in accordance with GAAP for capital expenditures, restructuring payments, changes in customer deposits held at the Pitney Bowes Bank, and other special items. Adjusted Free Cash Flow excludes from Free Cash Flow changes in customer deposits held at the Pitney Bowes Bank and finance receivables. We believe Free Cash Flow and Adjusted Free Cash Flow provides investors insight into the amount of cash that management could have available for other discretionary uses.

Non-GAAP measures should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definitions of these non-GAAP measures may differ from similarly titled measures used by other companies.

NON-GAAP MEASURES

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Measures

(Unaudited)

(Dollars in thousands, except per share data)	2022

GAAP diluted earnings per share	$0.21

Restructuring charges	0.08

Gain on sale of assets	(0.06)

Gain on sale of businesses, including transaction costs	(0.09)

Loss on debt redemption/refinancing	0.02

Adjusted diluted earnings per share(1)	$0.15

GAAP net cash provided by operating activities	$175,983

Capital expenditures	(124,840)

Restructuring payments	15,406

Change in customer deposits at PB Bank	(3,990)

Transaction costs paid	5,779

Free cash flow	68,338

Change in customer deposits at PB Bank	3,990

Change in finance receivables	12,591

Adjusted free cash flow	$84,919

Reported revenue growth	(3.7% )

Impact of foreign currency	1.1%

Constant currency revenue growth	(2.6% )

Adjustment for disposition of business	1.3%

Adjustment for change in revenue presentation	0.8%

Adjusted revenue growth for compensation	(0.5% )

GAAP net income	$36,940

Provision for income taxes	2,940

Income before taxes	39,880

Restructuring charges	18,715

Gain on sale of assets	(14,372)

Gain on sale of businesses, including transaction costs	(12,205)

Loss on debt redemption/refinancing	4,993

Adjusted income before taxes	37,011

Interest expense, net	141,769

Adjusted earnings before interest and taxes	178,780

Incentive compensation adjustment (2)	(25,000)

Adjusted earnings before interest and taxes for compensation	$153,780

GAAP net income	$36,940

Gain on sale of assets, net of tax	(10,822)

Gain on sale of businesses, including transaction costs, net of tax	(16,707)

Loss on debt redemption/refinancing, net of tax	3,759

Adjusted IFCO for performance RSU purposes	$13,170

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.
(2)	Represents adjustment to remove the benefit of any incentive compensation adjustments and the impact of foreign currency exchange rate movements from budget rates.

DIRECTOR COMPENSATION

Director Compensation

Role of Governance Committee in Determining Director Compensation

In accordance with the Governance Principles of the Board, the Governance Committee reviews and recommends to the Board the amount and form of compensation to be paid to non-employee members of the Board. The Governance Committee from time to time reviews the director compensation policy periodically and may consult with a compensation consultant, to be selected and retained by the committee, as to the competitiveness of the program.

The non-employee directors’ compensation program, including the amended and restated Directors’ Stock Plan, was last revised and approved by the stockholders in May 2014. At that time, the Governance Committee retained an independent compensation consultant with no other Company business, Farient Advisors, to assist in its review of the Company’s director compensation program.

Highlights of the Director Compensation Program:

•	Cash component paid as an annual retainer
•	Leadership premiums paid to committee Chairs
•	Leadership premium paid to the Chair of the Board
•	Annual equity grant in the form of restricted stock units, the number of which is calculated by dividing $100,000 by the fair market value of a share of the Company’s Common Stock as of the award date
•	Each non-employee director is subject to a stock ownership requirement equal to five times the annual base cash retainer to be attained over a five-year period

Directors’ Fees

Each non-employee director receives an annual retainer of $75,000 for Board service and an additional retainer for service on the committees to which he or she is assigned. The Non-Executive Chair of the Board receives an additional retainer of $100,000 commensurate with the additional responsibilities required of the Chair role.

Annual retainers for committee service are: $12,000 for service on the Audit Committee (with the committee Chair receiving an additional annual retainer of $12,000); $10,500 for service on the Executive Compensation Committee (with the Committee Chair receiving an additional annual retainer of $10,500); $9,000 for service on the Governance Committee (with the Committee Chair receiving an additional annual retainer of $9,000); and, $9,000 for service on the Finance Committee (with the Committee Chair receiving an additional annual retainer of $9,000).

A meeting attendance fee of $2,000 is paid with respect to meetings of the Executive Committee. The Executive Committee did not meet in 2022.

All directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings.

Stock under the Director’s Compensation Program

Under the amended and restated Directors’ Stock Plan, each non-employee director received an award of restricted stock units with a fair market value of $100,000 on the date of grant, which are fully vested one year after the date of grant. (Directors appointed by the Board to fill a vacancy during the year receive a prorated grant of restricted stock units as described in the Directors’ Stock Plan.) The units have no voting rights until they are converted to shares of Common Stock. Each non-employee director receives a quarterly cash payment equal to the amount that would have been paid as a dividend with respect to shares represented by the restricted stock units held as of the record date for the payment of the Common Stock dividend. Non-employee directors may elect to defer the conversion of restricted stock units to shares until the date of termination of service as a director.

Shares shown in the table on page 108 of this Proxy Statement disclosing security ownership of directors and executive officers include shares granted to the directors under the Directors’ Stock Plan.

DIRECTOR COMPENSATION

Director Stock Ownership Requirement

The Board maintains directors’ stock ownership guidelines, requiring, among other things, that each director accumulate and retain a minimum of Company Common Stock with a market value of five times the base retainer, or $375,000, within five years of becoming a director of the Company. A director may not sell shares of Pitney Bowes Common Stock if: a) this requirement is not met, or b) the sale of shares would mean that the director would no longer meet the requirement. Our directors’ stock ownership guidelines are available within the Governance Principles on our Corporate Governance web-site at www.pitneybowes.com under the caption “Our Company—Leadership & Governance—Corporate Governance.”

Directors’ Deferred Incentive Savings Plan

We maintain a Directors’ Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation. Deferred amounts will be notionally “invested” in any combination of several institutional investment funds. The investment choices available to directors under this plan are the same as those offered to employees under the Company’s 401(k) plan.

Directors’ Equity Deferral Plan

Directors may elect to defer all of their equity portion of their compensation on an annual basis. Deferral of restricted stock units (RSU) defers settlement of the RSUs into Company Common Stock until termination from Board service. RSU awards, whether deferred or not, vest on the first anniversary of the award. Deferred RSUs continue to receive dividend equivalents. Deferred RSUs do not have any voting rights until converted into Common Stock. Deferred RSUs are converted into Company Common Stock upon the expiration of 90 days following termination of Board service.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR 2022

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Anne M. Busquet	103,500	100,000	5,623	209,123
Robert M. Dutkowsky	94,500	100,000	3,645	198,145
Anne Sutherland Fuchs(4)	31,933	0	675	32,607
Mary J. Steele Guilfoile	96,000	100,000	8,645	204,645
S. Douglas Hutcheson	102,000	100,000	22,159	224,159
Michael I. Roth	196,000	100,000	6,145	302,145
Linda S. Sanford	108,000	100,000	3,645	211,645
David L. Shedlarz	108,000	100,000	6,550	214,550
Sheila A. Stamps	97,500	100,000	3,645	201,145

(1)

Each non-employee director receives an annual retainer of $75,000 ($18,750 per quarter). The Non-Executive Chair receives an additional annual retainer of $100,000 ($25,000 per quarter). Each committee member receives the following annual retainer: $12,000 for Audit, $10,500 for Executive Compensation and $9,000 each for Finance and Governance. The committee chairs receive an additional retainer of equal amounts for their respective committees.

(2)

Represents the grant date fair value of 19,802 restricted stock units granted on May 2, 2022. The number of restricted stock units was derived by dividing $100,000 by $5.05, the closing price on May 2, 2022 on the New York Stock Exchange. Neither restricted stock nor stock options were awarded to non-employee directors during 2022. See Note 20 “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for the valuation assumptions used in determining the fair value of equity grants. Since the Company does not issue fractional shares, total shares issued to non-employee directors are determined by dividing $100,000 by the closing share price on May 2, 2022 and rounding to the nearest whole number.

(3)

During 2022, dividend equivalents were paid quarterly in cash to non-employee directors with respect to (a) the first quarter on the award of 13,495 restricted stock units granted in May 2021 and (b) the second, third and fourth quarter on the 19,802 restricted stock units granted in May 2022. In addition, with respect to Ms. Busquet and Messrs. Hutcheson and Shedlarz, dividend equivalents were paid with respect to the vested restricted stock units previously deferred. The Company matches individual contributions by non-employee directors made through the Company’s charitable giving campaign. For Mr. Roth the amount shown in this column includes a Company match of $2,500 and for Ms. Guilfoile, the amount shown in this column includes a Company match of $5,000.

(4)	Ms. Fuchs ceased serving as a member of the Board following the 2022 annual meeting of stockholders.

RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Relationships and Related-Person Transactions

The Board has a written “Policy on Approval and Ratification of Related-Person Transactions” which states that the Governance Committee is responsible for reviewing and approving any related person transactions between the Company and its directors, nominees for director, executive officers, beneficial owners of more than five percent of any class of the Company’s voting stock and their “immediate family members” as defined by the rules and regulations of the SEC. The Board amended its policy in the Fall of 2021 to reflect recent changes in NYSE listed Company rules.

Under the related-person transaction approval policy, any newly proposed transaction between the Company and a related person must be submitted to the Governance Committee for approval if the amount involved in the transaction or series of transactions is greater than $120,000. Any related-person transactions for which advance review is not reasonably feasible that have not been pre-approved by the Governance Committee must be submitted for review as soon as they are identified. The Governance Committee shall approve or ratify, as applicable, a related-person transaction if the Governance Committee determines such transaction to be fair and reasonable to the Company and not inconsistent with the interests of the Company and its stockholders. Ongoing related-person transactions are reviewed on an annual basis. The material facts of the transaction and the related person’s interest in the transaction must be disclosed to the Governance Committee. The Governance Committee prohibits any related-person transaction (including those deemed pre-approved by the Governance Committee, as further described below) if it determines the related-person transaction to be inconsistent with the interests of the Company and its stockholders. It is the expectation and policy of the Board that any related-person transactions will be at arms’ length and on terms that are fair to the Company and not inconsistent with the interests of Pitney Bowes and its stockholders.

If the proposed transaction involves a related person who is a Pitney Bowes director or an immediate family member of a director, that director may not participate in the deliberations or vote regarding approval or ratification of the transaction but may be counted for the purposes of determining a quorum.

The following related-person transactions do not require approval and we have determined that each will be deemed pre-approved by the Governance Committee:

1.

Any transaction with another company with which a related person’s only relationship is as an employee or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount invested does not exceed the greater of $1 million or two percent of that company’s consolidated gross revenues;

2.

A relationship with a firm, corporation or other entity that engages in a transaction with Pitney Bowes where the related person’s interest in the transaction arises only from his or her position as a director or limited partner of the other entity that is party to the transaction;

3.

Any charitable contribution by Pitney Bowes to a charitable organization where a related person is an officer, director or trustee, if the aggregate amount involved does not exceed the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues;

4.	Any transaction involving a related person where the rates or charges involved are determined by competitive bids; and,

5.	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The Governance Committee may delegate authority to approve related-person transactions to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any approval or ratification decisions to the Governance Committee at its next scheduled meeting.

There were no such transactions in 2022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Compensation Committee Interlocks and Insider Participation

During 2022, there were no Executive Compensation Committee interlocks and no insider participation in Executive Compensation Committee decisions that were required to be reported under the rules and regulations of the Exchange Act. The following individuals were members of the Executive Compensation Committee during 2022: Anne Busquet, Robert Dutkowsky, Linda Sanford and Sheila A. Stamps.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

Beneficial Ownership of Company Stock

The following table sets forth the number of shares of Common Stock reported to be beneficially owned by (i) each of our directors and director nominees, and each executive officer named in the Summary Compensation Table (NEOs) and (ii) all directors, director nominees and executive officers as a group. Information reported with respect to our directors, director nominees and executive officers is based on ownership as of the close of business on March 10, 2023 (the Record Date for the Annual Meeting).

Title of Class of Stock	Name of Beneficial Owner	Shares Deemed to be Beneficially Owned(1)(2)(3)(4)		Options Exercisable Within 60 days(4)	% of Class
Common	Steven D. Brill	0	(5)	0	*
Common	Anne M. Busquet	142,064		29,690	*
Common	Robert M. Dutkowsky	109,617		19,802	*
Common	Mary J. Steele Guilfoile	123,552		19,802	*
Common	S. Douglas Hutcheson	130,002		115,746	*
Common	Michael I. Roth	168,698		19,802	*
Common	Linda S. Sanford	156,703		19,802	*
Common	David L. Shedlarz	151,821		37,700	*
Common	Sheila A. Stamps	65,636		19,802	*
Common	Darrell Thomas	0	(5)	0	*
Common	Marc B. Lautenbach(6)	5,291,512		5,038,924	2.9%
Common	Ana Maria Chadwick(7)	89,911		45,315	*
Common	Jason C. Dies(8)	761,413		561,066	*
Common	James Fairweather(9)	365,415		189,823	*
Common	Daniel J. Goldstein(10)	720,265		637,125	*
Common	All executive officers and directors as a group (17)	9,192,390		7,486,128	5.0%

*	Less than 1% of Pitney Bowes Inc. Common Stock.
(1)

These shares represent Common Stock beneficially owned as of March 10, 2023 (the Record Date for the Annual Meeting) and shares for which such person has the right to acquire beneficial ownership within 60 days thereafter. To our knowledge, none of these shares are pledged as security. There were 175,315,880 shares of our Common Stock outstanding as of March 10, 2023.

(2)	Other than with respect to ownership by family members, the reporting persons have sole voting and investment power with respect to the shares listed.
(3)	Includes shares that are held indirectly through the Pitney Bowes 401(k) Plan.
(4)

The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of March 10, 2023 by exercising outstanding stock options or through the conversion of restricted stock units into securities. Amounts in this column are also included in the column “Shares Deemed to be Beneficially Owned.”

(5)	In connection with their appointment to the Board, Messrs. Brill and Thomas each received RSU grants of 3,725 RSUs March 2, 2023. These RSUs will not vest until March 2, 2024.
(6)

Mr. Lautenbach’s total includes four open market purchases of company stock using his personal funds: (i) 11,100 shares (approximately $100,122) made in May 2018 (ii) 4,739 shares (approximately $70,015) made in November 2016 (iii) 12,007 shares (approximately $250,000) made in October 2015 and (iv) 66,000 shares (approximately $1,000,000) made in May 2013.

(7)

Ms. Chadwick’s total includes two open market purchases of company stock using her personal funds: (i) 2,500 shares (approximately $18,781) made in May 2021 and (ii) 9,800 shares (approximately $49,882) made in February 2022.

(8)	Mr. Dies’ total includes one open market purchase of company stock using his personal funds: 3,600 shares (approximately $20,592) made in May 2019.
(9)	Mr. Fairweather’s total includes one open market purchase of company stock using his personal funds: 4,335 shares (approximately $14,823) made in August 2022.
(10)

Mr. Goldstein’s total includes three open market purchases of company stock using his personal funds: (i) 3.013 shares (approximately $10,000) made in July 2022 (ii)1,670 shares (approximately $24,699) made in November 2016 and (iii) 1,850 shares (approximately $25,049) made in May 2012.

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table sets forth the number of shares owned by the persons or groups known to the Company to be the beneficial owners of more than five percent of any class of the Company’s voting securities are reflected in the chart below. The following information is based solely upon Schedules 13D, 13G and amendments thereto filed by the entities shown with the SEC as of the date appearing below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	18,227,445(2)	10.4%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,119,604(3)	9.8%
Entities associated with Hestia Capital Partners, LP(4) 175 Brickyard Road, Suite 200 Adams Township, Pennsylvania 16046	14,633,500(5)	8.3%

(1)	There were 175,315,880 shares of our Common Stock outstanding as of March 10, 2023 (the Record Date for the Annual Meeting).

(2)

As of December 31, 2022, The Vanguard Group, Inc. disclosed sole voting power with respect to 0 shares, shared voting power with respect to 286,021 shares, sole dispositive power with respect to 17,791,751 shares and shared dispositive power with respect to 435,694 shares. The Aggregate amount beneficially owned by each reporting person was 18,227,445 shares. The foregoing information is based on a Schedule 13G filed with the SEC on February 09, 2023.

(3)

As of December 31, 2022, BlackRock, Inc. disclosed sole voting power with respect to 16,973,052 shares and sole dispositive power with respect to 17,119,604 shares. The Aggregate amount beneficially owned by each reporting person was 17,119,604 shares. The foregoing information is based on a Schedule 13G filed with the SEC on January 24, 2023.

(4)	Includes Hestia Capital Partners, LP; Helios I, LP; Hestia Capital Partners GP, LLC; Hestia Capital Management, LLC; and Kurtis J. Wolf.

(5)

As of March 6, 2023, Hestia Capital Partners, LP disclosed shared voting power with respect to 4,525,000 shares and shared dispositive power with respect to 4,525,000 shares. The aggregate amount beneficially owned by each reporting person was 4,525,000 shares. As of March 6, 2023, Helios I, LP disclosed shared voting power of 9,430,000 shares and shared dispositive power of 9,430,000 shares. The aggregate amount beneficially owned by each reporting person was 9,430,000 shares. As of March 6, 2023, Hestia Capital Partners GP, LLC disclosed shared voting power of 13,955,000 shares and shared dispositive power of 13,955,000 shares. The aggregate amount beneficially owned by each reporting person was 13,955,000 shares. As of March 6, 2023, Hestia Capital Management, LLC disclosed shared voting power of 14,633,500 shares and shared dispositive power of 14,633,500 shares. The aggregate amount beneficially owned by each reporting person was 14,633,500 shares. As of March 6, 2023, Kurtis J. Wolf disclosed shared voting power of 14,633,500 shares and shared dispositive power of 14,633,500 shares. The aggregate amount beneficially owned by each reporting person was 14,633,500 shares. The total aggregate amount beneficially owned by all reporting entities associated with Hestia Capital Partners, LP was 14,633,500 shares. The foregoing information is based on a Schedule 13D/A filed with the SEC on January 24, 2023.

To the knowledge of the Company, there were no delinquent Section 16(a) reports filed during the fiscal year ended December 31, 2022 by any director, officer, or beneficial owner of more than 10 percent of the Company’s stock.

OTHER INFORMATION

Other Information

Other Business

We are not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the individuals named in the enclosed proxy to vote the shares of Common Stock they represent in accordance with their judgment.

Costs of the Solicitation

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of our Board with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

The Company has retained Morrow Sodali LLC (“Morrow Sodali”) to solicit proxies. Under our agreement with Morrow Sodali, Morrow Sodali will receive a fee of up to $1.25 million plus the reimbursement of reasonable expenses. Morrow Sodali expects that approximately 45 of its employees will assist in the solicitation. The Company also agreed to indemnify Morrow Sodali against certain liabilities relating to, or arising out of, its retention. Morrow Sodali will solicit proxies by mail, telephone, facsimile and email. Our aggregate expenses, including those of Morrow Sodali, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $5.5 million, of which approximately $2.3 million has been incurred as of the date of this Proxy Statement.

Householding of Annual Meeting Materials

Stockholders with multiple accounts who have elected to receive printed copies of proxy materials and share the same last name and household mailing address will receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any stockholder who would like to receive separate copies of our proxy materials may email or write us at the following address, and we will promptly deliver them. Alternatively, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please call, email or write us at the address of the Company’s principal executive offices:

Pitney Bowes Inc.

3001 Summer Street

Stamford, Connecticut 06926

Attention: Investor Relations

investorrelations@pb.com

Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

Stockholder Proposals and Nominations for the 2024 Annual Meeting

Nomination of Director Candidates: Stockholders may nominate candidates to serve on the Board. Our By-laws require stockholders seeking to make a director nomination to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver

OTHER INFORMATION

notice of a nomination to us no earlier than January 10, 2024 and no later than the close of business on February 9, 2024 in order to nominate a candidate for director at our 2024 Annual Meeting. The notice must contain the information required by our By-laws, and should be addressed to: Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut 06926, Attention: Corporate Secretary.

Rule 14a-8 Stockholder Proposals: To be considered for inclusion in our proxy statement for the 2024 Annual Meeting, the Company must receive notice of a stockholder proposal on or before November 14, 2024. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut 06926, Attention: Corporate Secretary.

Non-Rule 14a-8 Stockholder Proposals: If you intend to present a proposal at an annual meeting other than by submitting a stockholder proposal for inclusion in our proxy statement for that meeting, our By-laws require you to give notice at least 90 days, but no more than 120 days, prior to the date of the first anniversary of the preceding year’s annual meeting. As a result, you must deliver notice of a proposal to us no earlier than January 10, 2024 and no later than the close of business on February 9, 2024 in order to present it at the 2024 Annual Meeting. The notice must contain the information required by our By-laws, and should be addressed to: Pitney Bowes Inc., 3001 Summer Street, Stamford, Connecticut 06926, Attention: Corporate Secretary.

In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2024. If the 2024 Annual Meeting changes by more than 30 calendar days from the date of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following public announcement by the Company of the date of the 2024 Annual Meeting.

Communications with our Directors

All interested parties, including our stockholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the Corporate Secretary, by email or to the Company’s principal executive offices:

Pitney Bowes Inc.

3001 Summer Street

Stamford, Connecticut 06926

Attention: Corporate Secretary

investorrelations@pb.com

Communications may be addressed to an individual director (including our Chair), or to the non-management directors.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Forward-Looking Statements

Certain statements in this Proxy Statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and

OTHER INFORMATION

our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with stockholder activism.

By order of the Board of Directors,

Daniel J. Goldstein

Executive Vice President,

Chief Legal Officer and Corporate Secretary

APPENDIX A; ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Appendix A: Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of our Board, the Company’s Nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names, ages and principal occupations of the Company’s directors and director nominees who are Participants, please see “Proposal 1: Election of Directors” beginning on page 43 of this Proxy Statement.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement, the business address for the Company’s directors and director nominees is c/o Pitney Bowes, Inc., 3001 Summer Street, Stamford, CT, 06926.

Officers

The executive officers of the Company who are participants are Marc Lautenbach, Ana Maria Chadwick and Daniel Goldstein. The business address for these Participants is c/o Pitney Bowes, Inc., 3001 Summer Street, Stamford, CT, 06926. For information on the principal occupations of these Participants, please see “Information About Our Executive Officers” on page 57 of this Proxy Statement.

Information Regarding Ownership of the Company’s Securities by Participants

For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors, director nominees or NEOs, please see “Beneficial Ownership of Company Stock” on page 108 of this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from March 10, 2021 through March 10, 2023. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code
Steven D. Brill	03/02/2023	3,725	A	A
Anne M. Busquet	05/02/2022 04/29/2022 04/29/2022 05/03/2021 04/30/2021 04/30/2021	19,802 13,495 13,495 13,495 33,784 33,784	A A D A A D	A A M A A M
Robert M. Dutkowsky	05/02/2022 04/29/2022 04/29/2022 05/03/2021 04/30/2021 04/30/2021	19,802 13,495 13,495 13,495 33,784 33,784	A D A A A D	A M A A A M
Mary J. Steele Guilfoile	08/15/2022 05/02/2022 04/29/2022 04/29/2022 05/03/2021 04/30/2021 04/30/2021	25,000 19,802 13,495 13,495 13,495 33,784 33,784	A A D A A A D	P A M A A A M

APPENDIX A; ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code
S. Douglas Hutcheson	05/02/2022 05/03/2021	19,802 13,495	A A	A A
Michael I. Roth	05/02/2022 04/29/2022 04/29/2022 05/03/2021 04/30/2021 04/30/2021	19,802 13,495 13,495 13,495 33,784 33,784	A D A A A D	A M A A A M
Linda S. Sanford	05/02/2022 04/29/2022 04/29/2022 05/03/2021 04/30/2021 04/30/2021	19,802 13,495 13,495 13,495 33,784 33,784	A D A A A D	A M A A A M
David L. Shedlarz	05/02/2022 05/03/2021 04/30/2021 04/30/2021	19,802 13,495 33,784 33,784	A A D A	A A M A
Sheila A. Stamps	09/07/2022 05/02/2022 04/29/2022 04/29/2022 08/31/2021 08/31/2021 05/03/2021	20,000 19,802 13,495 13,495 11,859 11,859 13,495	A A A D A D A	P A A M M A A
Darrell Thomas	03/02/2023	3,725	A	A
Marc Lautenbach	02/21/2023 02/21/2023 02/21/2023 02/14/2023 03/10/2022 03/10/2022 03/10/2022 02/15/2022 02/11/2022 02/11/2022 02/11/2022	3,625 3,625 3,625 643,836 1,754 1,754 1,754 574,338 21,413 21,413 21,413	A D D A A D D A A D D	M F M A M F M A, C M F M
Ana Maria Chadwick	02/16/2023 02/16/2023 02/16/2023 02/14/2023 03/08/2022 03/08/2022 03/08/2022 02/16/2022 02/16/2022 02/16/2022 02/15/2022 02/09/2022 05/03/2021	18,768 7,046 18,768 114,155 9,395 2,945 9,395 18,769 6,561 18,769 101,833 9,800 2,500	A D D A A D D A D D A A A	M F M A M F M M F M A, C P P

APPENDIX A; ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code
Daniel Goldstein	02/21/2023 02/21/2023 02/21/2023 02/14/2023 07/29/2022 03/08/2022 03/08/2022 03/08/2022 02/15/2022 02/11/2022 02/11/2022 02/11/2022	1,364 1,364 1,364 114,155 3,013 7,892 2,474 7,892 101,833 3,352 3,352 3,352	A D D A A A D D A A D D	M F M A P M F M A, C M F M

Transaction Descriptions:

A. K. P. S. D. F. M. G. V. C. J.

Grant, award, or other acquisition of securities from the company (such as an option)

Equity swaps and similar hedging transactions

Purchase of securities on an exchange or from another person

Sale of securities on an exchange or to another person

Sale or transfer of securities back to the company

Payment of exercise price or tax liability using portion of securities received from the company

Exercise or conversion of derivative security received from the company (such as an option)

Gift of securities by or to the insider

A transaction voluntarily reported on Form 4

Cancelled prior to vesting

Other (accompanied by a footnote describing the transaction)

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under our Certificate of Incorporation, which provides in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant:

1.    No Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our Common Stock or other securities of the Company or any parent or subsidiary of the Company;

2.    No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a Stockholder of the Company or, with respect to a director nominee, as a nominee for director; and

3.	No Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

APPENDIX A; ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit Stockholders in connection with this proxy solicitation, provided that in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

This Proxy Statement is printed entirely on recycled and recyclable paper.

GOLD PROXY Pitney Bowes, Inc. 2023 ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2023 THIS GOLD PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Marc Lautenbach and Daniel Goldstein (together, the “Proxies”), and each of them acting individually or in the absence of others, with full power of substitution and re-substitution and all powers that the undersigned would possess if personally present, as proxies to vote all of the shares of common stock of Pitney Bowes, Inc. (the “Company”) that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”) of the Company to be held virtually on May 9, 2023, at 9:00 a.m., Eastern Daylight Time. By validly executing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein, and revokes any proxy previously given by the undersigned with respect to the Annual Meeting. THIS GOLD PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE AS TO ANY ITEM, THIS PROXY WILL BE VOTED “FOR” ALL OF THE COMPANY RECOMMENDED NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” FOR PROPOSAL 4, AND, TO THE EXTENT AUTHORIZED UNDER RULE 14A-4(C) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN THE DISCRETION OF THE PROXIES NAMED HEREIN WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN YOUR GOLD PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be dated and signed on reverse side) SEE REVERSE SIDE TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE YOUR GOLD PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Notice and Proxy Statement and Annual Report are available at: www.proxyvoting.com/PBI

Pitney Bowes, Inc. THIS GOLD PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED GOLD PROXY CARD Please mark vote as indicated The Board of Directors unanimously recommends a vote “FOR” each of the Company Recommended Nominees listed in Proposal 1, “FOR” Proposal 2 and 3 and “1 YEAR” for Proposal 4. 1. Election of nine directors named in the Proxy Statement. The Board recommends you vote FOR only the 8 Company Nominees and 1 Recommended Hestia Nominee (altogether, the “Company Recommended Nominees”). COMPANY NOMINEES: FOR WITHHOLD 1a. Steven D. Brill 1b. Anne M. Busquet 1c. Robert M. (“Bob”) Dutkowsky 1d. Mary J. Steele Guilfoile 1e. Marc B. Lautenbach 1f. Linda S. Sanford 1g. Sheila A. Stamps 1h. Darrell Thomas Hestia Nominee RECOMMENDED by the Company 1i. Katie May Hestia nominees OPPOSED by the Company FOR WITHHOLD 1j. Milena Alberti-Perez 1k. Todd Everett 1l. Lance Rosenzweig 1m. Kurt Wolf Instructions for Proposal 1: While you may mark instructions to any or all of the nominees, you may mark a vote “FOR” only nine nominees in total. You are permitted to vote for fewer than nine nominees. If you vote “FOR” fewer than nine nominees, your shares will only be voted “FOR” those nominees you have marked. If you vote “FOR” more than nine nominees, your elections in Proposal 1 will be invalid and, depending on your broker, bank, or other nominee through which you hold shares, your votes on all other proposals before the Annual Meeting may also be invalid. The Board of Directors recommends you vote FOR the following Proposals: 2. Ratification of the Audit Committee’s appointment of FOR AGAINST ABSTAIN PricewaterhouseCoopers LLP as our independent registered public accountants for 2023; and FOR AGAINST ABSTAIN 3. Non-binding advisory vote to approve executive compensation. The Board of Directors recommends you vote “1 YEAR” on the following Proposal: 4. Non-binding advisory vote on the frequency of future 1 YEAR 2 YEAR 3 YEAR ABSTAIN advisory votes to approve executive compensation. We will also transact any other business that may properly come before the meeting, and any adjournment, postponement, or continuation of the meeting. Date (Signature) (Signature if held jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in full partnership name by an authorized person. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE YOUR GOLD PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED TO AUTHORIZE YOUR PROXY BY INTERNET Your internet proxy authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your GOLD proxy card. AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/PBI. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. Internet and Telephone voting is available through 11:59 P.M. CONTROL NUMBER Eastern Daylight Time on May 8, 2023. for Telephone/Internet Proxy Authorization